Exhibit 10.1

DRAW DOWN NOTE PURCHASE

AND CONTINUING COVENANT AGREEMENT

dated as of

September 4, 2025

among

SKY HARBOUR CAPITAL II LLC,

and the other borrowers from time to time party hereto, as Borrower the Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

as Sole Bookrunner and Sole Lead Arranger

i

ARTICLE XI Cross-Guaranty		127
SECTION 11.01.	Cross-Guaranty	127
SECTION 11.02.	Waivers by Borrowers	127
SECTION 11.03.	Benefit of Guaranty	127
SECTION 11.04.	Waiver of Subrogation, Etc	128
SECTION 11.05.	Liability Cumulative	128

SCHEDULES:

Schedule 2.01	–	Commitments
Schedule 3.06	–	Disclosed Matters
Schedule 3.17(i)	–	Subsidiaries
Schedule 3.17(ii)	–	Organizational Chart
Schedule 4.01	–	Permits
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.06	–	Existing Investments
Schedule 6.09	–	Existing Restrictions

EXHIBITS:

Exhibit A	–	Form of Joinder Agreement
Exhibit B	–	Form of Borrowing Base Certificate
Exhibit C	–	Form of Purchase Request
Exhibit D	–	Form of Interest Election Request
Exhibit E	–	Form of Compliance Certificate
Exhibit F	–	Form of Assignment and Assumption
Exhibit G-1	–	U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit G-2	–	U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit G-3	–	U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit G-4	–	U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)

v

DRAW DOWN NOTE PURCHASE

AND CONTINUING COVENANT AGREEMENT

This DRAW DOWN NOTE PURCHASE AND CONTINUING COVENANT AGREEMENT dated as of September 4, 2025 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among SKY HARBOUR CAPITAL II LLC, a Delaware limited liability company (“SH Capital II LLC”), and the other borrowers from time to time party hereto pursuant to one or more Joinder Agreements (together with SH Capital II LLC, collectively, the “Borrowers” and, individually, each a “Borrower”), the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A. (in such capacity, together with its successors and assigns, the “Administrative Agent”).

RECITALS

WHEREAS, the Public Finance Authority, a unit of government and a body corporate and politic under the laws of the State of Wisconsin (the “Issuer”), is issuing as of the date hereof its Public Finance Authority Revenue Notes, Sky Harbour Obligated Group II Issue, Series 2025, in an aggregate principal amount of up to $200,000,000 (the “Series 2025 Notes”), and may issue from time to time such Additional Notes (as defined in the hereinafter defined Notes Agreement) in favor of the Borrowers (the “Additional Notes”), in the aggregate principal amount not to exceed $200,000,000 (the Series 2025 Notes and the Additional Notes, as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof and hereof, are collectively referred to herein as the “Notes”);

WHEREAS, the Notes are being issued pursuant to a Loan and Security Agreement dated as of September 1, 2025 (as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof and hereof, the “Notes Agreement”), by and among the Issuer, the Borrowers and the Administrative Agent on behalf of the Lenders; and

WHEREAS, the Borrowers have requested that the Lenders (as hereinafter defined) extend credit to the Borrowers, jointly and severally, from time to time in the form of a term loan credit facility which shall be made available through the purchase of the Notes, in an aggregate principal amount not exceeding $200,000,000 at any one time outstanding, subject to increase in accordance with Section 2.22, and the Lenders are prepared to extend such credit upon the terms and conditions hereof.

NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2021 PAB Trust Indenture” means the Trust Indenture dated as of September 1, 2021, between the Public Finance Authority and The Bank of New York Mellon, as bond trustee, with respect to the 2021 PABs.

“2021 PAB Loan Agreement” means the Loan Agreement dated as of September 1, 2021, between the Public Finance Authority and certain Sky Harbour entities, with respect to the 2021 PABs.

“2021 PABs” means the Public Finance Authority Senior Special Facility Revenue Bonds (Sky Harbour Capital LLC Aviation Facilities Project), Series 2021, originally issued in the principal amount of $166,340,000.

“ABR,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Borrowing Interest Rate” has the meaning assigned to it in Section 2.13(a).

“Accepting Lender” has the meaning assigned to it in Section 2.22(c).

“Acknowledgment to Collateral Assignment” means an Acknowledgment delivered by a party to a Material Project Contract as required under a Collateral Assignment of Material Agreements and as amended from time to time.

“Acquisition” means any transaction, or series of related transactions, by which a Borrower acquires any Project that is to be designated as an Eligible Project.

“Additional Commitment Amount” has the meaning assigned to it in Section 2.22(a).

“Additional Commitment Notice” has the meaning assigned to it in Section 2.22(a).

“Additional Insolvency Opinion” has the meaning assigned to such term in Section 5.20.

“Additional Notes” has the meaning assigned to such term in the recitals to this Agreement.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent to the Borrower Representative or any Lender, as the context requires.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Contractors” means Ascend Aviation Services LLC, a Delaware limited liability company, and Stratus Building Systems Inc., a Texas corporation, each an Affiliate of the Borrowers; and each individually is referred to as an “Affiliate Contractor.”

“Agent-Related Person” has the meaning assigned to it in Section 9.03(d).

“Agreement” has the meaning specified in introductory paragraph hereof.

“Airport Authority” means a Governmental Authority responsible for the operation, management, and oversight of one or more airports and having the legal authority to acquire, construct, maintain, improve, and regulate airport facilities and related services.

“ALTA” means the American Land Title Association/American Congress on Surveying and Mapping.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1%, and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that, for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.0%, such rate shall be deemed to be 1.0% for purposes of this Agreement.

“Ancillary Document” has the meaning assigned to it in Section 9.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrowers or any of their respective Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Factor” means eighty percent (80%) per annum.

“Applicable Parties” has the meaning assigned to it in Section 8.03(c).

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that, in the case of Section 2.20 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Term Benchmark Loan, as the case may be, the applicable rate per annum set forth below under the caption “ABR Loan Spread” and “Term Benchmark Loan Spread,” as the case may be:

ABR Loan Spread	Term Benchmark Loan Spread
1.00%	2.00%

“Approved Borrower Portal” has the meaning assigned to it in Section 8.10(a).

“Approved Counterparty” means (a) any Lender or any Affiliate of a Lender, (b) any other Person if such Person (or its credit support provider with respect to its Swap Agreements with any of the Borrowers) has a long term senior unsecured debt rating that is A-/A3 by S&P or Moody’s (or their equivalent) or higher or (c) any other Person reasonably acceptable to the Administrative Agent.

“Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a).

“Approved Eligible Project” has the meaning set forth in Section 2.04(b).

“Approved Fund” has the meaning assigned to it in Section 9.04(b).

“Arranger” means JPMorgan Chase Bank, N.A. in its capacity as sole bookrunner and sole lead arranger hereunder.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit F or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Availability Period” means, with respect to each Borrowing Base Project, the period from and including the date such Approved Eligible Project is admitted as a Borrowing Base Project on or after the Effective Date to but excluding the earlier of (a) the Availability Period End Date for such Borrowing Base Project and (b) the Maturity Date and the date of termination of the Commitments.

“Availability Period End Date” means, with respect to each Borrowing Base Project, the final date as determined in writing by the Administrative Agent and as notified by the Administrative Agent to the Borrower Representative for any Loans and Borrowings with respect to the payment of Project Costs with respect to such Borrowing Base Project in accordance with the final paragraph of Section 2.04(c).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

“BA Group Feasibility Study” means the Sky Harbour Private Hangar Portfolio Feasibility Study dated August 4, 2025, prepared by BA Group Consulting, relating to the Borrowing Base Projects existing as of the Effective Date and the proposed Eligible Projects located at Addison Airport, Dallas Texas; Bradley International Airport, Hartford, Connecticut; Salt Lake City International Airport, Salt Lake City, Utah; Camarillo Airport, Camarillo, California; Hudson Valley Regional Airport, Wappingers Falls, New York; Orlando Executive Airport, Orlando, Florida; Washington Dulles International Airport, Washington, D.C.; Trenton Mercer Airport, Trenton, New Jersey; and Chicago Executive Airport, Wheeling, Illinois.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any one of the following bank services to any of the Borrowers or any Loan Party by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debt scheme or arrangement, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of the Borrowers, jointly or severally, or any Loan Party, whether absolute or contingent and howsoever and whensoever created, arising, evidenced of acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Case Projections” means, with respect to each Eligible Project, the financial model that is a projection of operating results for such Eligible Project over a period ending no sooner than the fifth (5th) anniversary of the date such Eligible Project is admitted as a Borrowing Base Project, showing, at a minimum, the Borrower Representative’s reasonable good faith estimates of revenues, operating and maintenance expenses, Maintenance Capital Expenditures and sources and uses of revenues over the projection period.

“Benchmark” means, initially, with respect to any Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)    the Adjusted Daily Simple SOFR; or

(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Representative for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of purchase requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Bond Counsel” means Greenberg Traurig, LLP or any other firm of attorneys nationally recognized on the subject of tax-exempt municipal finance selected by the Borrower Representative and reasonably acceptable to the Administrative Agent.

“Borrower” has the meaning set forth in the introductory paragraph hereof.

“Borrowers” has the meaning set forth in the introductory paragraph hereof.

“Borrower Representative” has the meaning assigned to it in Section 10.01 hereof.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means, as of any date of determination, an amount equal to 65% of the Borrowing Base Value.

“Borrowing Base Certificate” means a certificate of a Financial Officer of the Borrower Representative, in the form of Exhibit B.

“Borrowing Base Value” means, as of any date of determination, the sum of (a) the aggregate Project Costs for all Borrowing Base Projects; provided that with respect to Brownfield Projects, the Borrowing Base Value of such Projects as a component of the total Borrowing Base Value shall instead be based upon the aggregate Net Purchase Price for all such Approved Eligible Projects, (b) the amount on deposit in the Debt Service Reserve Fund, and (c) the amount on deposit in the Ramp Up Reserve Fund, and (d) all transaction costs and fees paid by or on behalf of any of the Borrowers in connection with the foregoing, in each case, paid from Loan proceeds.

“Borrowing Base Projects” means, collectively, each Project identified on Schedule 2.04 as of the Effective Date and each Approved Eligible Project admitted as a Borrowing Base Project after the Effective Date pursuant to Section 2.04(c), in each case, that has not been (a) subtracted as a Borrowing Base Project pursuant to Section 2.04(d), or (b) disqualified as a Borrowing Base Project pursuant to Section 2.04(e); the Borrowing Base Projects are individually referred to as a “Borrowing Base Project”.

“Brownfield Project” means a Project which is being acquired, rehabilitated or expanded on real property that is already occupied by a permanent structure.

“Budgeted Operating Costs” means operating expenses of a Borrower as set forth in the Projections of such Borrower delivered to the Administrative Agent pursuant to Section 5.01(g) herein.

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be any such day that is only a U.S. Government Securities Business Day in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate.

“Camarillo Airport Project” means the 121,171 square foot Project owned and operated by Camarillo LP located at the Camarillo Airport in Camarillo, California.

“Camarillo LP” means CloudNine at Camarillo Limited Partnership, a California limited partnership.

“Capital Expenditures” means, without duplication, any expenditure for any purpose or other acquisition of any asset, or any improvement, replacement or substitution thereof, which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrowers prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capitalized Interest End Date” means the earlier of the date that is (i) September 4, 2028, or (ii) the date on which the Initial Projects (as defined in the Master Indenture) have achieved substantial completion, and all moneys held in the Facility Surplus Fund are available to be remitted to (or upon the direction of) the Group Representative (as defined in the Master Indenture), in accordance with Section 5.11 of the Master Indenture in effect as of the Effective Date.

“Carveout Guaranty” means that certain Nonrecourse Carveout Guaranty dated as of the date hereof, made by the Sponsor in favor of the Administrative Agent for the benefit of the Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof and hereof.

“Change in Control” means (a) (i) Sky Harbour LLC shall cease to own, directly or indirectly, beneficially or of record, free and clear of all Liens or other encumbrances, 100% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Sky Harbour Holdings II LLC on a fully diluted basis, or (ii) any Person, other than Sky Harbour LLC, shall acquire direct or indirect Control of Sky Harbour Holdings II LLC, (b) (i) Sky Harbour Holdings II LLC shall cease to own, directly or indirectly, beneficially or of record, free and clear of all Liens or other encumbrances, 100% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of SH Capital II LLC on a fully diluted basis, or (ii) any Person, other than Sky Harbour Holdings II LLC, shall acquire direct or indirect Control of SH Capital II LLC, and (c) (i) SH Capital II LLC shall cease to own, free and clear of all Liens (other than in favor of the Administrative Agent) or other encumbrances, directly or indirectly, beneficially or of record, 100% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of each of the other Borrowers on a fully diluted basis, or (ii) any Person, other than SH Capital II LLC, shall acquire direct or indirect Control of any of the other Borrowers.

“Change in Law” means the occurrence after the date of this Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to it in Section 9.14.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all property owned, leased or operated by a Person covered by the Security Documents and any and all other property of all or any of the Borrowers or any other Loan Party, now existing or hereafter acquired, that may at any time be, become or be intended to be, subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Lenders and other Secured Parties, to secure the Secured Obligations.

“Collateral Assignments of Material Agreements” means each Collateral Assignment of Material Agreements, from a Borrower to the Administrative Agent, on behalf of the Secured Parties, as amended from time to time.

“Commitment” means, with respect to each Lender, the amount set forth on Schedule 2.01 opposite such Lender’s name, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(i)(C), pursuant to which such Lender shall have assumed its Commitment, as applicable, and giving effect to (a) any reduction in such amount from time to time pursuant to Section 2.01 or Section 2.09, (b) any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 or (c) increased from time to time pursuant to Section 2.01 or Section 2.22; provided, that at no time shall the Credit Exposure of any Lender exceed its Commitment. The initial aggregate amount of the Lenders’ Commitments is $200,000,000.

“Commitment Fee Rate” means, for any day, with respect to the commitment fees payable hereunder, the applicable rate per annum set forth below under the caption “Commitment Fee Rate,” based upon the Borrowers’ Total Commitment Utilization in effect for each such day during each such Quarterly Period:

Category	Total Commitment Utilization	Commitment Fee Rate
1	≥ 75%	0.35%
2	<75% but ≥ 50%	0.45%
3	<50%	0.55%

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to it in Section 8.03(c).

“Compliance Certificate” has the meaning assigned to it in Section 5.01(d).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Consolidated Total Indebtedness” means, as of any date of determination, the aggregate amount of all Indebtedness of the Borrowers minus any contingent Swap Agreement Obligations on such date determined on a consolidated basis.

“Construction Contract” has the meaning assigned to such term in Section 2.04(b)(xii).

“Construction Monitor” means BTY US LLC or any other independent engineering firm selected by the Administrative Agent.

“Construction Monitoring Agreement” means a Construction Monitoring Agreement, between the Administrative Agent and the Construction Monitor, as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof.

“Contributed Equity” means the deemed equity contribution represented by the appraised value of the Camarillo Airport Project (equal to $32,109,000) on the date such project is accepted in writing by the Administrative Agent as a Borrowing Base Project following the satisfaction of the requirements in Section 2.04, plus all amounts subsequently expended by or on behalf of a Borrower from sources other than Loans funded hereunder on Project Costs of the related Approved Eligible Project added to the Borrowing Base.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i)      a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)     a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.18.

“Credit Exposure” means, with respect to any Lender at any time, the aggregate principal amount of Loans and unused Commitments of such Lender at such time.

“Credit Party” means the Administrative Agent or any Lender.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers or the Borrower Representative. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Debt Service” means, for any period the same is to be determined, the sum of all regularly scheduled principal and interest payments on the Loans.

“Debt Service Coverage Ratios” means the Historical Debt Service Coverage Ratio and the Projected Debt Service Coverage Ratio.

“Debt Service Reserve Fund Requirement” means, as of the Effective Date and with respect to each date of calculation, an amount equal to six (6) months of principal and projected interest on the Loans (using an assumed rate equal to the average of the interest rates on the Loans over the previous 3 months), based upon the outstanding principal amount of the Loans and projected interest of such outstanding amounts and assuming that the total outstanding principal amount of the Loans shall amortize over a 20-year period, with equal monthly payments of such principal for such 20-year period. The Debt Service Reserve Fund Requirement will be recalculated upon any subtractions or disqualifications of Approved Eligible Projects from the Borrowing Base pursuant to Section 2.04(c), (d) or (e).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means, (a) with respect to Loans comprising each ABR Borrowing, the ABR Borrowing Interest Rate plus three percent (3%), (b) with respect to Loans comprising each Term Benchmark Borrowing, the Term Benchmark Borrowing Interest Rate plus three percent (3%); and (c) with respect to any other Obligation, a fluctuating interest rate per annum equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Rate for ABR Loans plus three percent (3%).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower Representative or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“Deposit Account Control Agreement” means, with respect to each checking, savings or other deposit account or securities account or commodities account utilized by all or any of the Borrowers or the Borrower Representative, a deposit account control agreement, accounts agreement or account and control agreement (or similarly styled agreement), by and among such applicable Borrower (or Borrower Representative), the Administrative Agent and the applicable depository bank, in form and substance satisfactory to the Administrative Agent, that gives the Administrative Agent, for the benefit of the Secured Parties, “control” (within the meaning of the applicable UCC) of such checking, savings or other deposit account and the cash or Cash Equivalents therein.

“Determination of Taxability” means separately with respect to any Note or issue of Notes, the first to occur of any of the following: (a) the date when the Borrower Representative or any Borrower files any statement, supplemental statement or other tax schedule, return or document which discloses that an Event of Taxability has occurred with respect to such Note or issue of Notes; (b) the date of delivery to the Borrower Representative and the Administrative Agent of a written legal opinion (which opinion shall not be a reasoned opinion and shall be subject to only customary assumptions and exclusions) of nationally recognized bond counsel reasonably acceptable to the Borrower Representative and the Administrative Agent to the effect that an Event of Taxability has occurred with respect to such Note or issue of Notes; (c) the date on which any change in law or regulation becomes effective or on which the Internal Revenue Service issues any private ruling, technical advice memorandum or any other written communication to the effect that an Event of Taxability has occurred with respect to such Note or issue of Notes; (d) the date on which the Borrower Representative shall receive notice from any Noteholder or former Noteholder that the Internal Revenue Service has issued a thirty-day letter or other notice which (i) asserts that the interest with respect to such Note or issue of Notes does not qualify as such exempt interest or (ii) notifies such Noteholder or former Noteholder that the Internal Revenue Service has assessed as includable in the gross income of the Noteholder or former Noteholder the interest with respect to such Note or issue of Notes due to the occurrence of an Event of Taxability with respect to such Note or issue of Notes; (d) the date when the Borrower Representative or any Borrower shall be advised in writing by the Commissioner of the Internal Revenue Service or the Director of Tax-Exempt Bonds of the Tax-Exempt and Government Entities Division of the Internal Revenue Service (or any other government official exercising the same or a substantially similar function from time to time, including an employee subordinate to one of these officers who has been authorized to provide such advice) to the effect that, based upon filings of the Borrowers, or upon any review or audit of the Borrower or upon any other ground whatsoever, an Event of Taxability with respect to such Note or issue of Notes shall have occurred; or (e) the date on which the Borrower Representative receives written notice from any Noteholder that any Borrower has, or the Issuer has taken any action inconsistent with, or has failed to act consistently with, the tax exempt status of interest with respect to such Note or issue of Notes; provided that no Determination of Taxability shall be deemed to have occurred as a result of a determination by any holder pursuant to clause (e) above unless such determination is supported by an opinion of Bond Counsel to the effect that the interest income with respect to such Note or issue of Notes does not constitute exempt interest and that such Note does not qualify for a remedial action under the applicable regulations, compliance with which would render the interest with respect to such Note or issue of Notes tax exempt.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualification Event” has the meaning assigned to such term in Section 2.04(e).

“Dollars,” “dollars” or “$” refers to lawful money of the United States of America.

“Draw Down Period” means the period of time from the Effective Date to and including the Maturity Date.

“EBITDA” means, for the Borrowers, on a Consolidated basis, without duplication, for any period, the sum of (a) Net Income for such period, plus (b) to the extent deducted in arriving at Net Income for such period, (i) federal and state income taxes, (ii) Interest Expense, and (iii) depreciation and amortization determined in accordance with GAAP for such period, plus (c) the Facility Cash Flow for such period; provided that, with respect to item (c), (i) such Facility Cash Flow has been, and remains, pledged to, and such pledge is perfected through the deposit of such funds in an account held in the name of, the Administrative Agent for the benefit of the Lenders pursuant to a Deposit Account Control Agreement (in form and substance reasonably satisfactory to the Administrative Agent), and (ii) the Initial Projects (as defined in the Master Indenture) have reached substantial completion and such substantial completion has been evidenced to the reasonable satisfaction of the Administrative Agent); provided further that, neither Upfront Tenant Lease Payments nor any other prepayment of rent under Hangar Leases shall be included in the calculation of EBITDA for any period.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Project” means either a Brownfield Project or Greenfield Project to be acquired, constructed and equipped by a Borrower, which satisfies the following requirements: (a) all or substantially all of the Project Costs for such project not to be funded from or allocated for federal income tax purposes to Contributed Equity are eligible to be financed on a tax-exempt basis, such that interest on the Notes is exempt from federal income tax under the Code, as demonstrated to the satisfaction of the Administrative Agent in its sole but reasonable discretion, (b) the real property on which such Brownfield Project or Greenfield Project (including any buildings, fixtures, improvements if any) is located on an airport site and is 100% leased by such Borrower pursuant to a Ground Lease which satisfies the following conditions: (i) has a term of not less than ten (10) years, (ii) the Ground Lessor party to such Ground Lease is an Airport Authority; and (iii) the Ground Lease is approved in writing by the Administrative Agent in its sole but reasonable discretion, (c) the leasehold property with respect to such Brownfield Project or Greenfield Project is not subject to any Lien (other than Liens granted under the Loan Documents and other than Permitted Encumbrances), and (d) such Borrower has the right to create a Lien and sell, dispose or transfer its leasehold interest in such Brownfield Project or Greenfield Project.

“Environmental Indemnity Agreement” means the Environmental Indemnity Agreement, dated as of the Effective Date, from the Borrowers to the Administrative Agent, on behalf of the Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof and hereof.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (i) the environment, (ii) preservation or reclamation of natural resources, (iii) the management, release or threatened release of any Hazardous Material or (iv) health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt securities convertible into any of the foregoing.

“Equity Issuance” means (a) (i) any issuance by SH Capital II LLC of shares of its Equity Interests to any Person that is not HoldCo Guarantor (including in connection with the exercise of options or warrants or the conversion of any debt securities to equity) and (ii) any capital contribution from any Person that is not SH Capital II LLC into SH Capital II LLC or any Subsidiary thereof and (b) (i) any issuance by a Borrower of shares of its Equity Interests to any Person that is not SH Capital II LLC (including in connection with the exercise of options or warrants or the conversion of any debt securities to equity) and (b) any capital contribution from any Person that is not a Borrower into such Borrower or any Subsidiary thereof. The term “Equity Issuance” shall not include (A) any Disposition, (B) any issuance of Indebtedness, or (C) any Extraordinary Receipts.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrowers, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any of the Borrowers or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any of the Borrowers or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any of the Borrowers or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrowers or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by any of the Borrowers or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any of the Borrowers or any ERISA Affiliate of any notice, concerning the imposition upon any of the Borrowers or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Estoppel, Recognition Agreement, and Consent” means a certificate, in form and substance satisfactory to the Administrative Agent, executed by a Ground Lessor for the benefit of the Administrative Agent which confirms, among other items, the related Ground Lease’s terms, including start and expiration dates, rent payment details and the absence of disputes or defaults under such Ground Lease, and provides the consent, if required, of the Ground Lessor to the Leasehold Mortgage in favor of the Administrative Agent with respect to the Eligible Project located on the real property subject to such Ground Lease.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Event of Taxability” means, with respect to a Note or issue of Notes, (a) a change in law or fact or the interpretation thereof, or the occurrence or existence of any fact, event or circumstance (including, without limitation, the taking of any action by the Borrower Representative, any of the Borrowers or the Issuer, or the failure to take any action by the Borrower Representative, any of the Borrowers or the Issuer, or the making by the Borrower Representative, any of the Borrowers or the Issuer of any misrepresentation herein or in any certificate required to be given in connection with such Note or issue of Notes) which has the effect of causing interest paid or payable on such Note or issue of Notes to become includable, in whole or in part, in the gross income of any Noteholder or former Noteholder for federal income tax purposes or (b) the entry of any decree or judgment by a court of competent jurisdiction, or the taking of any official action by the Internal Revenue Service or the Department of the Treasury, which decree, judgment or action shall be final under applicable procedural law, in either case, which has the effect of causing interest paid or payable with respect to such Note or issue of Notes to become includable, in whole or in part, in the gross income of any Noteholder or former Noteholder for federal income tax purposes with respect to such Note or issue of Notes.

“Excluded Swap Obligations” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower Representative under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f), and (d) any withholding Taxes imposed under FATCA.

“Existing Maturity Date” has the meaning assigned to such term in Section 2.12(a).

“Extending Lender” has the meaning assigned to such term in Section 2.21(b)(ii).

“Extension Request” means a written request from the Borrower Representative to the Administrative Agent requesting an extension of the Maturity Date pursuant to Section 2.21.

“Extraordinary Receipts” means any cash received by or paid to or for the account of any of the Borrowers not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, indemnity payments and any purchase price adjustments not representing standard prorations of operating and similar amounts or transfer of required reserves; provided, that, Extraordinary Receipts shall exclude (w) working capital adjustments in connection with any Acquisition, (x) indemnification payments to the extent constituting reimbursement for cash expenses incurred by any of the Borrowers with respect to the event giving rise to the related indemnity claims, (y) fees received from any out-licensing agreements permitted hereunder and (z) any Equity Issuance, Disposition, Change of Control or Insurance and Condemnation Event.

“Facility Cash Flow” means such moneys released from the Facility Surplus Fund pursuant to, and as defined in, the Master Indenture and held in the Facility Cash Flow Account.

“Facility Cash Flow Account” has the meaning assigned to such term in the SKYH III Guaranty.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letter” means any fee letter entered into between the Borrower Representative and the Administrative Agent from time to time, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower Representative, any Borrower or of a Guarantor, as the case may be.

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994, (d) the Flood Insurance Reform Act of 2004 and (e) the Biggert-Waters Flood Insurance Reform Act of 2012, as each of the foregoing is now or hereafter in effect and any successor statute to any of the foregoing.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be 0%.

“Foreign Lender” means any Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Greenfield Project” means a Project which is being developed on real property that is not occupied by a permanent structure.

“Gross Revenues” means all operating and non-operating revenues, receipts and income of a Borrower and all rights to receive the same, whether in the form of accounts receivable, contract rights, chattel paper, instruments, general intangibles or other rights and all proceeds thereof, including insurance proceeds and condemnation awards, whether now existing or hereafter coming into existence and whether now owned or hereafter acquired and all amounts contributed to the capital of a Borrower by its owners.

“Gross Up Rate” means, with respect to a Taxable Period, the product of (i) the average interest rate on any Note during such period and (ii) the Taxable Rate Factor.

“Ground Lease” means, individually or collectively, as applicable, each ground lease, ground sublease or similar instrument encumbering real property owned by an Airport Authority and leased or subleased, as applicable, to any of the Borrowers, in each case, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Ground Lessor” means, with respect to each Project, (a) the entity from which the land rights underlying a Project are leased by a Borrower and, if such entity is not a Governmental Authority controlling the ground leasing rights of land at the respective airport for special facilities, the lessor entity from which the immediate lessor receives its ground lease rights, including the Airport Authority controlling such rights, or (b) a Governmental Authority (i) responsible for the operation and oversight of the related airport to which such Project has physical proximity and (ii) having jurisdiction over the real property on which the Project will be or is located.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantors” means the Parent Guarantor, the HoldCo Guarantor, the Sponsor, SKYH III and any other Person that from time to time guarantees the Secured Obligations or any portion thereof; the Guarantors are individually referred to as a “Guarantor.”

“Hangar Lease” means any and all leases, agreements or other arrangements (including, without limitation, all amendments and other agreements relating to such lease) to which any of the Borrowers is a party as lessor providing for the use, enjoyment or occupancy of all or a portion of any Eligible Project; provided that such lease, agreement or other arrangement does not allow for the tenant thereunder to assign the Hangar Lease without the consent of the lessor thereunder.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Historical Debt Service Coverage Ratio” means, for the period of time for which it is calculated, in each case for the four fiscal quarter period ended on or most recently prior to such date (except that the calculation of the Historical Debt Service Coverage Ratio for the second and third fiscal quarters, respectively, after the commencement thereof, shall be based on the first two fiscal quarters and three fiscal quarters, respectively, following such date), the ratio, which shall be measured solely with respect to Eligible Projects that have achieved their respective Substantial Completion Date, equal to (a) EBITDA for such period, minus the sum of (i) Maintenance Capital Expenditures paid in cash that were not funded with amounts on deposit in or transferred from any cash reserves and (ii) federal and state income taxes, paid in cash, for such period, divided by (b) the interest component of Debt Service for the same period.

“HoldCo Guarantor” means Sky Harbour Holdings II LLC, a Delaware limited liability company.

“HoldCo Guaranty” means that certain HoldCo Guaranty dated as of the date hereof, made by the HoldCo Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof and hereof.

“HoldCo Securities Pledge Agreement” means that certain Securities Pledge Agreement dated as of the date hereof, made by the HoldCo Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof and hereof.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, demand guarantees and similar independent undertakings, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, and (k) all obligations of such person with respect to Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.

“Indemnitee” has the meaning assigned to it in Section 9.03(b).

“Independent Director” or “Independent Manager” means a Person who is not at the time of initial appointment, or at any time while serving as a director or manager, as applicable, and has not been at any time during the preceding five (5) years, (a) a stockholder, director (with the exception of serving as the Independent Director or Independent Manager), officer, employee, partner, member, manager, contractor, attorney or counsel of a Borrower or any Affiliate thereof; (b) a customer, creditor, supplier or other person who derives any of its purchases or revenues from its activities with a Borrower or any Affiliate thereof; (c) a Person controlling or under common control with any such stockholder, director, officer, partner, member, manager, contractor, customer, creditor, supplier or other Person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, manager, contractor, customer, creditor, supplier or other Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

“Ineligible Institution” has the meaning assigned to it in Section 9.04(b).

“Information” has the meaning assigned to it in Section 9.12.

“Insolvency Opinion” has the meaning assigned to such term in Section 3.26.

“Insurance and Condemnation Event” means the receipt by any of the Borrowers of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of its Property located on or about an Approved Eligible Project.

“Interest Election Request” means a request by the Borrower Representative to convert or continue a Borrowing in accordance with Section 2.08, which shall be substantially in the form of Exhibit D or any other form approved by the Administrative Agent and separately provided to the Borrower Representative.

“Interest Expense” means, for the Borrowers, on a Consolidated basis, without duplication, with reference to any period, total interest expense of the Borrowers for such period with respect to all outstanding Indebtedness of the Borrowers (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net payment obligations under Swap Agreements in respect of interest rates, to the extent such net costs are allocable to such period in accordance with GAAP), calculated for the Borrowers for such period in accordance with GAAP, excluding interest expense with respect to Capital Lease Obligations.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, and the Maturity Date, and (b) with respect to any Term Benchmark Loan, the first Business Day of each calendar month and the Maturity Date.

“Interest Period” means an interest period of one month, provided that each Interest Period shall end on the day prior to the immediately succeeding Interest Payment Date (regardless of the related date of any Loan or Borrowing made hereunder); provided, further, that no Interest Period may extend beyond the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the United States Internal Revenue Service.

“Issuer” has the meaning assigned to such term in the recitals to this Agreement.

“Issuer Resolution” means, collectively, (i) the resolution adopted by the Issuer on August 20, 2025 and approving the Series 2025 Notes, and (ii) any resolution adopted by the Issuer from time to time in accordance with its rules and procedures and approving the issuance of tax-exempt Additional Notes for the benefit of the Borrowers which are to be purchased by the Lenders through the Administrative Agent (on their behalf) pursuant to the funding of Loans under this Agreement.

“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit A hereto, executed and delivered by a new Borrower in accordance with the terms and conditions of this Agreement.

“Leasehold Mortgage” means, individually or collectively, as applicable, each leasehold mortgage, leasehold deed of trust or similar instrument encumbering a leasehold interest owned by a Borrower and securing the Obligations, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof and hereof.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Person” has the meaning assigned to it in 9.03(b).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise.

“Leverage Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (a) Consolidated Total Indebtedness, to (b) the Borrowing Base Value.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation.

“Loan Documents” means this Agreement (including without limitation, schedules and exhibits hereto), the HoldCo Guaranty, the Parent Guaranty, the SKYH III Guaranty, the Carveout Guaranty, the Security Documents, the Fee Letter (if any), the Construction Monitoring Agreement, the Environmental Indemnity Agreement, each Tenant Estoppel Certificate, each Estoppel, Recognition Agreement, and Consent, the Notes, the Notes Agreement, the Tax Certificate and any other letter agreements with respect to fees payable to the Administrative Agent and/or the Lenders and any other agreements entered into by any Loan Party in connection therewith, including any amendments, modifications or supplements thereto or waivers thereof, legal opinions issued in connection with this Agreement and the other Loan Documents, UCC filings, flood determinations and any other documents prepared in connection with the other Loan Documents, if any.

“Loan Parties” means the Borrowers and each Guarantor.

“Loans” is defined in Section 2.01 of this Agreement.

“Long Term Hangar Lease” means a Hangar Lease having an initial term of more than fifteen (15) years from the date of its execution and delivery by all parties thereto.

“Maintenance Capital Expenditures” means reasonable Capitalized Expenditures that are required for maintaining or repairing any portion of an Approved Eligible Project, as shown on the Projections of the Borrowers delivered to the Administrative Agent and the Lenders in accordance with Section 5.01(g) or otherwise disclosed to the Administrative Agent in writing at least 30 days prior to the incurrence of such Capital Expenditures; provided that, in no event shall the aggregate amount of such Capital Expenditures for all Approved Eligible Projects under this clause exceed $500,000 in any Fiscal Year.

“Management Services Agreement” means, with respect to each Borrower, that certain Home Based Aircraft Management and Development Agreement by and between such Borrower and the Manager with respect to the Approved Eligible Project owned and operated by such Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms hereof and thereof.

“Manager” means, initially, with respect to all the Eligible Projects, Sky Harbour Services LLC, a Delaware limited liability company, and its successors and permitted assigns with respect to one or more of the Eligible Projects.

“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.

“Master Indenture” means the Master Trust Indenture (Security Agreement), dated as of August 1, 2021, among Sky Harbour Capital LLC, Sky Harbour Sugar Land Airport, LLC, Sky Harbour Opa Locka Airport, LLC, Nashville Hangars LLC, APA Hangars LLC, DVT Hangars LLC, and The Bank of New York Mellon, as master trustee, as amended from time to time and as joined from time to time by additional members as permitted therein.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrowers taken as a whole, (b) the ability of the Borrowers to perform any of its Obligations or (c) the rights of or benefits available to the Lenders under this Agreement or any other Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrowers in an aggregate principal amount exceeding the greater of (i) $1,000,000, and (ii) beginning with the fiscal year ending December 31, 2027, twenty percent (20%) of EBITDA as of the most recent fiscal year end of the Borrowers. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrowers in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrowers would be required to pay if such Swap Agreement were terminated at such time.

“Material Project Contracts” means, with respect to each Eligible Project, each Construction Contract, Management Services Agreement and Ground Lease, in each case, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Maturity Date” means, with respect to any Lender, the later of (a) September 4, 2030, and (b) if the maturity date is extended for such Lender pursuant to Section 2.21, such extended maturity date as determined pursuant to such Section; provided, however, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Corporate Tax Rate” means the maximum marginal statutory rate of federal tax, as in effect from time to time, imposed upon the income of corporations generally pursuant to Section 26 U.S. Code § 11 (whether or not the applicable Lender is actually taxed at such rate).

“Maximum Loan Amount” means, as of any date of determination, the lesser of (a) the aggregate of all Commitments as then in effect, and (b) the Borrowing Base.

“Maximum Rate” has the meaning assigned to it in Section 9.14.

“Minimum Equity Requirement” means, at all times, 35% of total Project Costs of such Approved Eligible Project which is included in the Borrowing Base, which 35% shall constitute the capital contribution of the applicable Borrower (and, for purposes of such calculation, shall include all Project Costs funded by Sky Harbour LLC and/or any of its direct Subsidiaries in the Camarillo Airport Project as of the date such project is accepted in writing by the Administrative Agent as a Borrowing Base Project following the satisfaction of the requirements in Section 2.04), as evidenced in form and substance to the satisfaction of the Administrative Agent. The Minimum Equity Requirement through the tenor of this Agreement shall be satisfied as follows: (i) with respect to the Camarillo Airport Project being contributed as Contributed Equity on the date such project is accepted in writing by the Administrative Agent as a Borrowing Base Project following the satisfaction of the requirements in Section 2.04, the Lenders shall fund up to $60,000,000 of Project Costs thereafter for Approved Eligible Projects which have been included in the Borrowing Base pursuant to the terms of this Agreement; (ii) with respect to any Approved Eligible Project that has been included in the Borrowing Base pursuant to the terms of this Agreement based on the Contributed Equity represented by the Camarillo Airport Project and that has less than 35% of total Project Costs from capital contributions of the applicable Borrower, if the outstanding principal amount of the Loans exceeds $60,000,000, then the remaining 35% of total Project Costs of such Approved Eligible Project shall be required to be funded by equity of the Borrowers prior to any additional Loans made by the Lenders with respect to such Approved Eligible Project, and (iii) with respect to any Approved Eligible Project not covered by clauses (i) or (ii), the first 35% of total Project Costs of each Approved Eligible Project which is added to the Borrowing Base shall be required to be funded by equity of the Borrowers prior to any Loans made by the Lenders with respect to such Approved Eligible Project to pay such Approved Eligible Project’s Project Costs pursuant to, and in accordance with, this Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Negative Pledge” means, with respect to a given asset, any document, instrument or agreement (other than in any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of a Person owning such asset or any other Person, and any document or instrument evidencing such a document, instrument or agreement.

“Net Proceeds” means, as applicable, (a) with respect to any Disposition or Insurance and Condemnation Event, all cash and Cash Equivalents received by a Borrower (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, as and when received) less the sum of (i) all income taxes and other taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of such transaction (provided that if such estimated taxes exceed the amount of actual taxes required to be paid in cash in respect of such Disposition, the amount of such excess shall constitute Net Proceeds), (ii) all reasonable and customary out-of-pocket fees and expenses incurred in connection with such transaction or event, (iii) the principal amount of, premium, if any, and interest on any Indebtedness (other than Indebtedness under the Loan Documents) secured by a Lien on the asset (or a portion thereof) disposed of, which Indebtedness is required to be repaid in connection with such transaction or event and (iv) all amounts that are set aside as a reserve (A) for adjustments in respect of the purchase price of such assets, (B) for any liabilities associated with such sale or casualty, to the extent such reserve is required by GAAP or as otherwise required pursuant to the documentation with respect to such Disposition or Insurance and Condemnation Event, (C) for the payment of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other disposition and (D) for the payment of indemnification obligations; provided that, to the extent and at the time any such amounts are released from such reserve and received by such Borrower, such amounts shall constitute Net Proceeds, and (b) with respect to any Equity Issuance or issuance of Indebtedness, the gross cash proceeds received by a Borrower therefrom less all reasonable and customary out-of-pocket legal, underwriting and other fees and expenses incurred in connection therewith.

“Net Purchase Price” means, with respect to any Project, the aggregate purchase price for such Project (as set forth in the settlement statement or other similar documentation for such acquisition, as certified by the Borrower Representative to the Administrative Agent as being a true and complete copy of such settlement statement or other similar documentation) minus all third party closing fees, costs and expenses, and all other reasonable and documented fees, costs and expenses incurred by the applicable Borrower in connection with the purchase thereof.

“Non-extending Lender” has the meaning assigned to such term in 2.21(a).

“Note Documents” means, collectively, the Notes Agreement, the Notes and the Tax Certificate and all other documents, instruments and agreements delivered in connection therewith on or after the Effective Date, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof and hereof.

“Noteholders” has the meaning assigned to such term in the Notes Agreement. The parties to this Agreement agree and acknowledge that the Administrative Agent, the Lenders, their successors and assigns shall be considered Noteholders (or former Noteholders, if applicable) for all purposes of this Agreement, the Notes and the Notes Agreement.

“Note Purchase” means a purchase of the Notes by the Lenders pursuant to Section 2.01 hereof. Each such purchase shall be documented as a Note made payable to the Administrative Agent, on behalf of the Lenders and each such purchase shall be reflected by the annotation of such purchase amount on an exhibit or schedule attached to a singular Note issued as a Series 2025 Note or as an Additional Note, in either case, as described in the Notes Agreement.

“Notes” has the meaning assigned to such term in the recitals to this Agreement.

“Notes Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Notional Amount” has the meaning assigned to it in Section 5.16.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrowers, jointly and severally, arising under any Loan Document, any Note Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrowers or any other Loan Party of any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by the Borrowers or any other Loan Party under any Loan Document and (b) the obligation of the Borrowers or any other Loan Party to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrowers or any other Loan Party.

“Operating Expense Account” has the meaning assigned to such term in Section 5.18(f).

“Organizational Documents” means: (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, (b) for any partnership, the partnership agreement, any certificate of formation, and any other instrument or agreement relating to the rights between the partners or pursuant to which such partnership is formed, (c) for any limited liability company, the operating agreement, any articles of organization or certificate of formation, and any other instrument or agreement relating to the rights between the members, pertaining to the manager, or pursuant to which such limited liability company is formed, and (d) for any trust, the trust agreement and any other instrument or agreement relating to the rights between the trustors, trustees and beneficiaries, or pursuant to which such trust is formed.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document)..

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent Guarantor” means Sky Harbour LLC, a Delaware limited liability company.

“Parent Guaranty” means that certain Parent Guaranty dated as of the date hereof, made by the Parent Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof and hereof.

“Parent Securities Pledge Agreement” means that certain Securities Pledge Agreement dated as of the date hereof, made by the Parent Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof and hereof.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Patriot Act” has the meaning assigned to it in Section 9.16.

“Payment” has the meaning assigned to it in Section 8.06(c).

“Payment Notice” has the meaning assigned to it in Section 8.06(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permits” means the permits listed on Schedule 4.01, as the same may be updated or supplemented from time to time in accordance with this Agreement.

“Permit Schedule” has the meaning assigned to such term in Section 2.04(b)(ix).

“Permitted Encumbrances” means:

(a)    Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 5.04;

(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)    judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k);

(f)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrowers;

(g)    leases, licenses, subleases or sublicenses granted to third parties in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Borrowers;

(h)    Liens in favor of a banking or other financial institution arising as a matter of law or in the ordinary course of business under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(i)    Liens on specific items of inventory or other goods (other than fixed or capital assets) and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(j)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business so long as such Liens only cover the related goods; and

(k)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Intercompany Transfers” means advances or other transfers of funds to a Borrower from an Affiliate for purposes of payroll or other similar administrative matters that do not exceed in any calendar month the amount included in a Borrower’s Projections for such month, are repaid or reimbursed within ten (10) days, and are reflected on the books and records of such Borrower and such Affiliate.

“Permitted Investments” means:

(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e)    money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Phase 1 Environmental Site Assessment “ means, with respect to a Leasehold Mortgage, a written review of the environmental condition of the real property underlying such leasehold interest, performed by an environmental consultant selected by the Borrower Representative and reasonably acceptable to the Administrative Agent in connection with the Eligible Projects initially included in the Borrowing Base or such other form as is reasonably acceptable to the Administrative Agent.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any of the Borrowers or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Plans and Specifications” means the final plans and specifications and working drawings with respect to each Eligible Project accepted by the Administrative Agent and all applicable Governmental Authorities as modified and supplemented from time to time in accordance with the terms and provisions of this Agreement.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Rata Amount of Borrowing Base Project Loans” means the product equal to (a) 65%, multiplied by (b) Project Costs for a Borrowing Base Project, multiplied by (c) the ratio of rented square feet associated with the Long Term Hangar Lease relating to a Borrowing Base Project to the total amount of rentable square feet of the related Borrowing Base Project, as certified in writing by the Borrower Representative and the Construction Monitor.

“Project” means, in each case, the acquisition, development, design, construction and equipping of hangar space with office, restroom and storage areas at an airport operated by a Governmental Authority and located in the United States.

“Project Budget” means, with respect to each Eligible Project, collectively, the breakdown of hard costs and soft costs, including an itemization of such costs, and a schedule of disbursement of the Loans, in each case, provided to the Administrative Agent, on behalf of the Lenders, as the same may be revised from time to time with the written approval of the Administrative Agent.

“Project Costs” means the cost of acquisition, construction, reconstruction, renovation, rehabilitation, improvement and expansion of a Project, including the cost of the acquisition of all land, rights-of-way, property rights, leasehold interests, easements and interests, the cost of all machinery and equipment, cost of estimates and of engineering and legal services, plans, specifications, surveys, estimates of cost and of revenue, development fees which are otherwise earned but which are allowed to be paid pursuant to this Agreement, other expenses necessary or incident to determining the feasibility and practicability of acquiring, constructing, reconstructing, improving and expanding the facilities of a Project, administrative expense and such other expense as may be necessary or incident to the acquisition, construction, reconstruction, improvement and expansion thereof, the placing of the same in operation and the financing or refinancing of a Project (including, without limitation, capitalized interest on the Loans).

“Project Schedule” has the meaning assigned to such term in Section 2.04(b)(viii).

“Projected Debt Service Coverage Ratio” means, on any date the same is to be determined, measured solely taking into account Eligible Projects that have reached their Substantial Completion Date, the ratio of (a) the difference of (i) the Projected EBITDA for the four fiscal quarters commencing on such date, minus (ii) the sum of (x) the Projected Maintenance Capital Expenditures that are not Projected to be funded with amounts on deposit in or transferred from any cash reserves for the same period and (y) Projected federal and state income taxes, for such period, divided by (b) Debt Service required to be paid during the immediately succeeding four fiscal quarters of the Borrowers; provided that, for purposes of this clause (b), with respect to any determination of Debt Service during the calendar year in which the Maturity Date occurs, the principal balance of any Loan may be amortized on a straight-line debt service basis over twenty (20) years.

“Projected EBITDA” means, with respect to any fiscal period, EBITDA included in the Borrowers’ Projections for such period.

“Projected Maintenance Capital Expenditures” means, with respect to any fiscal period, the Maintenance Capital Expenditures included in the Borrowers’ Projections for such period.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“Projections” has the meaning assigned to such term in Section 5.01(g). “Projected” has a correlative meaning.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public-Sider” means a Lender whose representatives may trade in securities of one or more of the Borrowers or their respective Controlling person or any of their respective Subsidiaries while in possession of the financial statements provided by the Borrowers under the terms of this Agreement.

“Purchase Request” means a request by the Borrower Representative for a Borrowing to fund the purchase of Notes in accordance with Section 2.03, which shall be substantially in the form of Exhibit C or any other form approved by the Administrative Agent and separately provided to the Borrower Representative.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.18.

“Qualifying Lease” means, as of any date of determination, a Hangar Lease that satisfies all of the following: (a) that is in full force and effect, (b) under which there is no ongoing material tenant or landlord default (including, but not limited to, any monetary default), and (c) with respect to which the tenant thereunder is not Insolvent. For purpose of this definition, a tenant is “Insolvent” if, as of the date of determination with respect to such tenant, any of the following events or circumstances is continuing: (i) such tenant has made an assignment for the benefit of creditors; (ii) such tenant has filed a petition in bankruptcy, has been adjudicated insolvent or bankrupt, has petitioned or applied to any tribunal for any receiver or any trustee of it or any substantial part of its property; (iii) such tenant has commenced any proceeding relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law of any jurisdiction; (iv) such tenant has had commenced against it any proceeding relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law of any jurisdiction, and such proceeding has remained undismissed for a period of ninety (90) days, or such tenant has by any act indicated its acquiescence in any such proceeding or the appointment of any receiver of or any trustee for it or of any substantial part of its property, or has allowed any such receivership or trusteeship to continue undischarged for a period of ninety (90) days; or (v) such tenant has taken any action to authorize any of the foregoing.

“Ramp Up Reserve Requirement” means (i) as of the Effective Date, an initial deposit in the amount of $100,000, and (ii) at all times thereafter, but subject to the terms and provisions set forth in Section 5.18(d), an amount equal to three percent (3%) of Project Costs with respect to each Approved Eligible Project and funded at the time an Approved Eligible Project is added to the Borrowing Base pursuant to Section 2.04(b) and (c).

“Rebate Fund” means the blocked account designated as the “Rebate Fund” and established by the Borrowers with the Administrative Agent pursuant to Section 5.18(e).

“Recipient” means (a) the Administrative Agent, and (b) any Lender, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate, such Benchmark is Daily Simple SOFR, then four U.S. Government Securities Business Days prior to such setting or (3) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 9.04(c).

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Required Lenders” means, subject to Section 2.20, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Section 7.01 or the Commitments terminating or expiring, Lenders having Credit Exposures and Unfunded Commitments representing more than 50% of the sum of the Total Credit Exposure and Unfunded Commitments at such time, provided that, solely for purposes of declaring the Loans to be due and payable pursuant to Section 7.01, the Unfunded Commitment of each Lender shall be deemed to be zero; and (b) for all purposes after the Loans become due and payable pursuant to Section 2.20 or the Commitments expire or terminate, Lenders having Credit Exposures representing more than 50% of the Total Credit Exposure at such time; provided that, in the case of clauses (a) and (b) above, for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent of or under this Agreement or any other Loan Document, any Lender that is a Borrower or an Affiliate of a Borrower shall be disregarded.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Response Date” has the meaning assigned to such term in Section 2.21(a).

“Responsible Officer” means, with respect to either the Borrower Representative or a Guarantor, the president, Financial Officer or other executive officer, or any other officer authorized from time to time in writing by the Borrower Representative or such Guarantor to perform a designated act or execute a designated document.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any one or more of the Borrowers or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests and any management fees or similar fees paid to Affiliates of any one or more of the Borrowers.

“Revenue Account” has the meaning assigned to such term in Section 5.18(a).

“S&P” means Standard & Poor’s Global Ratings, a Standard & Poor’s Financial Services LLC business, or any successor to the ratings agency business thereof.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so - called Donetsk People’s Republic, the so- called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, any Person subject or target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce, or by the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom, or by any other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) (including, without limitation for purposes of defining a Sanctioned Person, as ownership and control may be defined and/or established in and/or by any applicable laws, rules, regulations, or orders).

“Sanctions” means all economic or financial sanctions, trade embargoes or similar restrictions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Secured Obligations” means all Obligations, together with all (i) Banking Services Obligations and (ii) Swap Agreement Obligations owing to one or more Lenders or their respective Affiliates; provided, however, that the definition of “Secured Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.

“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (d) the permitted successors and assigns of each of the foregoing.

“Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the date hereof, among the Borrowers and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document) or by any other Person for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Security Documents” means, collectively, the Security Agreement, the SKYH III Security Agreement, the HoldCo Securities Pledge Agreement, the SH Capital II LLC Securities Pledge Agreement, the Parent Securities Pledge Agreement, the Leasehold Mortgages, the Collateral Assignments of Material Agreements, any and all Deposit Account Control Agreements, acknowledgments of collateral assignments, pledge agreements and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, now or hereafter executed by any Loan Party and delivered to the Administrative Agent on behalf of the Secured Parties.

“Series 2025 Notes” has the meaning assigned to such term in the recitals to this Agreement.

“SH Capital II LLC” has the meaning set forth in the introductory paragraph hereof.

“SH Capital II LLC Debt Service Account” has the meaning assigned to it in Section 5.18(b).

“SH Capital II LLC Debt Service Reserve Fund Account” has the meaning assigned to it in Section 5.18(c).

“SH Capital II LLC Project Account” has the meaning assigned to such term in Section 5.18(g).

“SH Capital II LLC Ramp Up Reserve Fund Account” has the meaning assigned to such term in Section 5.18(d).

“SH Capital II LLC Securities Pledge Agreement” means that certain Securities Pledge Agreement dated as of the date hereof, made by SH Capital II LLC in favor of the Administrative Agent for the benefit of the Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof and hereof.

“Single Purpose Entity” means a Person, other than an individual, which (a) is formed or organized solely for the purpose of owning one or more Eligible Projects, (b) does not engage in any business unrelated to clause (a) immediately above, (c) has not and will not have any assets other than those related to its activities in accordance with clauses (a) and (b) immediately above, and (d) holds itself out as being a Person, separate and apart from any other Person.

“SKYH III” means Sky Harbour Holdings III LLC, a Delaware limited liability company.

“SKYH III Guaranty” means that certain Guaranty dated as of the date hereof, made by SKYH III in favor of the Administrative Agent for the benefit of the Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof and hereof.

“SKYH III Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the date hereof, between SKYH III and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR.”

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR.”

“Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts, including contingent debts, as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities, including contingent debts and liabilities, beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Sponsor” means Sky Harbour Group Corporation.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent and/or one or more subsidiaries of the parent.

“Subsidiary” means each subsidiary of any of the Borrowers on the Effective Date and each other Person in which a Borrower owns, directly or indirectly, any Equity Interest.

“Substantial Completion Date,” with respect to each Eligible Project, has the meaning assigned to such term in the Construction Contract relating to such Eligible Project, as approved by the Administrative Agent pursuant to Section 2.04(b)(xii), and further includes the date on which (a) each of the Borrower Representative and the Construction Monitor have certified to the reasonable satisfaction of the Administrative Agent that (i) such Eligible Project has been substantially completed in accordance with the Plans and Specifications and is suitable for its intended use, (ii) all construction costs relating to such Eligible Project have been paid or provision therefor has been made, (iii) all required licenses and permits have been obtained for such Eligible Project in order to permit compliance with the operation and use of such Eligible Project, (iv) the final Certificate of Occupancy for such Eligible Project has been issued and a certified copy of such certificate has been provided to the reasonable satisfaction of the Administrative Agent, and (v) such Eligible Project is free from Liens (other than Permitted Encumbrances) and (b) the applicable Borrower who owns and operates such Eligible Project has met all of the conditions of the Construction Monitoring Agreement with respect to such Eligible Project.

“Supported QFC” has the meaning assigned to it in Section 9.18.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of a Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Agreement Obligations” means any and all obligations of one or more of the Borrowers or any Loan Party, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any Swap Agreement permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction permitted hereunder with a Lender or an Affiliate of a Lender.

“Tax Certificate” means the Arbitrage and Tax Certificate dated the Effective Date, between SH Capital II LLC and the Issuer, relating to the Notes, as the same may be amended or supplemented from time to time.

“Taxable Date” means the date on which interest on any of the Notes is first includable in gross income of any Lender or Noteholder (including the Administrative Agent) or former Noteholder as a result of, and as such a date is established pursuant to, a Determination of Taxability.

“Taxable Period” has the meaning assigned to it in Section 2.24.

“Taxable Rate Factor” means, for each day the Gross Up Rate is determined, the quotient of (a) one divided by (b) one minus the Maximum Corporate Tax Rate in effect on such day.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant Estoppel Certificate” means an estoppel certificate executed by a tenant under a Hangar Lease, pursuant to which such tenant confirms the terms of the Hangar Lease, states any defaults or ongoing obligations of a Borrower, as landlord, under a Hangar Lease (or confirms that there are none), and agrees (to the extent not already addressed in the Hangar Lease) to subordinate its rights under the Hangar Lease to the lien or security title of the applicable Leasehold Mortgage and agrees to recognize the Administrative Agent and its successors in interest as landlord under the Hangar Lease in the event of a foreclosure under such Leasehold Mortgage, such certificate to be in form and substance reasonably satisfactory to the Administrative Agent.

“TEFRA Approval” means, following a public hearing for which reasonable public notice was provided, the public approval of an issue of tax-exempt private activity bonds as required by the provisions of Section 147(f) of the Code.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Benchmark Borrowing Interest Rate” has the meaning assigned to it in Section 2.12(b).

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” means each four fiscal quarter period of the Borrowers.

“Title Policy” has the meaning assigned to such term in Section 2.04(b)(ii).

“Total Credit Exposure” means, at any time, the aggregate of the outstanding principal amount of the Loans at such time.

“Total Commitment Utilization” means, for any day, the amount obtained by dividing (x) the aggregate principal amount of Loans outstanding as of 5:00 p.m. New York City time on such day by (y) the Commitments in effect at as of 5:00 p.m. New York City time on such day.

“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement, the execution, delivery and performance by the Borrowers and the other Loan Parties of the other Loan Documents and the Note Documents, in each case, to which they are a party, the borrowing of Loans and the use of the proceeds thereof.

“Type” means, when used in reference to any Loan or Borrowing, whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or in any other state, the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Commitment” means, with respect to each Lender, the Commitment of such Lender less its Loans.

“Upfront Fee” has the meaning assigned to it in Section 2.11(b).

“Upfront Tenant Lease Payments” means any funds received by any Borrower as rental income (other than the first month’s rent plus security deposit from a tenant under a Long Term Hangar Lease) from its date of execution and delivery by all parties thereto (notwithstanding that the Substantial Completion Date shall have occurred for the Borrowing Base Project relating to such Long Term Hangar Lease), but not later than three (3) months after such tenant first occupies the tenant’s space under such Long Term Hangar Lease.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means (i) for purposes of Sections 3.18 and 6.11 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (ii) for all other purposes, a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.18.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(i)(B)(3).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “SOFR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “SOFR Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower Representative notifies the Administrative Agent that the Borrower Representative requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrowers or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b)    Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of “Capital Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith..

SECTION 1.05. Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.06. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Credit

SECTION 2.01.   Commitments. Subject to the terms and conditions set forth herein, upon notice to the Administrative Agent, from time to time after the Effective Date during the Draw Down Period, the Borrower Representative may request pursuant to a Purchase Request that the Lenders purchase Notes that meet the qualifications set forth below and in the Notes Agreement, through the advancement of a draw down loan or draw down loans (each individually, a “Loan” and collectively, the “Loans”) in Dollars from time to time, provided, however, that (i) the aggregate principal amount of all outstanding advances of Loans to purchase Notes shall not exceed the aggregate Commitments of all Lenders, and (ii) the aggregate principal amount of all outstanding advances of Loans to purchase Notes made by any Lender shall not exceed such Lender’s Commitment. The Purchase Request shall be in substantially the form provided therefor in Exhibit A and as approved by the Administrative Agent. No amount repaid or prepaid on the Loans may be borrowed again. Any unused portion of the Commitment outstanding on the Maturity Date shall be terminated.

SECTION 2.02.   Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)    Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or SOFR Loans as the Borrower Representative may request in accordance herewith. Each Lender at its option may make any SOFR Loan by causing any domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c)    At the commencement of each Interest Period for any SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Maximum Loan Amount. Borrowings of more than one Type may be outstanding at the same time.

(d)    Notwithstanding any other provision of this Agreement, the Borrower Representative shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Borrowing to fund a purchase of Notes, the Borrower Representative shall notify the Administrative Agent of such request by submitting a Purchase Request (a) in the case of a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that, in each case in no event shall the Borrower Representative be entitled to submit a request for a Borrowing for the purchase of an Eligible Project not yet included in the Borrowing Base unless the Administrative Agent is satisfied that the conditions set forth in Section 2.04(c) hereof and in Section 4.01(b) of the Notes Agreement will be satisfied prior to the time such Borrowing is to be advanced in accordance with this Agreement or concurrently with the advance of such Borrowing in accordance with this Agreement. Each such Purchase Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower Representative; provided that, if such Purchase Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Each such Purchase Request shall specify the following information in compliance with Section 2.02:

(i)    the aggregate amount of the requested Borrowing;

(ii)     the date of such Borrowing, which shall be a Business Day;

(iii)    whether such Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing;

(iv)    the location and number of the Borrower Representative’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07; and

(v)    if available, a certified copy of the settlement statement or funds flow statement prepared by the title company with respect to the purchase of the leasehold with respect to such Eligible Project constituting a Brownfield Project.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Term Benchmark Borrowing. Promptly following receipt of a Purchase Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Borrowing Base Projects.

(a)    [Reserved.]

(b)    Request to Include Additional Borrowing Base Projects. If after the Effective Date but prior to the Maturity Date, the Borrowers desire that the Lenders include any additional Eligible Project as a Borrowing Base Project, the Borrower Representative shall so notify the Administrative Agent in writing and deliver to the Administrative Agent the following, in each case, at the Borrowers’ joint and several expense, in form and substance reasonably satisfactory to the Administrative Agent (unless waived by the Administrative Agent in writing in its sole discretion), which shall be made available electronically to the Administrative Agent via a drop box or similar online data sharing platform, not less than thirty (30) days’ prior to the proposed date of such additional Eligible Project being included in the Borrowing Base; provided that (i) the Borrower Representative shall not, except as may otherwise be agreed by the Administrative Agent, submit more than one (1) request to include Additional Borrowing Base Projects in any given month; and (ii) each request to include Additional Borrowing Base Projects shall be in an aggregate amount sufficient to cause the aggregate amount of the Lenders’ Commitment to increase by not less than $1,000,000, but in no event shall the request seek to cause the aggregate amount of the Lenders’ Commitment amount to exceed the actual aggregate Commitments of all Lenders:

(i)    a survey of the Eligible Project site in compliance with minimum ALTA requirements and standards, and certified to the Administrative Agent, on behalf of the Secured Parties, as of a date not more than three hundred sixty-five (365) days prior to the date on which such Eligible Project will be included as a Borrowing Base Project, which survey and certification shall be reasonably acceptable to the Administrative Agent, together with such no change affidavits or other certifications as shall be required by the title company referenced in Section 2.04(b)(ii) below;

(ii)    a leasehold mortgagee title insurance policy (the “Title Policy”), issued in a form and by a title company reasonably satisfactory to the Administrative Agent. The Title Policy will include such affirmative coverage endorsements thereto (including a “pending disbursements” or similarly denominated endorsement and a commitment of the title company to provide notices of title continuation or endorsement sufficient to enable the Administrative Agent to determine compliance with the title bring down requirements) and shall provide for reinsurance in amounts as may be requested by the Administrative Agent. The Title Policy shall list the Administrative Agent on behalf of the Secured Parties as insured party, and shall insure that the applicable Borrower owning and operating the proposed Project has a valid leasehold interest in the improvements constituting the premises underlying such Eligible Project and that the Leasehold Mortgage is a first priority lien on such premises, subject to such matters as approved by the Administrative Agent. The amount of insurance shall not be less than the allocable Commitment of the Lenders (or 125% of such allocable Commitment to the extent an aggregate endorsement to such Title Policy is not otherwise available) under this Agreement with respect to such Eligible Project or such other amount as shall be acceptable to the Administrative Agent in its sole discretion. The Title Policy shall insure against mechanics and materialman’s liens, shall provide “gap” coverage, shall contain no exceptions for creditors’ rights, survey, parties-in-possession or other exceptions except as reasonably consented to by the Administrative Agent, and shall be accompanied by true and complete copies of all documents or instruments enumerated as exceptions to title and by a lien and judgment report and a chattel search. The applicable Borrower shall also provide an “insured closing letter” for the agent issuing the Title Policy;

(iii)    copies of the insurance certificates in respect of insurance required by Section 5.05(a)(ii) and Section 5.05(a)(iii) covering such Eligible Project;

(iv)    copies of all Organizational Documents with respect to each Subsidiary that owns or will own such Eligible Project (if not already in the possession of the Administrative Agent) and such Organizational Documents must evidence 100% ownership of Equity Interests by SH Capital II LLC or such other Borrower as approved in writing by the Administrative Agent in its sole discretion;

(v)    copies of all executed Ground Leases with respect to such Eligible Project with a Ground Lessor for a term of not less than ten (10) years for one hundred percent (100%) of the square footage of such Eligible Project and an executed Estoppel, Recognition Agreement, and Consent from each Ground Lessor with respect to such Ground Leases;

(vi)    copies of executed Hangar Leases, if any, for the square footage of such Eligible Project and an executed Tenant Estoppel Certificate with respect to each such Hangar Lease with respect to such Eligible Project;

(vii)    copies of the Plans and Specifications and Base Case Projections with respect to such Eligible Project constituting a Greenfield Project, in each case as reviewed by, and approved in form and substance, by the Administrative Agent (which approval shall not unreasonably be withheld), and certified by an officer of the applicable Borrower as being true and complete;

(viii)    with respect to any Greenfield Project, a copy of the Project Budget with respect to such Eligible Project for all anticipated costs to be incurred in connection with the construction and startup of such Eligible Project, including in such budget all construction and non-construction costs, and including all interest, taxes and other carrying costs, and such other information as the Administrative Agent may reasonably require, together with a statement of uses and anticipated sources of funds necessary to complete such Eligible Project, broken down as to separate construction phases and components, which Project Budget shall be satisfactory to Administrative Agent and the Lenders (in consultation with the Construction Monitor);

(ix)    with respect to any Greenfield Project, a detailed project schedule for such Eligible Project (the “Project Schedule”) demonstrating that the Substantial Completion Date for such Eligible Project will occur no later than thirty (30) days prior to the Maturity Date, which Project Schedule shall be satisfactory to the Administrative Agent. (in consultation with the Construction Monitor); such Project Schedule shall form the basis for the Availability Period for such Eligible Project pursuant to Section 2.04(c) below;

(x)    a detailed permit schedule for the Eligible Project (the “Permit Schedule”) certified by the Borrower Representative and the Construction Monitor setting forth (A) in Part I, a list of all of the Permits which are, in the applicable Borrower’s reasonable opinion in light of the status of the acquisition, development and construction of the Eligible Project as of the date on which such Eligible Project will be included as a Borrowing Base Project, required to have been obtained by the date on which such Eligible Project will be included as a Borrowing Base Project and which the applicable Borrower (or any authorized contractor of the Borrower) shall have duly obtained or been assigned and which shall be in full force and effect in the Borrower’s (or any authorized contractor of the Borrower) name and not subject to any appeal or further proceeding or to any unsatisfied condition that may allow a material modification or revocation of, the Permits for such Eligible Project, and (B) in Part II, a list of all other Permits which, in the Borrower’s reasonable opinion in light of the status of the development, construction and operation of the Eligible Project as of the date on which such Eligible Project will be included as a Borrowing Base Project, shall be obtainable not later than required to complete and operate such Eligible Project without substantial difficulty, expense or delay. In no case shall such Permits be subject to any restriction, condition, limitation or other provision that could reasonably be expected to have a Material Adverse Effect on the construction or operation of such Eligible Project and the Borrower Representative and the Construction Monitor shall certify to such fact;

(xi)    satisfactory evidence that (A) the applicable Borrower has obtained all required consents and approvals (other than the Permits listed on Part II of the Permit Schedule) of all Persons to permit the transactions contemplated hereby and all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents, or (B) an officer’s certificate of the applicable Borrower in form and substance reasonably satisfactory to the Administrative Agent affirming that no such consents or approvals are required;

(xii)    with respect to any Greenfield Project, a copy of the fixed price or guaranteed maximum price construction contract (the “Construction Contract”) executed by the applicable Borrower and either an Affiliate Contractor or such other third party general contractor acceptable to the Administrative Agent in its reasonable discretion, for construction of the Eligible Project, which contract shall be subject to satisfactory review of, and written approval by, the Administrative Agent in its reasonable discretion, and shall contain, among other terms, (A) a guaranteed maximum price, (B) require that the amounts for each progress payment thereunder will be on the basis of a percentage of the value of labor, materials and equipment satisfactorily incorporated in the work for such progress payment in such amount as shall be acceptable to the Administrative Agent, and (C) contain payment, performance and other bonding requirements as shall be satisfactory to the Administrative Agent; and (D) set forth a provision for liquidated damages as shall be satisfactory to the Administrative Agent;

(xiii)    satisfactory insurance certificates, dated within ten (10) days of the date on which such Eligible Project will be included as a Borrowing Base Project, describing all insurance policies currently in effect with respect to the Eligible Project and the Leasehold Mortgage site and the applicable Borrower, all of which insurance shall be in compliance with Section 5.07 and shall name the Administrative Agent on behalf of the Secured Parties as an additional insured and lender’s loss payee, together with a flood determination and an insurance approval letter;

(xiv)    a zoning report or zoning letter from the applicable Borrower with respect to the Eligible Project and the Leasehold Mortgage site, in form and substance satisfactory to the Administrative Agent;

(xv)    with respect to the applicable Borrower and the location of the Eligible Project, the results of a Lien search (including a search as to judgments, pending litigation, bankruptcy, tax and intellectual property matters), in form and substance reasonably satisfactory thereto, made against the Borrower under the UCC (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the applicable UCC should be made to evidence or perfect security interests in all assets of the Borrower, indicating among other things that the assets of the Borrower are free and clear of any Lien (except for Permitted Encumbrances);

(xvi)    a Phase 1 Environmental Site Assessment or other similar on-site environmental review prepared or updated not more than twelve (12) months prior to the date such Eligible Project is included as a Borrowing Base Project;

(xvii)    unless the specific Eligible Project is included in the leasing market risk analysis set forth in the BA Group Feasibility Study, with respect to the Eligible Project, a feasibility study prepared or updated not more than six (6) months prior to the date such Eligible Project is included as a Borrowing Base Project which evaluates the leasing market risk for such Eligible Project, in form and substance satisfactory to the Administrative Agent;

(xviii)    with respect to any Brownfield Project, an M.A.I. appraisal of the Eligible Project in compliance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, satisfactory in all respects to the Administrative Agent, including “as completed” and “as stabilized” estimated values;

(xix)    satisfactory evidence acceptable to the Administrative Agent in its sole and reasonable discretion that such Eligible Project has received a TEFRA Approval, Issuer Resolution and is expressly addressed in the Notes Agreement and the contemplated in the Series 2025 Notes or the Additional Notes and that a Bond Counsel opinion regarding the exclusion of interest on the Notes from gross income for federal income tax purposes relates specifically to the financing of Project Costs for such Eligible Project;

(xx)    each of the Debt Service Reserve Fund Requirement and, if the specific Eligible Project is a Greenfield Project, the Ramp Up Reserve Requirement shall be recalculated on the date such Eligible Project is included as a Borrowing Base Project, giving effect to such addition, and the Borrower Representative shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying (A) each of the Debt Service Reserve Fund Requirement and, if the specific Eligible Project is a Greenfield Project, the Ramp Up Reserve Requirement as of such date and (B) certifying that each of the Debt Service Reserve Fund and, if the specific Eligible Project is a Greenfield Project, the Ramp Up Reserve Fund will hold such applicable reserve requirement upon the initial Borrowing with respect to such Eligible Project;

(xxi)    if available, evidence of historical operating expenses for such Eligible Project for the period immediately preceding the Borrower Representative’s request to include such Eligible Project as a Borrowing Base Project;

(xxii)    satisfactory evidence acceptable to the Administrative Agent in its sole and reasonable discretion that the Borrower for such Eligible Project has sufficient funds available to satisfy the Minimum Equity Requirement at the time of the initial Borrowing with respect to such Eligible Project; and

(xxiii)    all documentation and other information regarding the Borrower for such Eligible Project requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrower, and, to the extent the Borrower for such Eligible Project qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any Lender that requests, in a written notice to the Borrower Representative, a Beneficial Ownership Certification in relation to such Borrower shall have received such Beneficial Ownership Certification.

If, after receipt and review by the Administrative Agent of the foregoing documents and information, the Administrative Agent is prepared to accept such Eligible Project (an “Approved Eligible Project”) as a Borrowing Base Project, the Administrative Agent shall so notify the Borrower Representative and each Lender promptly after receipt and completion of review of all of such documents and information; provided that, the Administrative Agent shall (i) upon the Borrower Representative’s request, promptly and in no event more than ten (10) Business Days after receipt of such request, identify any documents that are pending for delivery to the Administrative Agent and (ii) after receipt of all documentation promptly notify the Borrower Representative if the Administrative Agent reasonably believes it will not complete its review thirty (30) days after receipt of such documentation.

(c)    Conditions to Addition of an Approved Eligible Project as a Borrowing Base Project. Each of the following conditions must be satisfied prior to any Approved Eligible Project becoming a Borrowing Base Project hereunder, the evidence of which shall be made available electronically to the Administrative Agent via a drop box or similar online data sharing platform:

(i)      no Default shall exist and be continuing;

(ii)    the Borrower Representative shall deliver, or caused to be delivered, to the Administrative Agent, at the Borrower’s sole expense, (A) if each Subsidiary that will directly or indirectly own such Approved Eligible Project is not already a Borrower, (1) an executed Joinder Agreement; and (2) the items that would have been delivered under Section 4.01(d) and Section 4.01(l) if such Subsidiary had been a Borrower on the Effective Date and assuming that such Approved Eligible Project is a Borrowing Base Project as of the effective date of the Joinder Agreement executed by each such Subsidiary, and (B) such updates to the Schedules attached hereto as would be required to reflect the addition of such Approved Eligible Project as a Borrowing Base Project and the addition of each such Subsidiary as a Borrower;

(iii)    the Borrower Representative shall have delivered to the Administrative Agent one or more legal opinions of counsel as to each Subsidiary that will directly or indirectly own such Approved Eligible Project, such opinion(s) of counsel to be consistent with the type and form of legal opinion(s) delivered on the Effective Date with respect to the applicable Borrower as of the Effective Date; provided that if such Subsidiary is covered by such a legal opinion previously delivered to Administrative Agent and, subsequent to the delivery of that legal opinion, has not been released from this Agreement nor changed its jurisdiction of formation, then a new legal opinion covering such Subsidiary shall not be required under this Section 2.04(c)(iii);

(iv)    the Borrower Representative shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying (A) that the conditions set forth in this Section 2.04(c) have been satisfied; (B) that all financial and operating information delivered to the Administrative Agent pursuant to this Agreement in connection with such Approved Eligible Project is complete and correct in all material respects; (C) that all representations and warranties relating to the applicable Borrower and a Borrowing Base Project set forth in this Agreement are true and correct in all material respects (or, if any such representation or warranty is already qualified by materiality or material effect, then such representation or warranty shall be true and correct in all respects taking into account such qualification) as to the Borrower that is or will be the direct or indirect owner of such Approved Eligible Project and as to such Approved Eligible Project as of the date on which it is to be included as a Borrowing Base Project (except that if any such representation and warranty expressly relates to an earlier date, then such representation and warranty shall be true and correct in all material respects as of such earlier date (or, if any such representation or warranty is already qualified by materiality or material effect, then such representation or warranty shall be true and correct in all respects as of such earlier date taking into account such qualification)); (D) with respect to any Brownfield Project, the Net Purchase Price for such Approved Eligible Projects, upon which the Administrative Agent and the Lenders shall be entitled to rely; and (E) a calculation of the Borrowing Base, the Borrowing Base Value and the Leverage Ratio, in each case determined on a pro forma basis for the most recently ended fiscal quarter for which a Compliance Certificate has been delivered, for any requested Borrowing, in form and detail reasonably satisfactory to the Administrative Agent;

(v)    to the extent such Equity Interests are not already subject to the Security Agreement, the applicable Borrower shall deliver, or caused to be delivered, to the Administrative Agent, at the Borrower’s sole expense, (A) an updated Exhibit F to the Security Agreement reflecting such Equity Interests as Pledged Collateral, and (B) to the extent that such Equity Interests are not certificated, an acknowledgment of collateral assignment, duly executed by the Borrower entity of which the Equity Interests are so pledged;

(vi)    the Administrative Agent shall have received a UCC search report with respect to any new Borrower that will directly own such Eligible Project (unless such new Borrower was formed not more than fifteen (15) days prior to such Approved Eligible Project becoming a Borrowing Base Project) and draft UCC-1 financing statement approved by such Borrower to be filed promptly after such Eligible Project becomes an Approved Eligible Project;

(vii)    the Administrative Agent shall have received satisfactory evidence from Bond Counsel that (A) the Issuer Resolution remains in full force and effect, and that the Issuer is authorized to execute, deliver and perform the Notes Agreement and to issue the Notes in an amount sufficient to allow such Approved Eligible Project to be added as a Borrowing Base Project and (B) with respect to the Notes, an executed opinion of Bond Counsel addressed to the Issuer, the Administrative Agent and the Lenders has been issued, or will be issued, and delivered on the date that such Approved Eligible Project is added as a Borrowing Base Project, as to the exclusion of interest on the Notes from gross income for federal income tax purposes of the Lenders;

(viii)    the Administrative Agent shall have received any materially revised Base Case Projections, if applicable, that comply with the requirements of Section 2.04(b)(vii), as reasonably determined by the Administrative Agent;

(ix)    the Borrower Representative shall deliver, or caused to be delivered, to the Administrative Agent, at the Borrower’s sole expense, if each Subsidiary that will directly or indirectly own such Approved Eligible Project is not already a Borrower, an executed Collateral Assignment of Material Agreements; and

(x)    to the extent that the owner of such Approved Eligible Project is not already included in the defined term “Borrower”, the Borrower shall have paid all reasonable and documented out-of-pocket costs and expenses incurred and invoiced by the Administrative Agent in reviewing the due diligence materials described above, and in connection with the consideration of such Approved Eligible Project, and in documenting the addition of such Approved Eligible Project as a Borrowing Base Project;

provided that, the Administrative Agent shall provide to the Borrower Representative an estimate of out-of-pocket costs and expenses if the total of the same is reasonably expected to exceed $10,000.

Upon the satisfaction of the foregoing conditions, (a) the Administrative Agent, in its sole and reasonable discretion, shall determine the Availability Period and the related Availability Period End Date pursuant to the terms of this Agreement applicable to such Approved Eligible Project and give notice thereof to the Borrower Representative, the applicable Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter, and (b) such Approved Eligible Project shall become a “Borrowing Base Project” hereunder. Upon determining the Availability Period for any such Approved Eligible Project, whether at the Effective Date or thereafter, as applicable, the Borrowers hereby agrees and acknowledges that the Borrowers shall not be entitled to request any Loans or Borrowing with respect to such Approved Eligible Project after the Availability Period End Date established pursuant to this paragraph with respect to such Approved Eligible Project.

(d)    Request to Subtract Approved Eligible Project from Borrowing Base Projects. If after the Effective Date but prior to the Maturity Date, the Borrowers desire to remove an existing Approved Eligible Project as a Borrowing Base Project, the Borrower Representative shall so notify the Administrative Agent in writing and deliver to the Administrative Agent the following, in each case, at the Borrowers’ joint and several expense, in form and substance reasonably satisfactory to the Administrative Agent (unless waived by the Administrative Agent in writing in its sole discretion), which shall be made available electronically to the Administrative Agent via a drop box or similar online data sharing platform, not less than fifteen (15) Business Days’ prior to the proposed date of such Approved Eligible Project being removed from the Borrowing Base Projects; provided that (i) the Borrower Representative shall not, except as may otherwise be agreed by the Administrative Agent, submit more than one (1) request to subtract an existing Approved Eligible Project from the Borrowing Base Projects in any given month; and (ii) each request to subtract an Approved Project from Borrowing Base Projects shall be in an aggregate amount sufficient to cause the aggregate amount of the Borrowing Base to decrease by not less than $1,000,000:

(i)      immediately before and after giving effect to such subtraction, no Default shall exist and be continuing;

(ii)     the Approved Eligible Project to be subtracted has reached its Substantial Completion Date;

(iii)    to the extent the Leverage Ratio exceeds 65% as a result of such subtraction of such Approved Eligible Project (after taking into account any addition of an Approved Eligible Project as a Borrowing Base Project pursuant to Section 2.04(c)), then the Borrowers shall, not later than the date of such Subtraction Event, prepay the Loans in an aggregate amount sufficient to cause the Leverage Ratio to be less than or equal to 65%; and

(iv)    the Borrower Representative shall provide a certificate of a Financial Officer dated the date of such subtraction, certifying (with reasonable detail) that (i) the Borrowers continue to maintain a Historical Debt Service Coverage Ratio and a Projected Debt Service Coverage Ratio, in each case, tested as of the date of such subtraction and pro forma for the subtraction of the Approved Eligible Project and the resulting prepayment of Loans, if any, pursuant to Section 2.04(d)(iii), to be at least 1.50 to 1.00; and (ii) each of the Debt Service Reserve Fund Requirement and, if the specific Eligible Project to be subtracted is a Greenfield Project, the Ramp Up Reserve Requirement shall be recalculated on the date such Eligible Project is subtracted as a Borrowing Base Project, giving effect to such subtraction and any resulting repayment of Loans, if any, and the Borrower Representative shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying (A) each of the Debt Service Reserve Fund Requirement and, if the specific Eligible Project is a Greenfield Project, the Ramp Up Reserve Requirement as of such date and (B) certifying that each of the Debt Service Reserve Fund and, if the specific Eligible Project is a Greenfield Project, the Ramp Up Reserve Fund hold such applicable reserve requirement;

(such being a “Subtraction Event”), then in any such event such Borrowing Base Project shall be removed from all Borrowing Base Project related calculations contained herein and from all financial covenants herein as a Borrowing Base Project effective as of the date such Subtraction Event occurred. Notwithstanding the foregoing, to the extent that the Borrowers desire to remove an existing Approved Eligible Project as a Borrowing Base Project for which no Loans have been funded under this Agreement, the Borrower Representative shall not be required to provide the items identified in subsections (i) through (iv) above, but the Borrower Representative shall so notify the Administrative Agent in writing of such removal and shall otherwise comply with the requirements of this Section 2.04(d).

(e)    Disqualification of a Borrowing Base Project. Notwithstanding anything contained herein to the contrary, if (1) any Borrowing Base Project ceases to meet the criteria for an Eligible Project, as determined by the Borrowers, the Borrower Representative or the Administrative Agent acting reasonably in good faith, (2) there has occurred a material violation of any Environmental Law at any Borrowing Base Project since it initially qualified as a Borrowing Base Project, except for such violations that are not material to the profitability of such Borrowing Base Project, (3) the Ground Lease for any Borrowing Base Project is cancelled or terminated or the term of such Ground Lease is amended to be less than ten (10) years, (4) the Construction Contract for any Borrowing Base Project is cancelled or terminated, (5) there has occurred a material adverse effect on the ability of a Borrower directly or indirectly owning any Borrowing Base Project to perform any of its material obligations under any Material Project Contract, (6) any Permit with respect to a Borrowing Base Project has been suspended, canceled or withdrawn, or such Borrowing Base Project has failed to receive a Permit, and such suspension, cancellation, withdrawal or failure to receive results in a suspension of construction or operations at such Borrowing Base Project for more than ten (10) days, (7) the applicable Borrower or the Borrower Representative has knowledge that a Borrowing Base Project has been “dark” (i.e., there are no Hangar Leases for such Borrowing Base Project) for more than six (6) months (other than as a result of a casualty loss for which the provisions of clause (1) above shall apply), (8) the Administrative Agent has not received insurance policy endorsements reflecting the coverage required by the Loan Documents within thirty (30) days of such Eligible Project becoming an Approved Eligible Project, (9) the Administrative Agent shall has not received the following within ninety (90) days of such Eligible Project becoming an Approved Eligible Project: (x) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination, and (y) if such real property is located in a special flood hazard area, (1) a notice to (and confirmations of receipt by) the applicable Borrower or the Borrower Representative as to the existence of a special flood hazard and, if applicable, the availability of flood hazard insurance under the National Flood Insurance Program and (2) evidence of applicable flood insurance, if available, in each case in such form, on such terms and in such amounts as required by the Flood Insurance Laws or as otherwise required by the Administrative Agent, or (10) the Project Costs for such Borrowing Base Project are no longer eligible for tax-exempt financing (any such event or circumstance being a “Disqualification Event”), then, if such event remains unremedied for ten (10) Business Days (or, with respect to the Disqualification Event identified in clause (4) above, thirty (30) days) after written notice thereof from the Administrative Agent to the Borrower Representative (which notice will be given at the request of any Lender) or after written notice from the Borrower Representative to the Administrative Agent in accordance with Section 5.02 hereof; provided, however, that if such event requires work to be done, actions to be taken, or conditions to be remedied, which by their nature cannot reasonably be done, taken or remedied within such ten (10) Business Day (or, with respect to the Disqualification Event identified in clause (4) above, thirty (30) day) period, no Disqualification Event shall be deemed to have occurred or to exist if the applicable Borrower shall commence such work, action or other remedy within such ten (10) Business Day (or, with respect to the Disqualification Event identified in clause (4) above, thirty (30) day) period and shall diligently and continuously prosecute the same and such Disqualification Event shall occur only when such failure shall continue unremedied for a period of twenty (20) Business Days (or, with respect to the Disqualification Event identified in clause (4) above, thirty (35) days) after the date of the original written notice thereof, such Borrowing Base Project shall be removed from all Borrowing Base Project related calculations contained herein and from all financial covenant herein as a Borrowing Base Project effective as of the date such Disqualification Event occurred, and each of the Debt Service Reserve Fund Requirement and, if the specific Eligible Project to be disqualified is a Greenfield Project, the Ramp Up Reserve Requirement shall be recalculated on the date such Eligible Project is disqualified as a Borrowing Base Project, giving effect to such disqualification and any resulting repayment of Loans, if any, and the Borrower Representative shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying (A) each of the Debt Service Reserve Fund Requirement and, if the specific Eligible Project is a Greenfield Project, the Ramp Up Reserve Requirement as of such date and (B) certifying that each of the Debt Service Reserve Fund and, if the specific Eligible Project is a Greenfield Project, the Ramp Up Reserve Fund hold such applicable reserve requirement.

SECTION 2.05. Reserve Funds. Concurrently with the addition of an Eligible Project to the Borrowing Base Projects, but subject to the terms of Section 5.18, the Lenders shall cause a portion of the proceeds of the initial Borrowing used to fund Project Costs for such additional Eligible Project to be deposited into the Debt Service Reserve Fund pursuant to Section 5.18(c) and into the Ramp Up Reserve Fund pursuant to Section 5.18(d).

SECTION 2.06.[Reserved.]

SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to an account of the Borrower Representative maintained with the Administrative Agent in New York City and designated by the Borrower Representative in the applicable Purchase Request delivered pursuant to Section 2.03.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.07(a) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Purchase Request. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)    To make an election pursuant to this Section, the Borrower Representative shall notify the Administrative Agent of such election by the time that a Purchase Request would be required under Section 2.03 if the Borrower Representative were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower Representative; provided that, if such Interest Election Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent.

(c)    Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and

(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing with a one-month Interest Period.

(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)    If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be deemed to continue as a Term Benchmark Borrowing with a one-month Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, each Term Benchmark Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09. Termination and Reduction of Commitments. (a) Unless previously terminated in accordance with the terms hereof, the Commitments shall terminate on the Maturity Date.

(b)    The Borrowers may at any time terminate, or from time to time reduce, the Commitments; provided that each reduction of the Commitments shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000.

(c)    The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Commitments under this Section 2.09(b) at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section 2.08 shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.10. Repayment of Loans; Evidence of Debt.

(a)    The Borrowers hereby unconditionally promises to pay, jointly and severally, to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(e)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

SECTION 2.11. Prepayment of Loans.

(a)    Optional Prepayment of Loans. The Borrowers shall have the right at any time and from time to time to prepay any Loans or Borrowings under this Agreement in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section.

(b)    Mandatory Prepayment of Loans.

(i)    If, on any day, the aggregate Credit Exposure of all Lenders exceeds the Maximum Loan Amount, as of such day for any reason, then the Borrowers (to the extent that termination of Commitments pursuant to Section 2.09(b) are not sufficient to cure such excess) shall immediately pay such excess to the Administrative Agent, for the benefit of the Lenders to prepay the Loans in an aggregate amount equal to such excess.

(ii)    If, on any day, the Leverage Ratio exceeds 65% (after taking into account any initial Borrowing with respect to a Borrowing Base Project), then the Borrowers shall, within ten (10) Business Days after such occurrence, prepay the Loans in an aggregate amount sufficient to cause the Leverage Ratio to be less than or equal to 65%.

(iii)    If, on any day, an Approved Eligible Project is subtracted from the Borrowing Base Projects pursuant to Section 2.04(d), the Borrowers shall, within ten (10) Business Days after such occurrence, prepay the Loans in whole with respect to such Project.

(iv)    If, on any day, an Approved Eligible Project is disqualified from the Borrowing Base Projects pursuant to Section 2.04(e) and such disqualification causes the Leverage Ratio to exceed 65%, the Borrowers shall, within ten (10) Business Days after such disqualification, prepay the Loans in an aggregate amount sufficient to cause the Leverage Ratio to be less than or equal to 65%.

(v)    If, on any day, the Borrowers incur or issue any Indebtedness not otherwise permitted pursuant to Section 6.01, then the Borrowers shall, within three (3) Business Days after such incurrence or issuance, prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the aggregate Net Proceeds of any such Indebtedness.

(vi)    If, on any day, the Borrowers issue any Equity Issuance that was contributed for the purpose of curing any Default or Event of Default, then the Borrower shall, within three (3) Business Days after such issuance, prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the aggregate Net Proceeds of any such Equity Issuance.

(vii)    If, on any day, the Borrowers receive Extraordinary Receipts, then the Borrowers shall, within three (3) Business Days after such receipt, prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the aggregate Net Proceeds of such Extraordinary Receipts.

(viii)    The Borrowers shall make mandatory principal prepayments of the Loans in amounts equal to one hundred percent (100%) of the aggregate Net Proceeds, if any, from (A) any Disposition (other than any Disposition permitted pursuant to, and in accordance with, Section 6.05); provided that such Net Proceeds shall be applied solely to the Loans which relate to such Borrower and such Borrower ’s property subject to such Disposition and such prepayments shall not exceed the principal of and interest on such Loans, (B) any Change of Control, or (C) any Insurance and Condemnation Event. Such prepayments shall be made within three (3) Business Days after the date of receipt by the Borrowers of the Net Proceeds.

(c)   Manner of Prepayment. The Borrower Representative shall notify the Administrative Agent by telephone (confirmed by telecopy or electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the Administrative Agent) of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and any break funding payments required by Section 2.16. Any prepayment of the Loans by any of the Borrowers shall be accompanied by a corresponding permanent reduction of the Commitment in effect as of such prepayment date ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.12. Fees. (a) The Borrowers agree to pay, jointly and severally, to the Administrative Agent a commitment fee for the account of each Lender, which shall accrue at the Commitment Fee Rate on the amount of the undrawn portion of the Commitment (determined daily) of such Lender during the period from and including the Effective Date to but excluding the Maturity Date. Commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth day following such last day and on the Maturity Date, commencing on the first such date to occur after the date hereof; provided that any commitment fees accrued through and payable on the Maturity Date shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day and the last day of each period but excluding the Maturity Date).

(b)    The Borrowers shall pay, jointly and severally, to the Administrative Agent, for the ratable benefit of each of the Lender having a Commitment, an upfront fee in an aggregate amount equal to 1.50 percent (1.50%) of the Commitments on the Effective Date (the “Upfront Fee”). The entire amount of the Upfront Fee will be fully earned and will be due and payable in full in cash on the Effective Date.

(c)    The Borrowers agree to pay, jointly and severally, to the Administrative Agent, for its own account, fees payable pursuant to the Fee Letter between the Borrowers and the Administrative Agent.

(d)    All fees payable hereunder shall be paid on the dates due, in dollars in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate (collectively, the “ABR Borrowing Interest Rate”).

(b)    The Loans comprising each Term Benchmark Borrowing shall bear interest in the case of a Term Benchmark Loan, at the sum of (i) the product of (A) the Applicable Factor and (B) the Adjusted Term SOFR Rate, and (ii) the Applicable Rate (collectively, the “Term Benchmark Borrowing Interest Rate”).

(c)    From and after the Taxable Date, the Loans shall bear interest at the applicable Gross Up Rate.

(d)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the Default Rate.

(e)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to subsection (c) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Draw Down Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)    Interest computed by reference to the Term SOFR Rate or Daily Simple SOFR and the Alternate Base Rate (except when based on the Prime Rate) hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Alternate Base Rate only at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(g)    Notwithstanding paragraph (e) of this Section, from the date any Loan is made through but not including the Capitalized Interest End Date, interest on each Loan will accrue during such period and will be paid in kind on each Interest Payment Date, in each case, by automatically adding the applicable interest amount to the outstanding principal amount of the related Loan on each date for which interest is due and payable hereunder; provided that if at any time a Default shall occur and be continuing, the Administrative Agent may determine in its sole and absolute discretion that interest shall no longer be payable in kind and, instead, shall be payable in cash on the immediately next Interest Payment Date and all succeeding Interest Payment Dates. Such increased principal amounts resulting from such capitalizing interest shall bear interest as provided in this Agreement and shall be considered outstanding and advanced for all purposes of this Agreement, including, without limitation, calculating Credit Exposure and Unfunded Commitments of the Lenders.

SECTION 2.14. Alternate Rate of Interest; Illegality. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if:

(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period; or

(ii)    the Administrative Agent is advised by the Required Lenders that prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower Representative delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Purchase Request in accordance with the terms of Section 2.03, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Purchase Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Purchase Request, as applicable, for an ABR Borrowing. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower Representative’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until (x) the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower Representative delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Purchase Request in accordance with the terms of Section 2.03, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, an ABR Loan on such day.

(b)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)    Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)    The Administrative Agent will promptly notify the Borrower Representative and the Lenders of (1) any occurrence of a Benchmark Transition Event, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes, (4) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (5) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (a) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (b) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (2) if a tenor that was removed pursuant to clause (i) above either (a) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (b) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)    Upon the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower Representative may revoke any request for a Term Benchmark Borrowing, conversion to or continuation of Term Benchmark Loans to be made, converted or continued, during any Benchmark Unavailability Period and, failing that, the Borrower Representative will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to an ABR Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, an ABR Loan on such day.

SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender);

(ii)   impose on any Lender or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein; or

(iii)  subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto.

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrowers will pay, jointly and severally, to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)    If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay, jointly and severally, to such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered..

(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay, jointly and severally, such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including, without limitation, as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(c) and is revoked in accordance therewith) or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate, jointly and severally, each Lender for the loss, cost and expense attributable to such event, if any. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay, jointly and severally, such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17. Withholding of Taxes; Gross-Up. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)    Payment of Other Taxes by the Borrowers. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)    Evidence of Payments. Within five (5) Business Days of the end of each fiscal quarter, to the extent that any payment of Taxes has been made by a Borrower to a Governmental Authority pursuant to this Section during such fiscal quarter, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)    Indemnification by the Borrowers. The Borrowers shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)    Status of Lenders. (1) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrower Representative or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(i)(A), (i)(B) and (i)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i)    Without limiting the generality of the foregoing, in the event that the Borrowers are U.S. Persons,

(A)    any Lender that is a U.S. Person shall deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN; or

(4)    to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower Representative or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for the Borrower Representative and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal inability to do so.

(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)    Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)     Defined Terms. For purposes of this Section, the term “applicable law” includes FATCA.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrowers shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) in Dollars prior to 12:00 noon, New York City time, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices applicable office or offices as described in the Administrative Questionnaire provided by the Administrative Agent to the Borrower Representative from time to time, except that all payments pursuant to Sections Section 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b)    At any time that payments are not required to be applied in the manner required by Section 7.03, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)    If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agrees, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(d)    Unless the Administrative Agent shall have received, prior to any date on which any payment is due to the Administrative Agent for the account of the Lenders pursuant to the terms hereof or any other Loan Document (including any date that is fixed for prepayment by notice from the Borrower Representative to the Administrative Agent pursuant to Section 2.11(b)), notice from the Borrower Representative that the Borrowers will not make such payment or prepayment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the NYFRB Rate.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections Section 2.15 or Section 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay, jointly and severally, all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice by the Borrower Representative to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower Representative shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each party hereto agrees that (A) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower Representative, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (B) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto.

SECTION 2.20. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)    fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b)    any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.03 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower Representative may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower Representative, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and

(c)    the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby.

SECTION 2.21. Extension of Maturity Date. (a) The Borrower Representative may, by delivering an Extension Request to the Administrative Agent (who shall promptly deliver a copy to each of the Lenders), not less than 90 days in advance of the Maturity Date in effect at such time (the “Existing Maturity Date”), request that the Lenders extend the Existing Maturity Date to the first anniversary of such Existing Maturity Date. Each Lender, acting in its sole discretion, shall, by written notice to the Administrative Agent given not later than the date that is the 30th day after the date of the Extension Request, or if such date is not a Business Day, the immediately following Business Day (the “Response Date”), advise the Administrative Agent in writing whether or not such Lender agrees to the requested extension. Each Lender that advises the Administrative Agent that it will not extend the Existing Maturity Date is referred to herein as a “Non-extending Lender”; provided, that any Lender that does not advise the Administrative Agent of its consent to such requested extension by the Response Date and any Lender that is a Defaulting Lender on the Response Date shall be deemed to be a Non-extending Lender. The Administrative Agent shall notify the Borrower Representative, in writing, of the Lenders’ elections promptly following the Response Date. The election of any Lender to agree to such an extension shall not obligate any other Lender to so agree. The Maturity Date may be extended no more than three (3) times pursuant to this Section 2.21.

(b)    (i) If, by the Response Date, Lenders holding Commitments that aggregate 50% or more of the total Commitments shall constitute Non-extending Lenders, then the Existing Maturity Date shall not be extended and the outstanding principal balance of all Loans and other amounts payable hereunder shall be payable, and the Commitments shall terminate, on the Existing Maturity Date in effect prior to such extension.

(ii) If (and only if), by the Response Date, Lenders holding Commitments that aggregate more than 50% of the total Commitments shall have agreed to extend the Existing Maturity Date (each such consenting Lender, an “Extending Lender”), then effective on and as of the effective date of the applicable extension under this Section 2.21, the Maturity Date for such Extending Lenders shall be extended to the first anniversary of the Existing Maturity Date (subject to satisfaction of the conditions set forth in Section 2.21(d)). In the event of such extension, the Commitment of each Non-extending Lender shall terminate on the Existing Maturity Date in effect for such Non-extending Lender prior to such extension and the outstanding principal balance of all Loans and other amounts payable hereunder to such Non-extending Lender shall become due and payable on such Existing Maturity Date and, subject to Section 2.21(c) below, the total Commitments hereunder shall be reduced by the Commitments of the Non-extending Lenders so terminated on such Existing Maturity Date.

(c)    In the event of any extension of the Existing Maturity Date pursuant to Section 2.21(b)(ii), the Borrowers shall have the right on or before the Existing Maturity Date, at their own expense, to require any Non-extending Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all its interests, rights (other than its rights to payments pursuant to Section 2.15, Section 2.16, Section 2.17 or Section 9.03 arising prior to the effectiveness of such assignment) and obligations under this Agreement to one or more banks or other financial institutions identified to the Non-extending Lender by the Borrower Representative, which may include any existing Lender (each a “Replacement Lender”); provided that (i) such Replacement Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (such approvals to not be unreasonably withheld) to the extent the consent of the Administrative Agent would be required to effect an assignment under Section 9.04(c), (ii) such assignment shall become effective as of a date specified by the Borrower Representative (which shall not be later than the Existing Maturity Date in effect for such Non-extending Lender prior to the effective date of the requested extension) and (iii) the Replacement Lender shall pay to such Non-extending Lender in immediately available funds on the effective date of such assignment the principal of and interest accrued to the date of payment on the outstanding principal amount Loans made by it hereunder and all other amounts accrued and unpaid for its account or otherwise owed to it hereunder on such date.

(d)    As a condition precedent to each such extension of the Existing Maturity Date pursuant to Section 2.21(b)(ii), the Borrower Representative shall (i) deliver to the Administrative Agent (A) an opinion of Bond Counsel dated as of the Existing Maturity Date, in form and substance satisfactory to the Administrative Agent and its counsel, to the effect that such extension does not adversely affect the exclusion from gross income for federal income tax purposes of interest on the Notes, and (B) a certificate of the Borrower Representative dated as of the Existing Maturity Date signed by a Responsible Officer of the Borrowers certifying that, as of such date, both before and immediately after giving effect to such extension, (I) the representations and warranties of the Borrowers set forth in this Agreement shall be true and correct and (II) no Default or Event of Default shall have occurred and be continuing and (ii) first make such prepayments of the outstanding Loans as shall be required such that, after giving effect to the termination of the Commitments of the Non-extending Lenders pursuant to Section 2.21(b) and any assignment pursuant to Section 2.21(c), the aggregate Credit Exposure does not exceed the aggregate amount of Commitments being extended.

(e)    For the avoidance of doubt, (i) no consent of any Lender (other than the existing Lenders participating in the extension of the Existing Maturity Date) shall be required for any extension of the Maturity Date pursuant to this Section 2.21 and (ii) the operation of this Section 2.21 in accordance with its terms is not an amendment subject to Section 9.02.

SECTION 2.22. Additional Commitments. The Borrowers, acting through the Borrower Representative, shall have the right from time to time to request an increase in the Commitment by up to $100,000,000 in the aggregate for all such requests, subject to each Lender’s receipt of all internal credit approvals and satisfaction of the following terms and conditions:

(a)    Any request for increase in the total Commitments shall be by the Borrower Representative giving written notice (the “Additional Commitment Notice”) to the Administrative Agent at least forty-five (45) days prior to the date upon which the Borrowers shall desire such increase to become effective, and shall set forth (1) the requested amount of the additional commitment (the “Additional Commitment Amount”), which Additional Commitment Amount shall be in the minimum amount of $5,000,000 and an integral multiple of $1,000,000 in excess thereof and (2) such details with respect thereto as are reasonably requested by the Administrative Agent; provided that the Borrower Representative may not deliver more than two (2) Additional Commitment Notices in any twelve (12) month period.

(b)    The aggregate amount of the Lenders’ Commitments (without regard to any reduction thereof) after giving effect to the Additional Commitment Amount shall not exceed $300,000,000.

(c)    Upon receipt of the Additional Commitment Notice, the Administrative Agent shall notify the then existing Lenders of the terms of such Additional Commitment Notice and each Lender’s pro rata share of the proposed Additional Commitment Amount. If any Lender rejects the offer to increase its respective Commitment or accepts only a portion thereof, which each Lender may do in its sole and absolute discretion, the Administrative Agent shall further offer the rejected shares (or rejected portions thereof) to the Lenders that have accepted the proposed increase in their Commitments (each, an “Accepting Lender”), pro rata based on the sum of their then existing Commitments plus any additional portion of the Additional Commitment Amount which they have previously accepted. If any Lender shall not respond, in their sole and absolute discretion, to a request by the Administrative Agent pursuant to this clause (c) within ten (10) Business Days after receipt of an offer (including any offer for a portion of the Additional Commitment Amount rejected by another Lender), such Lender shall be deemed to have rejected such offer. The Administrative Agent shall notify the Borrower Representative of all acceptances and rejections with respect to the Additional Commitment Amount by the Lenders. If such acceptances are satisfactory to the Borrowers, the Commitments of the Accepting Lenders shall be increased by their respective portions of the Additional Commitment Amount without the consent of any other Lender, subject, however, to (i) no Default and no Event of Default being in existence before or after such increase, (ii) the Accepting Lenders paying to the Administrative Agent (on behalf of the other Lenders) the aggregate amount determined by the Administrative Agent to be necessary so that each Accepting Lender’s pro rata share of outstanding Loans matches the ratio of its increased Commitment to the aggregate amount of all revised Commitments after giving effect to the Additional Commitment Amount, (iii) the Borrowers, the Accepting Lenders and the Administrative Agent (on behalf of the Lenders) executing and delivering such other documents evidencing such adjustments in the Commitments and the Loans as shall be reasonably acceptable to the Borrowers, the Loan Parties, the Accepting Lenders and the Administrative Agent, (iv) the Borrowers paying, jointly and severally, an upsizing fee to the Accepting Lenders, in an amount to be determined at such time by the Borrower, the Administrative Agent and the Accepting Lenders in good faith and such fee to be paid on the date of such increase, based upon the incremental upsized amount, and to be non-refundable once paid, and (v) the Borrowers paying, jointly and severally, all of the Administrative Agent’s reasonable and documented out-of-pocket expenses as well as any negotiated Administrative Agent fee in connection with the foregoing.

(d)    In the event that the Additional Commitment Amount is not achieved pursuant to paragraph (c) above, the Administrative Agent shall use commercially reasonable efforts, with the assistance of the Borrowers, to arrange for additional lenders with Commitments aggregating up to the Additional Commitment Amount. The Administrative Agent shall submit a list of additional proposed syndicate members to the Borrower Representative for its review and approval. If any such proposed lenders are so approved by the Borrower Representative, such lenders shall become additional Lenders under this Agreement in accordance with their respective Commitments without the consent of any other Lenders, subject, however, to (i) no Default and no Event of Default being in existence at such time, (ii) such new Lenders paying to the Administrative Agent (on behalf of the other Lenders) the aggregate amount determined by the Administrative Agent to be necessary so that each new Lender’s pro rata share of outstanding Loans matches the ratio of its Commitment to the aggregate amount of all Commitments after giving effect to the Additional Commitment Amount, (iii) the Borrowers paying, jointly and severally, to the Lenders the amounts payable, if any, to such Lenders pursuant to Section 2.16 as a result of the prepayment of any such Loans, (iv) the Borrowers, the new Lenders and the Administrative Agent (on behalf of the Lenders) executing such other documents evidencing their addition as Lenders hereunder and the adjustment of the Commitments and Loans as shall be reasonably acceptable to the Borrowers and the Administrative Agent, and (iv) the Borrowers paying, jointly and severally, all of the Administrative Agent’s reasonable and documented out-of-pocket expenses as well as any negotiated Administrative Agent fee in connection with the foregoing.

(e)    No Additional Commitment Amount may be extended unless and until the Administrative Agent shall have received (i) an updated pipeline of Eligible Projects that the Borrowers plan to acquire, (ii) an updated financial model of the Borrowers giving effect to the acquisition of such Eligible Projects in the acquisition pipeline on a pro forma basis, (iii) the Borrower Representative providing to the Administrative Agent and the Lenders an updated feasibility study prepared or updated not more than two (2) months prior to the date of such Additional Commitment Notice, and including such Eligible Projects in the acquisition pipeline, which study evaluates the leasing market risk for such Eligible Projects, and (iv) evidence acceptable to the Administrative Agent in its reasonable discretion that such Eligible Projects in the acquisition pipeline have received all necessary Issuer approvals, TEFRA Approvals and all Form 8038 and Tax Certificates shall have been completed, executed and delivered, in each case in reasonable detail and in form and substance reasonably satisfactory to the Administrative Agent.

(f)    Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, each Lender hereby authorizes the Borrowers and the Administrative Agent (on behalf of the Lenders) to enter into amendments and modifications of this Agreement and the other Loan Documents to the extent necessary to reflect the adjustment of the Commitments and the Loans contemplated by this Section.

SECTION 2.23. Banking Services and Swap Agreements. Each Lender or Affiliate thereof providing Banking Services for, or having Swap Agreements with, any Loan Party shall deliver to the Administrative Agent, promptly after entering into such Banking Services or Swap Agreements, written notice setting forth the aggregate amount of all Banking Services Obligations and Swap Agreement Obligations of such Loan Party to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In furtherance of that requirement, each such Lender or Affiliate thereof shall furnish the Administrative Agent, from time to time after a significant change therein or upon a request therefor, a summary of the amounts due or to become due in respect of such Banking Services Obligations and Swap Agreement Obligations. The most recent information provided to the Administrative Agent shall be used in determining which tier of the waterfall, contained in Section 2.18(b), such Banking Services Obligations and/or Swap Agreement Obligations will be placed.

SECTION 2.24. Gross Up Rate. (a) In the event a Taxable Date with respect to any Note shall occur, the Borrowers agree to pay, jointly and severally, to each Noteholder and/or former Noteholder on the Administrative Agent’s demand therefor (i) an amount equal to the difference between (A) the amount of interest that would have been paid to such Noteholder and/or former Noteholder on is pro rata portion of the Notes during the period for which interest on the Notes is includable in the gross income of such Noteholder and/or former Noteholder if the Notes had borne interest at the Gross Up Rate, beginning on the Taxable Date (the “Taxable Period”), and (B) the amount of interest actually paid to such Noteholder and/or former Noteholder during the Taxable Period, and (ii) an amount equal to any interest, penalties or charges owed by such Noteholder and/or former Noteholder as a result of interest on the Notes becoming includable in the gross income of such Noteholder or former Noteholder, together with any and all attorneys’ fees, court costs, or other out-of-pocket costs incurred by such Noteholder or former Noteholder in connection therewith.

(b)    Subject to the provisions of clauses (c) and (d) below, the Noteholders and former Noteholders shall afford the Borrowers the opportunity, at each Borrower’s sole cost and expense, to contest (i) the validity of any amendment to the Code which causes the interest on the Notes to be includable in the gross income of the Noteholder or former Noteholder or (ii) any challenge to the validity of the tax exemption with respect to the interest on the Notes, including the right to direct the necessary litigation contesting such challenge (including administrative audit appeals).

(c)    The Borrowers shall, on demand and jointly and severally, immediately reimburse the Administrative Agent and the Noteholder and/or former Noteholder for any and all expenses (including attorneys’ fees for services that may be required or desirable, as determined by the Administrative Agent and the Noteholder and/or former Noteholder in their sole discretion) that may be incurred by the Administrative Agent and/or Noteholders and/or former Noteholders in connection with any such contest, and shall, on demand, immediately reimburse the Administrative Agent and/or Noteholders and/or former Noteholders for any and all penalties or other charges payable by the Noteholders and/or former Noteholders for failure to include such interest in its gross income.

(d)    The joint and several obligations of the Borrowers under this Section 2.24 shall survive the termination of this Agreement and the Notes Agreement and the prepayment or other payment in full of the Loans and/or of the Notes.

ARTICLE III

Representations and Warranties

The Borrowers represent and warrant to the Administrative Agent and the Lenders that:

SECTION 3.01. Organization; Powers. Each of the Borrowers is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate, partnership or limited liability company power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability. The Transactions are within the corporate, partnership or limited liability company powers of each Borrower and have been duly authorized by all necessary corporate, partnership or limited liability company action under their respective Organizational Documents. This Agreement has been duly executed and delivered by each Borrower and constitutes, and each of the other Loan Documents to which they are a party has been duly executed and delivered by each Borrower, and each of the Loan Documents constitute, a legal, valid and binding obligation of the Borrower, in each case, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. Each Borrower has approved the form of the Note Documents to which it is not a party.

SECTION 3.03. Governmental Approvals; No Conflicts. (a) The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents and (iii) filings required under the federal securities laws, (b) do not violate any applicable law or regulation or the Organizational Documents of any Borrower or any order of any Governmental Authority, (c) do not violate or result in a default under any indenture, agreement or other instrument binding upon any Borrower or its assets, or give rise to a right thereunder to require any payment to be made by any Borrower, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of, any Lien on any asset of any Borrower.

(b) Each Borrower has obtained all authorizations, approvals, licenses, permits (other than the permits listed on Part II of Schedule 4.01), consents and orders of any Governmental Authority, legislative body, body, court, agency or commission having jurisdiction of the matter that are required to have been obtained by the Borrowers as of the Effective Date, and all such permits and approvals are in full force in effect in connection with (i) the execution and delivery of, and performance by the Borrowers of its obligations, and the exercise of its rights, under this Agreement and the other Loan Documents to which such Borrower is a party, and the Material Project Contracts relating to the Eligible Project which such Borrower is owning and operating, and the consummation of any transactions contemplated herein or therein, (ii) the acquisition, equipping and installation of the Eligible Project which such Borrower is owning and operating in accordance, and in compliance in all material respects, with all material governmental rules and applicable law (including all applicable material Environmental Laws), and (iii) the validity and enforceability of the Material Project Contracts related to the Eligible Project which such Borrower is owning and operating, except where any failure to obtain the same could not be expected to result in a Material Adverse Effect.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The audited and unaudited financial statements delivered pursuant to Section 4.01(f)(i) are complete and correct and fairly present on a Consolidated basis the assets, liabilities and financial position of the Sponsor and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. Such financial statements show all material indebtedness and other material liabilities, direct or contingent, of the Sponsor and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments, and Indebtedness, in each case, to the extent required to be disclosed under GAAP.

(b)    All financial and other information supplied to Lenders after the Effective Date pursuant to Section 5.01 hereof, (i) are complete and correct and present fairly the financial condition of the Borrowers, (ii) disclose all liabilities of the Borrowers that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent, and (iii) have been prepared in accordance with GAAP consistently applied except as noted therein. No report, financial statement, certificate or document delivered by the Borrowers in connection with this Agreement or any other Loan Document nor any statement, representation, or warranty provided to the Lenders in connection with the negotiation or preparation of this Agreement or the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstances under which it was made, in order to make any such warranty, representation or statement contained therein not misleading. In addition, all information provided from time to time by the Borrowers to each Lender for the purpose of enabling each Lender to fulfill its regulatory and compliance requirements, standards and processes was complete and correct at the time such information was provided and, except as specifically identified to any Lender in a subsequent writing, remains complete and correct as of the date hereof.

(c)    Since December 31, 2024, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower, taken as a whole.

SECTION 3.05. Properties.

(a)    Property Generally. Each Borrower has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)    Intellectual Property. Each Borrower owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use of any trademarks, trade names, copyrights, patents and other intellectual property by such Borrower does not infringe upon the rights of any other Person, except for any such failures to own or license to use or infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Borrower is liable to any Person for infringement under applicable law with respect to any such rights as a result of its business operations.

SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower, threatened against or affecting any Borrower (i) as to which there is a reasonable possibility of an adverse determination and that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement, the Loans, the Notes, the Eligible Projects or the Transactions.

(b)    Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Borrower (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any reasonable basis for any Environmental Liability.

(c)    Since the Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

(d)    Except for Disclosed Matters, (i) no Hazardous Materials are located on any properties now or previously owned, leased or operated by any Borrower or have been released into the environment, or deposited, discharged, placed or disposed of, at, on, under or near any of such properties in a manner that would require the taking of any action under any Environmental Law, and any such action under any Environmental Law has given rise to, or could reasonably be expected to give rise to, remediation costs and expenses on the part of a Borrower as could not reasonably be expected to result in a Material Adverse Effect; (ii) no portion of any such property is being used, or has been used at any previous time, for the disposal, storage, treatment, processing or other handling of Hazardous Materials in violation of any Environmental Law nor is any such property affected by any Hazardous Materials contamination; and (iii) all oral or written notifications of a release of Hazardous Materials required to be filed by or on behalf of a Borrower under any applicable Environmental Law have been filed or are in the process of being timely filed by or on behalf of a Borrower except for any of the foregoing in clauses (ii) and (iii) that could not reasonably be expected to result in a Material Adverse Effect.

(e)    Except for Disclosed Matters, no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to any Borrower’s knowledge, threatened by any Governmental Authority or other Person with respect to, in any such case, any (i) alleged violation by a Borrower of any Environmental Law, (ii) alleged failure by a Borrower to have any Environmental Permits required in connection with the conduct of its business or to comply with the terms and conditions thereof, (iii) any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Materials, or (iv) release of Hazardous Materials except for any of the foregoing that could not reasonably be expected to result in a Material Adverse Effect.

(f)    Except for Disclosed Matters, no property now owned or leased by any Borrower and, to the knowledge of each Borrower, no such property previously owned or leased by a Borrower, to or from which a Borrower, directly or indirectly, transported or arranged for the transportation of any Hazardous Materials, in any case, is listed or, to any Borrower’s knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS (as defined in CERCLA) or any similar state list or is the subject of federal, state or local enforcement actions or, to the knowledge of any Borrower, other investigations which may lead to claims against a Borrower for clean-up costs, remedial work, damage to natural resources or personal injury claims, including, but not limited to, claims under CERCLA except for any of the foregoing that could not reasonably be expected to result in a Material Adverse Effect.

(g)    Except for Disclosed Matters, there are no underground storage tanks located on any property currently owned or leased by any Borrower that are not properly registered or permitted under applicable Environmental Laws or that are leaking or disposing of Hazardous Materials except for any of the foregoing that could not reasonably be expected to result in a Material Adverse Effect.

(h)    Except for Disclosed Matters, there are no Liens under or pursuant to any applicable Environmental Laws on any real property or other assets owned or leased by any Borrower, and no actions by any Governmental Authority have been taken or, to the knowledge of any Borrower, are in process which could subject any of such properties or assets to such Liens.

SECTION 3.07. Compliance with Laws and Agreements; No Default. (a) Each Borrower is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) No bankruptcy, insolvency or other similar proceedings pertaining to any Borrower is pending or presently contemplated. No Default has occurred and is continuing hereunder. No event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute a “default” or “event of default” under any loan agreement, indenture, bond, note, resolution, agreement or other instrument to which a Borrower is a party or is otherwise subject, including under any of the other Loan Documents, Note Documents or the Material Project Contracts. No Borrower is presently in default under any material agreement to which it is a party which could reasonably be expected to have a Material Adverse Effect. No Borrower is in violation of any material term of its Organizational Documents.

SECTION 3.08. Investment Company Status. No Borrower is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. Each Borrower has timely filed or caused to be filed all Tax returns and reports required to have been filed, and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to file such returns or to pay Taxes could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA; Plan Assets; Prohibited Transactions. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. As of the Effective Date, neither the Borrowers nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Plans other than those disclosed in the financial statements described in Section 4.01(k). Neither the Borrowers nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date of this Agreement sponsored, maintained or contributed to, any Multiemployer Plan.

(b) No Borrower is an entity deemed to hold “plan assets” (within the meaning of the Plan Assets Regulations), and neither the execution, delivery nor the performance of the transactions contemplated under the Loan Documents, including the making of any Loan hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

SECTION 3.11. Disclosure. ii) All information, reports and other papers and data with respect to the Borrowers, the Eligible Projects and the other Loan Parties furnished by the Borrowers to the Administrative Agent and the Lenders were, at the time the same were so furnished, correct in all material respects. Any financial, budget and other projections furnished by the Borrowers to the Administrative Agent and the Lenders were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair and reasonable in light of conditions existing at the time of delivery of such financial, budget or other projections, and represented, and as of the date of this representation, represent (subject to the updating or supplementation of any such financial, budget or other projections by any additional information provided to the Administrative Agent and the Lenders in writing, the representations contained in this Agreement being limited to financial, budget or other projections as so updated or supplemented), in the judgment of the Borrowers, a reasonable, good faith estimate of the information purported to be set forth, it being understood that uncertainty is inherent in any projections and that no assurance can be given that the results set forth in the projections will actually be obtained. No fact is known to the Borrowers that materially and adversely affects or in the future may (as far as it can reasonably foresee) materially and adversely affect the security for the Obligations, or the ability of the Borrowers to repay when due the Obligations, that has not been set forth in the financial statements and other documents referred to in this Section 3.11 or in such information, reports, papers and data or otherwise disclosed in writing to the Administrative Agent and the Lenders. The documents furnished and statements made by the Borrowers in connection with the negotiation, preparation or execution of this Agreement and the other Loan Documents do not contain untrue statements of material facts or omit to state material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(a) As of the Effective Date, to the best knowledge of the Borrowers, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

SECTION 3.12. Anti-Corruption Laws and Sanctions. Each Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by each Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each Borrower, its Subsidiaries and their respective officers and directors and to the knowledge of each Borrower, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrowers, any Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of each Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, Note Purchase, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

SECTION 3.13. EEA Financial Institutions. No Borrower is an Affected Financial Institution.

SECTION 3.14. Indebtedness. As of the Effective Date, no Borrower has incurred any Indebtedness other than as permitted under Section 6.01.

SECTION 3.15. Margin Regulations. No Borrower is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Borrowing hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets (either of the Borrowers only or of the Loan Parties on a consolidated basis) will be Margin Stock.

SECTION 3.16. Solvency. On the Effective Date after giving effect to the making of Loans on the Effective Date, and the disbursement of the proceeds of such Loans pursuant to the Borrower Representative’s instructions, each of the Borrowers is, individually and the Borrowers, taken as a whole, are Solvent.

SECTION 3.17. Subsidiaries. As of the Effective Date, set forth on Schedule 3.17(i) is a complete and correct list of each Person owning direct and indirect Equity Interests in the Borrowers, together with, for each such Person, (i) the jurisdiction of organization of such Person and (ii) the nature of the ownership interests held by each such Person and (iii) whether such Equity Interests are subject to any Lien or Negative Pledge (other than the Liens in favor of the Administrative Agent for the benefit of the Secured Parties). Also attached hereto as Schedule 3.17(ii) is a true, complete and correct copy of the Borrowers’ organizational chart.

SECTION 3.18. Outbound Investment Rules. None of the Borrowers nor any of their respective Subsidiaries is a ‘covered foreign person’ as that term is used in the Outbound Investment Rules. None of the Borrowers nor any of their respective Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if any such Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

SECTION 3.19. Insurance. Each Eligible Project is insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Eligible Project is located, including, without limitation, flood insurance maintained with a financially sound and reputable insurer and in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws for any Project that is located in an area that has been identified as an area having special flood hazards or mudslide hazards.

SECTION 3.20. Security Interests and Liens. The Security Documents create, as security for the Secured Obligations, valid and enforceable, perfected (assuming that the UCC-1 financing statements required to be filed in connection with the Security Documents are filed in the applicable filing office as provided by law and all applicable filing fees are paid), first priority security interests in and Liens on all of the Collateral, in favor of the Administrative Agent as agent for the ratable benefit of the Secured Parties, and subject to no other Liens other than Permitted Encumbrances.

SECTION 3.21. Tax Exempt Status. No Borrower has taken any action or omitted to take any action, and has no actual knowledge of any action taken or omitted to be taken by any other Person, which action, if taken or omitted, would adversely affect the exclusion of interest on the Notes from gross income for federal income tax purposes or the exemption of interest on the Notes from State personal income taxes.

SECTION 3.22. Usury. None of the Loan Documents or the Notes provide for any payments that would violate any applicable law regarding permissible maximum rates of interest.

SECTION 3.23. Swap Agreements. No Borrower has entered into any Swap Agreement relating to Indebtedness (a) wherein any termination payment thereunder is senior to or on a parity with the payment of the Notes or the other Obligations or (b) which requires any Borrower to post cash collateral to secure its obligations thereunder, provided that the foregoing shall not apply to the Swap Agreements entered into in accordance with Section 5.13.

SECTION 3.24. Insurance. The Borrowers currently maintain insurance coverage with insurance companies believed to be responsible by the Borrowers (as determined in their reasonable discretion), against such risks and in such amounts as is customarily maintained by companies similarly situated to it and operating like properties and businesses to that of the Borrowers.

SECTION 3.25. Consent. No consent or approval of any trustee or holder of any indebtedness of any of the Borrowers is necessary in connection with the approval, execution and delivery of the Loan Documents or the Note Documents, or the consummation of any transaction contemplated in the Loan Documents or the Note Documents, as applicable, except as have been obtained or made and as are in full force and effect.

SECTION 3.26. Separateness. Unless otherwise disclosed in writing to the Administrative Agent on behalf of the Lenders, each Borrower:

(a)    maintains its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, including any other Borrower, any Affiliate or Subsidiary;

(b)    holds itself out as being an entity, separate and apart from any other Person, including any other Borrower, any Affiliate or Subsidiary;

(c)    does not commingle its funds or assets with those of any Person, including any other Borrower, any Affiliate or Subsidiary;

(d)    conducts its own business in its own name;

(e)    maintains separate tax returns and financial statements, or if part of a consolidated group, then (i) it is shown as a separate member of such group and (ii) the consolidated financial statements are appropriately footnoted to show that it is not liable or responsible in any manner for the debts or liabilities of any other Borrower, any Affiliate or Subsidiary;

(f)    except with respect to Permitted Intercompany Transfers, pays its own liabilities out of its own funds;

(g)    observes all applicable corporate formalities;

(h)    except as expressly provided in the Loan Documents and in the Note Documents, does not guarantee or otherwise obligate itself with respect to the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, including any other Borrower, any Affiliate or Subsidiary;

(i)    except as expressly provided in the Loan Documents, does not pledge its assets for the benefit of any other Person, including any other Borrower, any Affiliate or Subsidiary, or make any loans or advances to any other such Person;

(j)    maintains adequate capital in light of its contemplated business operations; and

(k)   agrees that the factual assumptions made in the non-consolidation opinion dated the Effective Date from Greenberg Traurig, LLP (the “Insolvency Opinion”), including, but not limited to, any exhibits attached thereto, are true and correct in all respects.

SECTION 3.27. Incorporation by Reference. The representations and warranties of each of the Borrowers contained in the other Loan Documents and in the Note Documents to which any such Borrower is a party, together with the related definitions of terms contained therein, are hereby incorporated by reference in this Agreement, without duplication, as if each and every such representation and warranty and definition were set forth herein in its entirety, and the representations and warranties made by the Borrowers in such Sections are hereby made for the benefit of the Lenders. No amendment to or waiver of such representations and warranties or definitions made pursuant to the relevant Loan Document or Note Document or incorporated by reference shall be effective to amend such representations and warranties and definitions as incorporated by reference herein without the prior written consent of the Administrative Agent.

SECTION 3.28. Survival. The representations and warranties herein shall survive the Effective Date under this Agreement and any investigation made by or on behalf of each of the Administrative Agent and the Lenders of any matters described in or related to the transactions contemplated by the Loan Documents.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans hereunder to purchase Notes pursuant to the Notes Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)    The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page).

(b)    The Administrative Agent (or its counsel) shall have received fully executed copies of the Notes and of each Loan Document and each Note Document that has been executed and delivered on or prior to the Effective Date, and a Purchase Request for the Note Purchase on the Effective Date, all in form and substance satisfactory to the Administrative Agent.

(c)    The Administrative Agent shall have received (i) a written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Morrison & Foerster LLP., counsel for the Borrower and the other Loan Parties, in form and substance acceptable to the Administrative Agent, and covering such matters relating to the Borrowers, the other Loan Parties, this Agreement, the other Loan Documents, the Notes, the Note Documents and the Transactions as the Administrative Agent and the Lenders shall request; and (ii) a non-consolidation opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Greenberg Traurig, LLP, counsel for the Borrower and the other Loan Parties, in form and substance acceptable to the Administrative Agent, and covering such matters relating to the Borrowers, the other Loan Parties and the Transactions as the Administrative Agent and the Lenders shall request. The Borrowers hereby request such counsel to deliver such opinions.

(d)    The Administrative Agent shall have received copies of (i) the formation documents for each Borrower and each other Loan Party, certified by the Secretary of State of the state of formation of each Borrower and each other Loan Party, (ii) the other Organizational Documents for each Borrower and each other Loan Party, (iii) a certificate of good standing for each Borrower and each other Loan Party, certified by the Secretary of State (or applicable equivalent) of the state of formation of each Borrower and each other Loan Party, (iv) a certificate of authority to do business for each Borrower and each other Loan Party, certified by the Secretary of State of each state in which such Borrower and such other Loan Party owns real property and assets and (v) the applicable resolutions of the governing body of each Borrower and each other Loan Party authorizing the delivery of the Loan Documents and the Note Documents by such Borrower and such Loan Party, in each case, certified by the Secretary, an Assistant Secretary or another authorized officer of such Borrower and such other Loan Party as of the date of this Agreement, all in form and substance satisfactory to the Administrative Agent and its counsel.

(e)    The Administrative Agent shall have received a duly completed (i) Compliance Certificate of the Borrowers, dated the Effective Date, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 and the financial covenants set forth in Section 6.10 after giving effect to the Transactions to occur on the Effective Date, and (ii) a certificate of a Responsible Officer of each Borrower and of the Borrower Representative, certifying the name and true signature of the officer of each Borrower and of the Borrower Representative authorized to execute this Agreement and the other documents to be delivered by such Borrower and by the Borrower Representative hereunder and thereunder.

(f)    The Administrative Agent shall have received copies of (i) all executed Ground Leases (ii) all executed Hangar Leases, if any, (iii) all executed Construction Contracts, (iv) all settlement statements relating to each of the Borrowing Base Projects constituting Brownfield Projects, in each case, which settlement statements shall be in form and substance consistent with industry practice and with the Project Budget and the Base Case Projections, as reasonably determined by the Administrative Agent, and (v) the Management Services Agreement, in each case, certified by an appropriate office of the Borrower Representative as being true, complete and correct copies of such documents as of the Effective Date.

(g)    The Administrative Agent shall have received evidence of insurance in form and substance reasonably satisfactory to the Administrative Agent.

(h)    The Administrative Agent shall have received true, correct and complete copies of each Permit listed on Part I of Schedule 4.01. With respect to each Borrowing Base Project, the related Borrower (or any authorized contractor of such Borrower) shall have duly obtained or been assigned and there shall be in full force and effect in such Borrower’s (or any authorized contractor of such Borrower) name and not subject to any appeal or further proceeding or to any unsatisfied condition that may allow a material modification or revocation of, the Permits for each such Borrowing Base Project (in each case, other than as set forth on Schedule 4.01) as set forth on Part I of Schedule 4.01, constituting all of the Permits which are, in the Borrowers’ reasonable opinions in light of the status of the acquisition, development and construction of the Borrowing Base Projects as of the Effective Date, required to have been obtained by the Effective Date. Part II of Schedule 4.01 shall list all other Permits required to develop, construct, test and operate the Borrowing Base Projects. The Permits listed in Part II of Schedule 4.01 shall, in the Borrowers’ reasonable opinion in light of the status of the development, construction and operation of the Borrowing Base Projects as of the Effective Date, be obtainable not later than required to complete and operate the Borrowing Base Projects without substantial difficulty, expense or delay. Such Permits shall not be subject to any restriction, condition, limitation or other provision that could reasonably be expected to have a Material Adverse Effect on the construction or operation of the Borrowing Base Projects.

(i)    The Administrative Agent shall have received all lien, judgment, bankruptcy litigation, tax and UCC searches requested by the Administrative Agent.

(j)    The Administrative Agent shall have received (i) a certificate of an Authorized Officer (as defined in the Notes Agreement) of the Issuer as to such matters as the Administrative Agent may reasonably request, including without limitation, evidence that the board of the Issuer has approved the Issuer Resolution and that such Issuer Resolution remains in full force and effect, and that the Issuer is authorized to execute deliver and perform the Notes Agreement and to issue the Notes; (ii) the Tax Certificate signed by a Responsible Officer of the Borrowers and an authorized representative of the Issuer, which shall include a Form of Issue Price Certificate executed by the Administrative Agent and in all respects be in form and substance reasonably satisfactory to the Administrative Agent; (iii) a copy of Internal Revenue Service Form 8038 duly signed by an Authorized Representative of the Issuer to be filed with the Internal Revenue Service; and (iv) with respect to the Notes, an executed opinion dated the Effective Date of Bond Counsel addressed to the Administrative Agent and the Lenders, as to the exclusion of interest on the Notes from gross income for federal income tax purposes of the Lenders.

(k)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, without limitation, the Upfront Fee payable to the Lenders, and further including, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid, jointly and severally, by the Borrowers hereunder.

(l)    (i) The Administrative Agent shall have received, at least five days prior to the Effective Date, all documentation and other information regarding the Borrowers requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrowers at least 10 days prior to the Effective Date and (ii) to the extent the Borrowers qualify as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower Representative at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrowers shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(m)    The Administrative Agent shall have received the BA Group Feasibility in form and substance reasonably satisfactory to the Administrative Agent.

(n)    The Administrative Agent shall have received such other documents as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably request.

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan is subject to the satisfaction of the following conditions:

(a)    The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing, except for any representation and warranty that is qualified by materiality or by reference to Material Adverse Effect, and in that case, such representation and warranty shall be true and correct in all respects, and to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02 only, the representations and warranties contained in Sections 3.04(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 5.01(a), (b) and (c), respectively.

(b)    At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

(c)    The Administrative Agent shall have received a duly completed Borrowing Base Certificate dated as of the date of delivery of the applicable Purchase Request and based on the then most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to this Agreement, but updated if and to the extent required to reflect acquisitions and dispositions of Borrowing Base Projects (including any acquisition to be made with the proceeds of such Loan) and any Loans made (including the Loan to be made contemporaneously with the delivery of such certificate) since such Borrowing Base Certificate was delivered.

(d)    The Administrative Agent shall have received satisfactory evidence that (i) all Permits required to have been obtained by the Effective Date that are listed in Part I of Schedule 4.01 have been issued, are in full force and effect and are not subject to any appeals or further proceedings or to any unsatisfied condition that may allow material modification or revocation; and (ii) the Borrowers shall have obtained and delivered to the Administrative Agent copies of all Permits listed in Part II of Schedule 4.01 that are in the Borrower Representative’s reasonable opinion, in light of the status of development, construction and operation of the Borrowing Base Projects, required to have been obtained on or prior to the date of such Borrowing, and such Permits shall be in full force and effect and shall not subject to any appeals or further proceedings or to any unsatisfied condition that may allow material modification or revocation. With respect to any Permits not yet required and listed in Part II of Schedule 4.01, the Administrative Agent shall have reasonably concluded that there is no reason to believe that any such Permits will not be obtained by the time required, all of which shall be reasonably satisfactory in all respects to the Administrative Agent.

(e)    The Administrative Agent shall have received satisfactory evidence that no lien for the performance of work or supplying of labor, materials or services shall have been filed against the Borrowing Base Projects and remain unsatisfied or unbonded.

(f)    The Administrative Agent shall have received date-down endorsements to the Title Policies with respect to the Borrowing Base Projects to cover the amount and date of the disbursement (whether into escrow or otherwise) confirming that the Leasehold Mortgages are continuing as first liens on the Borrowing Base Projects, subject to the standard terms of the pending disbursements clause. The date-down endorsements may be delivered to the Administrative Agent concurrently with the disbursement of the proceeds that are the subject of those endorsements.

(g)    The Notes shall not be (i) assigned a specific rating by any Rating Agency, (ii) registered with The Depository Trust Company or any other securities depository, (iii) issued pursuant to any type of official statement, private placement memorandum or other offering document or (iv) placed or offered by a broker-dealer in the capacity of an underwriter or a placement agent.

(h)    The Administrative Agent shall have received evidence satisfactory in form and substance to the Administrative Agent that the Minimum Equity Requirement has been and is satisfied on the date of the making of any Loan hereunder.

(i)    The Administrative Agent shall have received satisfactory evidence that the total of the Available Funds (as defined herein) shall equal or exceed the aggregate of: (i) the amounts to be paid to persons who have supplied labor or materials to all of the Approved Eligible Projects; (ii) the amount required, in the Borrower Representative’s reasonable judgment, for a contingency reserve (which amount may, but need not be in the amount budgeted for contingency reserve in the Project Budgets for all Approved Eligible Projects); and (iii) the amount necessary to pay for all unpaid Project Costs incurred or to be incurred in the completion of the construction of all Approved Eligible Projects for which a Loan has been advanced hereunder in accordance with their Plans and Specifications. As used in this Section 4.02(h)), the term “Available Funds” means the sum of (i) the Commitment under this Agreement which remains unused and otherwise available to be drawn by the Borrowers and (ii) the portion of the Borrowers’ equity component which remains unused and otherwise available.

(j)    The Administrative Agent shall have received an executed copy of an Acknowledgment to Collateral Assignment that may be required at the time of such Borrowing, in form and substance satisfactory to the Administrative Agent.

(k)    The Administrative Agent shall be satisfied that all of Section 2.04(b) and Section 2.04(c) shall be satisfied for any Loan.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b) and (g) of this Section.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the Secured Obligations (other than unasserted contingent indemnification obligations) shall have been paid in full, the Borrowers covenant and agree with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Borrowers will furnish to the Administrative Agent and each Lender, including their Public-Siders:

(a)    within one hundred twenty (120) days after the end of each fiscal year of the Borrowers (commencing with the fiscal year ended December 31, 2025), its audited consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by EisnerAmper LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrowers on a consolidated and consolidating basis in accordance with GAAP consistently applied;

(b)    within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrowers (commencing with the fiscal quarter ended March 31, 2026), its consolidated and consolidating balance sheets and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures as of the end of and for the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of the Borrowers on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and such financial statements to be accompanied by, in each case in form and detail reasonably satisfactory to the Administrative Agent, an Excel spreadsheet file, with calculations and supporting figures for the four fiscal quarter period then ended, with respect to operating revenue, net revenue, operating expenses, debt service, EBITDA and the Borrowing Base;

(c)    within forty-five (45) days after the end of each calendar month (other than March, June, September and December) (commencing with the fiscal month ended October 31, 2025), its monthly dashboard report reflecting the operating expenses, debt service, EBITDA and other information, in form and substance similar to the sample provided to the Administrative Agent on the Effective Date, as applicable, as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods (or, in the case of the balance sheet, as of the end of) the previous fiscal year;

(d)    concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower Representative in substantially the form of Exhibit E (each, a “Compliance Certificate”) (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.10 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, together with an update to Schedule 2.04;

(e)    beginning with the first full calendar month following the Effective Date, within thirty (30) days following the end of each calendar month, a construction report prepared by the Borrower Representative, on a per Approved Eligible Project basis, regarding the construction progress of the Approved Eligible Projects and the achievement of milestones as compared to the Project Schedules and the Project Budgets (as compared to actual expenditures), in each case, as of the end of and for such calendar month, in form and substance as is customarily prepared by the Borrower Representative and is reasonably satisfactory to the Administrative Agent;

(f)    within forty-five (45) days after the end of each fiscal quarter, a quarterly report on the status of Hangar Leases and as compared to lease schedules, the status of any pre-leases with respect to Approved Eligible Projects, and the status of tenant letters of intent and as compared to schedules, in each case, as of the end of and for such fiscal quarter, in form and substance as is customarily prepared by the Borrower Representative and is reasonably satisfactory to the Administrative Agent;

(g)    as soon as available, but in any event no later than forty-five (45) days after the end of each fiscal year of the Borrowers, an updated two (2) year forward monthly forecast, including a roll up of all Approved Eligible Projects in the Borrowing Base and operating revenue, net revenue, operating expenses, future acquisitions, Maintenance Capital Expenditures, Borrowers’ reimbursements of out-of-pocket expenses pursuant to the Management Services Agreement, EBITDA, Borrowing Base, and pro forma calculations for the financial covenant set forth in Section 6.10 hereof (the “Projections”);

(h)    promptly following any request therefor, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Borrower by the independent accountants in connection with the accounts or books of such Borrower, or any audit of any of them as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request; and

(i)    promptly following any request therefor, (x) such other information regarding the operations, business affairs and financial condition of the Borrowers or any other Loan Party, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

SECTION 5.02. Notices of Material Events. The Borrower Representative will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)    the occurrence of any Default;

(b)    the suspension, loss or withdrawal of, or the failure to receive, any Permit;

(c)    the occurrence of any “event of default” (as defined respectively therein) under any of the Master Indenture, the 2021 PAB Trust Indenture, the 2021 PAB Loan Agreement and/or the 2021 PABs;

(d)    the filing or commencement of any action, suit, proceeding or investigation by or before any arbitrator or Governmental Authority against or affecting any Borrower or any Affiliate thereof, including pursuant to any applicable Environmental Laws, which could reasonably be expected to result in a Material Adverse Effect;

(e)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of any Borrower;

(f)    notice of any action arising under any Environmental Law or of any noncompliance by any Borrower with any Environmental Law or any permit, approval, license or other authorization required thereunder that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(g)    any material change in accounting or financial reporting practices by any Borrower;

(h)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;

(i)    any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification;

(j)    any change in any portion of any Eligible Project being or becoming located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard or mudslide hazard area;

(k)    any default or event of default under any Material Project Contract; and

(l)    notice within sixty (60) days of the occurrence of a Disqualification Event.

Each notice delivered under this Section shall be in writing and shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. Each Borrower shall do or cause to be done all things necessary to (i) preserve and keep in full force and effect its limited liability company existence and (ii) preserve and keep in full force and effect its material rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties necessary or used in the ordinary course of business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices except to the extent that failure make such repairs, replacements and improvements could not reasonably be expected to have a Material Adverse Effect; and transact business only in such limited liability company capacity as are set forth in Section 5.16.

SECTION 5.04. Payment of Obligations. Each Borrower will, and will cause each other Borrower to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties; Insurance. (a) Each Borrower will, and will cause each other Borrower to, (i) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (ii) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses and owning similar properties in localities where each Eligible Project is located and (iii) maintain all insurance required pursuant to the Loan Documents and in each case the Administrative Agent shall be named as lender’s loss payable with respect to all such property insurance and additional insured with respect to such liability insurance. Each Borrower will furnish to the Lenders, upon request of the Administrative Agent, but no less frequently than annually, information in reasonable detail as to the insurance so maintained.

(b)    Within thirty (30) days of the date that any Eligible Project becomes an Approved Eligible Project pursuant to Section 2.04, the applicable Borrower with respect to such Eligible Project shall deliver to the Administrative Agent endorsements naming the Administrative Agent as an additional insured and lender’s loss payable, as applicable, in connection with the general liability and property coverage insurance policies of such Approved Eligible Project in form and substance reasonably satisfactory to the Administrative Agent.

(c)    Each Borrower shall complete the construction of, and improvements to, each Eligible Project of such Borrower substantially in accordance with the Plans and Specifications for such Eligible Project, and to place in service, operate and maintain such Eligible Project (or cause the same to be operated and maintained) in accordance with the Plans and Specifications for such Eligible Project and shall make all necessary repairs, renewals and replacements, in each case, in accordance in all material respects with the Material Project Contracts for such Eligible Project and in compliance in all material respects with applicable laws material to the conduct of its business and the terms of the insurance required under the Loan Documents, except to the extent that the failure to do any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

(d)    All Permits required for the construction and use of each Eligible Project of such Borrower which have not otherwise been issued to such Borrower by the Effective Date, will be obtained in a timely manner in order for such Eligible Project to be operational. Each Borrower will pay all fees for Permits for its Eligible Projects as the same become due and payable. Following the issuance thereof, each Borrower shall cause all Permits for its Eligible Projects to remain in full force and effect.

SECTION 5.06. Books and Records; Inspection Rights. Each Borrower will, and will cause each other Borrower to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each of the other Borrowers to, permit any representatives designated by the Administrative Agent or any Lender, upon at least three (3) Business Days’ notice, at the Borrowers’ joint and several expense, to visit and inspect its properties, to examine and make extracts from its books and records, to discuss its affairs, finances and condition with its officers and independent accountants (and hereby authorizes the Administrative Agent and each Lender to contact its independent accountants directly) and to provide contact information for each bank where each Loan Party has a depository and/or securities account and each Loan Party hereby authorizes the Administrative Agent and each Lender to contact the bank(s) in order to request bank statements and/or balances, all at such reasonable times and as often as reasonably requested.

SECTION 5.07. Compliance with Laws. Each Borrower will, and will cause each other Borrower to comply with, or cause the applicable tenant to comply with, all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the other Borrowers to, obtain and maintain in full force and effect all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits, required for the legal use, occupancy and operation of the Borrowing Base Projects for their intended use, except to the extent that the failure of the same to be obtained or to remain in full force and effect does not individually or in the aggregate, have a Material Adverse Effect. Each Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by such Borrower and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used only for the payment of Project Costs for Approved Eligible Projects, through the purchase of Notes, the capitalization of interest for a certain period of time, the funding of a debt service reserve fund and ramp up reserve fund and the payment of certain transaction costs and fees, in each case, in accordance with the terms of this Agreement. No part of the proceeds of any Loan or Note will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X. The Borrowers will not request any Borrowing, and the Borrowers shall not use, and shall ensure that their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.09. Accuracy of Information. Each Borrower will ensure that any information, including financial statements or other documents, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any amendment or modification hereof or waiver hereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be a representation and warranty by the Borrowers on the date thereof as to the matters specified in this Section.

SECTION 5.10. Further Assurances. The Borrower will, and will cause each other Borrower to, promptly upon request by the Administrative Agent or the Required Lenders, execute any and all further documents, agreements and instruments, and take all such further actions which may be required under any applicable law, or which either the Administrative Agent or the Required Lenders may reasonably request, to effectuate the Transactions, the reasonable expenses of which shall be paid by the Borrowers, jointly and severally.

SECTION 5.11. Construction Monitoring; Inspections; Affiliate Contractors and other Affiliate Suppliers and Vendors.

(a)    At the Borrowers’ joint and several expense, during construction of the Borrowing Base Projects and through and including Substantial Completion Date for each and all Borrowing Base Projects, the service of a Construction Monitor acceptable to the Administrative Agent, shall be engaged to perform periodic site inspection of the construction of the Borrowing Base Projects and to review the Material Project Contracts.

(b)    During construction, periodic site inspections shall be performed no less frequently than monthly with written reports of such inspections to be promptly forwarded by the Construction Monitor to the Administrative Agent for its review.

(c)    The Construction Monitor, through its officers, agents and employees, shall have the right at all reasonable times, on reasonable prior notice (i) to enter upon the Borrowing Base Projects sites and inspect the work of construction; and (ii) to examine the books, records, accounting data and other documents pertaining to the Borrowing Base Projects. Each of the Borrowers will cooperate with the Construction Monitor and the Construction Monitor’s representatives and consultants.

(d)    It is expressly understood and agreed that neither the Administrative Agent nor any Lender is under a duty to supervise or to inspect the work of construction, and that any such inspection by or on behalf of the Administrative Agent or any Lender is for the sole purpose of protecting the interests of the Administrative Agent and the Lenders with respect to the Borrowing Base Projects and the Borrowing Base Projects sites. Failure to inspect the work or any part thereof shall not constitute a waiver of any of the Administrative Agent’s or any Lender’s rights hereunder. Inspection not followed by notice of Default shall not constitute a waiver of any Default then existing; nor shall it constitute an acknowledgment that there has been or will be compliance with the respective Plans and Specifications for the Borrowing Base Projects or applicable legal requirements with respect the Borrowing Base Projects or that the construction is free from defective materials or workmanship. It is further understood and agreed that any consents or approvals of the Administrative Agent or any Lender hereunder are for the sole purpose of protecting the interests of the Administrative Agent and the Lenders under the Loan Documents and the Borrowers shall have no right to rely on such approvals for the Borrowers’ purposes.

(e)    To the extent that any Material Project Contracts or other Project-related contracts shall be entered into by any Borrower with an Affiliate Contractor and/or any other Affiliate supplier or vendor, as the case may be, with respect to any Borrowing Base Project, such Material Project Contract or other Project-related contract shall be on terms at least as favorable to such Borrower as would be obtained by it in a comparable arm’s-length transaction with an independent, unrelated third party, as determined in good faith by such Borrower’s Financial Officer, and the material terms of such Material Project Contract or other Project-related contracts, such as price and tenor, shall be customary and reasonable.

SECTION 5.12. Collateral Matters. (a) Each Borrower shall cause all of the Collateral to, in each case, be subject at all times to first priority, perfected Liens in favor of the Administrative Agent to secure the Secured Obligations pursuant to the terms and conditions of the Security Documents. Each Borrower shall, and shall cause each other Borrower to, cause all revenues (including Gross Revenues and all other payments with respect to Hangar Leases) received by the Borrowers to be directly deposited into the applicable Revenue Account in accordance with Section 5.18 herein.

(b)    Promptly upon request by the Administrative Agent, each Borrower shall take such additional actions and execute such documents as the Administrative Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Security Documents any of the properties, rights or interests covered by any of the Security Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Security Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent on behalf of the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document, all in form and substance reasonably satisfactory to the Administrative Agent and all at the sole cost and expense of the Borrowers, jointly and severally.

(c)    To the extent required by applicable law, the Borrowers shall take all further actions, including the payment, jointly and severally, of any mortgage recording taxes, fees, charges, title insurance changes, costs and expenses required so to grant, preserve, protect or perfect the Liens created by any Leasehold Mortgages or other Security Documents, and the validity, enforceability or priority of any Liens intended to be created thereby.

SECTION 5.13. Interest Rate Protection. Within thirty (30) days of the date on which Loans aggregating $25,000,000 shall have been made hereunder, the Borrower Representative on behalf of the Borrowers shall have entered into, and at all times thereafter shall maintain, hedges on the Borrowers’ interest rate risk on fifty percent (50%) of the principal amount of the Loans outstanding from time to time (the “Notional Amount”) through the use of one or more interest rate Swap Agreements with counterparties reasonably acceptable to the Administrative Agent to effectively limit the amount of interest that the Borrowers must pay on the Notional Amount to not more than a rate (not to exceed 7.60%) and for a period reasonably acceptable to the Administrative Agent.

SECTION 5.14. Enforcement of Documents. The Borrowers shall use commercially reasonably efforts to enforce against any counterparty to a Loan Document or a Material Project Contract to which any such Borrower is a party each material covenant or obligation of such party in accordance with their respective terms.

SECTION 5.15. Environmental Matters. Each Borrower shall: (a) conduct its operations and keep and maintain its real property in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the real property or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its real property in all respects except where failure to do so could not reasonably be expected to result in a Material Adverse Effect; (c) notify the Administrative Agent promptly after such Borrower becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any real property that could reasonably be expected to result in a Material Adverse Effect; and (d) promptly forward to the Administrative Agent a copy of any order, notice, request for information or any communication or report received by such Borrower in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in a Material Adverse Effect, in each case whether or not a Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter.

SECTION 5.16. Special Purpose Entity. Each Borrower shall:

(a)    pay its own obligations, including employee salaries, only out of its own funds and not permit any Affiliate or guarantee or pay its obligations without the prior written consent of the Administrative Agent and each Lender (except for Permitted Intercompany Transfers);

(b)    allocate, charge, and reimburse fairly and reasonably on a current basis any common employee or overhead costs shared with Affiliates;

(c)    observe all customary organizational and operational formalities;

(d)    maintain an arm’s length relationship with its Affiliates and enter into transactions with Affiliates only on a commercially reasonable basis and pursuant to enforceable agreements;

(e)    not assume, guarantee, become obligated for, or pay the debts or obligations of any other Person (other than as contemplated by any of the Loan Documents);

(f)    not hold out its credit as being available to satisfy the obligations of any other Person (other than as contemplated by any of the Loan Documents) ;

(g)    not acquire the obligations or securities of its Affiliates or owners, including partners, members, or shareholders, as appropriate;

(h)    not make loans or advances to any Person or buy or hold evidence or indebtedness issued by any other Person;

(i)    maintain and use separate stationery, invoices and checks bearing its name and not the name of any other entity unless such entity is clearly designated as being such Borrower’s agent;

(j)    allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate; provided that, the books and records of such Borrower and such Affiliate shall reflect such overhead expenses;

(k)    not pledge its assets for the benefit of any Person (except as permitted by this Agreement or the Loan Documents);

(l)    hold itself out as a legal entity separate and distinct from any other entity;

(m)    correct any known misunderstanding regarding its separate identity;

(n)    conduct business limited solely to (i) developing, financing, acquiring, equipping, operating, and maintaining the Project in accordance with this Agreement, the Material Project Contracts and the Loan Documents; (ii) entering into and performing its obligations under this Agreement, the Material Project Contracts and the Loan Documents; or (iii) effecting that which is incident, necessary, and appropriate to accomplish the foregoing;

(o)    if such entity is a corporation, have at least one (1) Independent Director, and have not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless the Independent Director shall have participated in such vote;

(p)    if such entity is a limited liability company with more than one member, have at least one Independent Manager which is (i) a member that satisfies the requirements of this Section that is a corporation having at least one (1) Independent Director and that owns at least one hundredth of one percent (0.01%) of the equity of such limited liability company, (ii) a special purpose entity that is not a member, or (iii) a natural person;

(q)    if such entity is a limited liability company with only one member, have and will have (i) as its only member a non-managing member, (ii) at least one (1) Independent Manager and have not caused or allowed and will not cause or allow the board of managers of such entity to take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the managers unless the Independent Manager shall have participated in such vote and (iii) at least one springing member that will become the non-managing member of such entity upon the dissolution of the existing non-managing member;

(r)    comply with all of the assumptions made with respect to such Borrower in the Insolvency Opinion; and

(s)    comply with all of the assumptions made with respect to such Borrower in any Additional Insolvency Opinion.

SECTION 5.17. Sponsor’s Fees and Operational Costs Subordinate. Each Borrower will cause all fees, general and administrative expenses and operations and tech support expenses of the Sponsor to be fully subordinated in right of payment, remedies, collateral and liquidation to the prior payment and performance in full of all Secured Obligations, and such obligations may not be accelerated prior to the acceleration of any Secured Obligations hereunder, and such subordination terms shall be in form and substance satisfactory to the Administrative Agent. Notwithstanding the foregoing, so long as no Default has occurred and is continuing, or would result therefrom, each Borrower shall be permitted to pay the fees, general and administrative expenses and operations and tech support expenses of the Sponsor, but, in each case, only to the extent required by the agreement governing such payments.

SECTION 5.18. Accounts and Funds. Each Borrower shall transfer all its Gross Revenues on hand when such Borrower becomes a party to this Agreement for deposit to the appropriate account in the Revenue Fund, and shall direct all future Gross Revenues be paid directly or transferred, immediately upon receipt (but in any event within three (3) days of receipt) thereof, to the Administrative Agent for deposit to the appropriate Account of the Revenue Fund.

(a)    Revenue Account. At the time an Approved Eligible Project is added to the Borrowing Base and at all times thereafter until the full and final payment and satisfaction of all of the Obligations, the Borrower Representative, on behalf of the Borrower for such Borrowing Base Project, shall establish and maintain a deposit account with the Administrative Agent designated as such Borrower’s revenue account (each a “Revenue Account”) for such Borrowing Base Project. The Borrowers shall cause all rental and other income under a Hangar Lease attributable to a Borrowing Base Project to be deposited into the applicable Revenue Account by the 15th day of each month. Amounts on deposit in each Revenue Account shall be (A) first, transferred by the Administrative Agent to the Borrower Representative to pay the lessor under the Ground Lease relating to the Borrowing Base Project the rental amount coming due in such month under such Ground Lease, (B) second, transferred by the Administrative Agent to the Rebate Fund to make up any deficiency in the Rebate Fund, as determined by the Borrower Representative in accordance with the Tax Certificate, (C) third, transferred to the appropriate Operating Expense Account, an amount equal to the Budgeted Operating Costs and the Maintenance Capital Expenditures and the amount necessary to reimburse an Affiliate for Permitted Intercompany Transfers, in each case, for the applicable Borrower for the current month as requested in writing by the Borrower Representative; provided, however, that the Administrative Agent (1) shall not in any month deposit to any Operating Expense Account an amount to pay Budgeted Operating Costs of the related Borrower or Maintenance Capital Expenditures of the related Borrower, or an amount to reimburse an Affiliate for Permitted Intercompany Transfers, which are reasonably expected to cause the projected annual Budgeted Operating Costs, Maintenance Capital Expenditures or Permitted Intercompany Transfers for or relating to such Borrower to exceed the total annual Budgeted Operating Costs, Maintenance Capital Expenditures or Permitted Intercompany Transfers, respectively, as set forth in the annual Projections (as delivered pursuant to Section 5.01(g) hereof) for the then current Fiscal Year; and (2) shall not pay Budgeted Operating Costs or Maintenance Capital Expenditures for the related Borrower or transfer an amount to reimburse an Affiliate for Permitted Intercompany Transfers which exceed budgeted monthly Budgeted Operating Costs, Maintenance Capital Expenditures or Permitted Intercompany Transfers, respectively, as approved in such Projections for such month. The Borrower Representative shall deliver a written requisition to the Administrative Agent (upon which the Administrative Agent may conclusively rely without making any independent investigation) requesting the transfers contemplated by this Section 5.18(a)(C) and certifying that the conditions contained herein have been met; (D) fourth, transferred by the Administrative Agent to the SH Capital II LLC Debt Service Account and applied by the Administrative Agent to pay principal and interest then due on the Loans (and, without duplication, on the corresponding Notes), (E) fifth, applied by the Administrative Agent to replenish the SH Capital II LLC Debt Service Reserve Fund Account to an amount equal to the Debt Service Reserve Fund Requirement, and (F) sixth, applied by the Administrative Agent to replenish the SH Capital II LLC Ramp Up Reserve Fund Account to an amount equal to the Ramp Up Reserve Requirement. Upon the request of the Borrower Representative, the Administrative Agent and the Borrower Representative shall take such additional actions and execute such documents or amendments as the Administrative Agent may reasonably require to account for any surplus funds on deposit in each Revenue Account following the transfers noted in (A), (B), (C), (D), (E), and (F) above, all in form and substance reasonably satisfactory to the Administrative Agent and all at the sole cost and expense, jointly and severally, of the Borrowers.

(b)    Debt Service Account. On the Effective Date and at all times thereafter until the full and final payment and satisfaction of all of the Obligations, the Borrower Representative, on behalf of the Borrowers, shall establish and maintain a deposit account with the Administrative Agent designated the “Sky Harbour Capital II LLC – Debt Service Account” (the “SH Capital II LLC Debt Service Account”). Amounts on deposit in the SH Capital II LLC Debt Service Account shall be applied by the Administrative Agent to pay principal and interest then due on the Loans (and, without duplication, on the corresponding Notes).

(c)    Debt Service Reserve Fund. On the Effective Date and at all times thereafter until the full and final payment and satisfaction of all of the Obligations, the Borrower Representative, on behalf of the Borrowers, shall establish and maintain a blocked account with the Administrative Agent designated as the “Sky Harbour Capital II LLC – Debt Service Reserve Fund Account” (the “SH Capital II LLC Debt Service Reserve Fund Account”), and, commencing on the date of the initial Borrowing with respect to an Approved Eligible Project that is becoming a Borrowing Base Project, shall cause the SH Capital II LLC Debt Service Reserve Fund Account to be funded at such time and thereafter from time to time from the proceeds of the initial Borrowing in connection with the addition of an Approved Eligible Project to the Borrowing Base pursuant to Section 2.04(c), and the Borrowers shall cause to be deposited with the Administrative Agent an amount in cash equal to the Debt Service Reserve Fund Requirement for deposit to the SH Capital II LLC Debt Service Reserve Fund Account. The Administrative Agent shall apply amounts in the SH Capital II LLC Debt Service Reserve Fund Account (including any interest earnings thereon) to the repayment of the Obligations pursuant to, and in accordance with this Agreement, (A) if and to the extent necessary so that on any principal or interest payment date the amount paid to the Secured Parties is not sufficient to pay the principal and interest then due on the Loans and Notes if the Borrowers fail to make the regularly scheduled payments on or before such date, or (B) in order to make the final payments of principal of and interest on the Loans and the Notes on the Maturity Date or upon earlier prepayment. Anything in this Agreement or any other Loan Document to the contrary notwithstanding, amounts on deposit in the SH Capital II LLC Debt Service Reserve Fund Account shall be used solely to pay the principal of, premium, if any, and interest on the Loans and the Notes. The Administrative Agent may on a monthly basis calculate the value of the amount on deposit in the SH Capital II LLC Debt Service Reserve Fund Account and, in the event that the value of the amount then held in the SH Capital II LLC Debt Service Reserve Fund Account is less than the Debt Service Reserve Fund Requirement, the Administrative Agent shall promptly so notify the Borrower Representative and the Borrower Representative hereby agrees to include such deficiency amount in the next immediately succeeding Purchase Notice and thereafter cause an amount to be paid through the Loan to the Administrative Agent sufficient to restore the SH Capital II LLC Debt Service Reserve Fund Account to the Debt Service Reserve Fund Requirement (and the Administrative Agent shall promptly deposit such payment, when received, into the SH Capital II LLC Debt Service Reserve Fund Account).

The Debt Service Reserve Fund Requirement shall be recalculated and certified as further provided in accordance with Sections 2.04(b), 2.04(d) and/or 2.04(e).

(d)    Ramp Up Reserve Fund. On the Effective Date and at all times thereafter until the full and final payment and satisfaction of all of the Obligations, the Borrower Representative, on behalf of the Borrowers, shall establish and maintain a blocked account with the Administrative Agent designated as the “Sky Harbour Capital II LLC – Ramp Up Reserve Fund Account” (the “SH Capital II LLC Ramp Up Reserve Fund Account”). Commencing on the date of the initial Borrowing with respect to a Greenfield Project which has been accepted as an Approved Eligible Project and is becoming a Borrowing Base Project, the Borrowers shall cause the SH Capital II LLC Ramp Up Reserve Fund Account to be funded at such time and thereafter from time to time from (i) the proceeds of the initial Borrowing in connection with such addition of a Greenfield Project which has been accepted as an Approved Eligible Project and is becoming a Borrowing Base Project pursuant to Section 2.04(c) or (ii) funds provided by the Borrower, and the Borrowers shall cause to be deposited with the Administrative Agent an amount in cash equal to the Ramp Up Reserve Requirement for deposit to the SH Capital II LLC Ramp Up Reserve Fund Account. The Administrative Agent shall apply amounts in the SH Capital II LLC Ramp Up Reserve Fund Account (including any interest earnings thereon) to the repayment of (i) Debt Service when due and payable, and prior to any transfers for such purposes from the SH Capital II LLC Debt Service Reserve Fund Account, and (ii) if current operations are insufficient to pay operating expenses (other than any developer or operator fee, incentive fee, overhead expense or general and administrative expense) of the Borrowers as set forth in the Projections of the Borrowers delivered to the Administrative Agent pursuant to Section 5.01(g) herein.

The Ramp Up Reserve Requirement shall be recalculated and certified as further provided in accordance with Sections 2.04(b), 2.04(d) and/or 2.04(e).

(e)    Rebate Fund. On the Effective Date, the Borrowers shall establish and maintain at all times a blocked account with the Administrative Agent designated as the “Rebate Fund” and shall cause the Rebate Fund to be funded from time to time as required by the Tax Certificate.

(f)    Operating Expense Account. At the time an Approved Eligible Project is added to the Borrowing Base and at all times thereafter until the full and final payment and satisfaction of all of the Obligations, the Borrower Representative, on behalf of the Borrower for such Borrowing Base Project, shall establish and maintain a deposit account with the Administrative Agent designated as such Borrower’s operating expense account (each an “Operating Expense Account”) for such Borrowing Base Project, and shall cause each Operating Expense Account to be funded from time to time from net revenues as provided in Section 5.18(a).

(g)    Project Account. On the Effective Date and at all times thereafter until the full and final payment and satisfaction of all of the Obligations, the Borrower Representative, on behalf of SH Capital II LLC, shall establish and maintain a deposit account with the Administrative Agent designated the “Sky Harbour Capital II LLC – Project Account” (the “SH Capital II LLC Project Account”), and (ii) sub-accounts in the SH Capital II LLC Project Account for each Borrowing Base Project, and the SH Capital II LLC Project Account and each sub-account in the SH Capital II LLC Project Account shall be funded from time to time from Borrowings as directed in writing by the Borrower Representative.

(h)    Investments. Amounts on deposit in the funds and accounts identified in this Section (other than the Rebate Fund) may be invested at the written direction of the Borrower Representative in investments listed in clause (c) and (e) of the definition of Permitted Investments.

SECTION 5.19. Upfront Tenant Lease Payments. Any amount received on account of an Upfront Tenant Lease Payment shall be applied by the related Borrower as follows: (a) first, to prepay the Pro Rata Amount of Borrowing Base Project Loans for the related Borrowing Base Project, plus any accrued interest thereon, in accordance with Section 2.11(a) herein, (b) second, if applicable, to restore the SH Capital II LLC Debt Service Reserve Fund Account to the Debt Service Reserve Fund Requirement or restore the SH Capital II LLC Ramp Up Reserve Fund Account to the Ramp Up Reserve Requirement, (c) third, as Contributed Equity for one or more unrelated Borrowing Base Projects; provided that, the amount of such Contributed Equity shall not exceed 35% of the Project Costs for such Borrowing Base Project, and (d) fourth, the balance, if any, transferred to the applicable Revenue Account for application in accordance with Section 5.18(a) herein. Any prepayment of Loans in accordance with clause (a) above shall not reduce the Debt Service Reserve Fund Requirement or the Ramp Up Reserve Requirement for the related Borrowing Base Project.

SECTION 5.20. Additional Insolvency Opinion. The factual assumptions made in any non-consolidation opinion required to be delivered hereunder after the Effective Date (an “Additional Insolvency Opinion”), including, but not limited to, any exhibits attached thereto, shall be true and correct in all respects.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the Secured Obligations (other than unasserted contingent indemnification obligations) shall have been paid in full, the Borrowers covenant and agree with the Lenders that:

SECTION 6.01. Indebtedness. The Borrowers will not, and will not permit any other Borrower to, create, incur, assume or permit to exist any Indebtedness, except:

(a)    Indebtedness created under the Loan Documents;

(b)    Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except by the amount of any accrued interest and premiums with respect to such Indebtedness and transaction fees, costs and expenses in connection with such extension, renewal or replacement thereof);

(c)    unsecured Indebtedness of a Borrower to any Guarantor and of any Guarantor to a Borrower or any other Guarantor, subject to subordination terms acceptable to the Administrative Agent;

(d)    Indebtedness of such Borrower incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $100,000 at any time outstanding;

(e)    other unsecured Indebtedness in an aggregate principal amount not exceeding two percent (2%) of the Borrowing Base at any time outstanding;

(f)    Indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing;

(g)    Capital Lease Obligations and purchase money indebtedness;

(h)    Permitted Intercompany Transfers; and

(i)    Indebtedness in the aggregate principal amount not exceeding $100,000 at any time outstanding.

SECTION 6.02. Liens. Each Borrower will not, and will not permit any other Borrower to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)    Permitted Encumbrances;

(b)    any Lien on any property or asset of such Borrower existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of such Borrower and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except by the amount of any accrued interest and premiums with respect to such Indebtedness and transaction fees, costs and expenses in connection with such extension, renewal or replacement thereof);

(c)    any Lien existing on any property or asset prior to the acquisition thereof by such Borrower or existing on any property or asset of any Person that becomes a Borrower after the date hereof prior to the time such Person becomes a Borrower; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Borrower, (ii) such Lien shall not apply to any other property or assets of such Borrower and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Borrower, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except by the amount of any accrued interest and premiums with respect to such Indebtedness and transaction fees, costs and expenses in connection with such extension, renewal or replacement thereof);

(d)    Liens on fixed or capital assets acquired, constructed or improved by such Borrower; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of such Borrower.

(e)    Liens securing Indebtedness incurred pursuant to Section 6.01(f) hereof, so long as such Liens attach only to the assets of such Borrower that incurs such Indebtedness.

SECTION 6.03. Fundamental Changes. (a) Each Borrower will not, and will not permit any other Borrower to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or otherwise Dispose of all or any substantial part of its assets, or all or substantially all of the stock of any other Borrower (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, any Borrower may merge into any other Borrower in a transaction in which a Borrower is the surviving corporation.

(b)    Each Borrower will not, and will not permit any other Borrower to, engage to any material extent in any business other than businesses of the type conducted by each such Borrower on the date of execution of this Agreement and businesses reasonably related thereto.

(c)    Each Borrower will not, and will not permit any other Borrower to, (i) change its name as it appears in official filings in its state of organization, (ii) change the type of entity that it is, (iii) change its organization identification number, if any, issued by its state of organization, (iv) change its state of organization, or (v) amend its Organizational Documents.

(d)    Each Borrower will not, and will not permit any other Borrower to, (i) permit its fiscal year to end on a day other than December 31 or change its method of determining its fiscal quarters, or (ii)    make any significant change in accounting treatment or reporting practices, except as required by GAAP.

SECTION 6.04. Dispositions. Each Borrower will not, and will not permit any other Borrower to, make any Disposition, except:

(a)    Dispositions of obsolete or worn out property in the ordinary course of business;

(b)    Dispositions of inventory and Permitted Investments in the ordinary course of business;

(c)    Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)    Dispositions permitted by Section 6.03;

(e)    leases, licenses, subleases or sublicenses granted in the ordinary course of business and on ordinary commercial terms that do not interfere in any material respect with the business of such Borrower;

(f)    Dispositions of intellectual property rights that are no longer used or useful in the business of such Borrower;

(g)    the discount, write-off or Disposition of accounts receivable overdue by more than 365 days, in each case in the ordinary course of business;

(h)    Restricted Payments permitted by Section 6.07 and investments permitted by Section 6.05; and

(i)    Dispositions by such Borrower not otherwise permitted under this Section; provided that (i) such Borrower shall have received cash in the amount of one hundred percent (100%) of the fair market value (as reasonably determined by such Borrower in good faith) of all Dispositions made in reliance on this clause, and (ii) the aggregate amount of Dispositions made in reliance on this clause during the term of this Agreement shall not exceed $100,000 at any time.

SECTION 6.05. Investments, Loans, Advances, Guarantees and Acquisitions. Each Borrower will not, and will not permit any other Borrower to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a)    Permitted Investments;

(b)    Investments existing on the date hereof and set forth on Schedule 6.06;

(c)    loans or advances made by a Borrower to any Guarantor and made by any Guarantor to a Borrower or any other Guarantor;

(d)    loans and advances to employees who are not holders of Equity Interests of Borrower in the ordinary course of business for travel, relocation and similar expenses so long as the aggregate outstanding principal amount of such loans and advances does not at any time exceed $50,000, and

(e)    Swap Agreements otherwise permitted under this Agreement.

SECTION 6.06. Swap Agreements. Each Borrower will not, and will not permit any other Borrower to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which a Borrower has actual exposure (other than those in respect of Equity Interests of a Borrower), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from floating rates to fixed, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of a Borrower.

SECTION 6.07. Restricted Payments; Development Fees; Construction Fees. Each Borrower will not, and will not permit any other Borrower to, (a) declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or (b) pay any fees under any Management Services Agreement or any Construction Contract except as expressly permitted pursuant to the terms of such Management Services Agreement or Construction Contract, respectively.

SECTION 6.08. Transactions with Affiliates. The Borrower will not, and will not permit any other Borrower to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrowers than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower(s) not involving any other Affiliate, (c) the transactions contemplated by the Management Services Agreement, and (d) the transactions contemplated with an Affiliate Contractor and/or any other Affiliate supplier or vendor, but, in each case, subject to Section 5.11(e). The Borrower shall not amend, or permit the amendment, of the Management Services Agreement, without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed).

SECTION 6.09. Restrictive Agreements. Each Borrower will not, and will not permit any other Borrower to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Borrower to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Borrower to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to a Borrower or to Guarantee Indebtedness of a Borrower; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

SECTION 6.10. Financial Covenants.

(a)    Debt Service Coverage Ratios. Commencing three (3) months after the Capitalized Interest End Date and thereafter, the Borrowers will not permit (i) the Historical Debt Service Coverage Ratio, or (ii) the Projected Debt Service Coverage Ratio, in each case determined on the last day of each fiscal quarter of the Borrowers, to be less than 1.25 to 1.00.

(b)    Equity Cure. In the event the Borrowers fail to comply with the financial covenant set forth in Section 6.10(a) as of the last day of any fiscal quarter, any cash equity contribution to the Borrowers (funded with proceeds of common equity or other equity issued by any of the Borrowers or any of the Guarantors having terms reasonably acceptable to the Administrative Agent) after the last day of such fiscal quarter and on or prior to the day that is ten (10) Business Days after the day on the Compliance Certificate is required to be delivered for that fiscal quarter will, at the irrevocable election of the Borrower Representative, be included in the calculation of EBITDA solely for the purposes of determining compliance with the financial covenant set forth in Section 6.10(a) at the end of such fiscal quarter (each, a “Cure Quarter”) and any subsequent period that includes such Cure Quarter (any such equity contribution so included in the calculation of EBITDA, a “Specified Equity Contribution”); provided that (i) the amount of any Specified Equity Contribution will be no greater than the amount required to cause the Borrowers to be in compliance with the Debt Service Coverage Ratios (the “Cure Amount”), (ii) each Specified Equity Contribution will be disregarded for purposes of the calculation of EBITDA for all other purposes, including calculating basket levels, pricing, determining compliance with incurrence based or pro forma calculations or conditions, and other items governed by reference to EBITDA, (iii) there shall be no pro forma or other reduction in Indebtedness (through either the netting of cash or prepayment of the Loans or other Indebtedness) with the proceeds of any Specified Equity Contribution for determining compliance with the financial covenant set forth in Section 6.10(a) for the periods in which such Specified Equity Contribution is included in EBITDA; provided that no reduction shall apply in any event with respect to the fiscal quarter in respect of which such Specified Equity Contribution is made, (iv) no more than three (3) Specified Equity Contributions may be made during the term of this Agreement, (v) Specified Equity Contributions may not be made in consecutive fiscal quarter periods, and (vi) the proceeds received by the Borrowers from each Specified Equity Contribution shall be promptly used by the Borrower Representative to prepay the Loans, Upon the Administrative Agent’s receipt of notice from the Borrower Representative of the Borrowers’ intent to make a Specified Equity Contribution pursuant to this Section 6.10(b) no later than the day on which the Compliance Certificate is required to be delivered for the applicable fiscal quarter, then, until the day that is ten (10) Business Days after such date, neither the Administrative Agent nor any Lender shall exercise the right to accelerate the Loans and neither the Administrative Agent nor any Lender shall exercise any right to foreclose on or take possession of the Collateral solely on the basis of an Event of Default having occurred and being continuing as a result of the Borrower’s failure to comply with the financial covenant set forth in Section 6.10(a) in respect of the period ending on the last day of such fiscal quarter.

SECTION 6.11. Outbound Investment Rules. Each Borrower will not, and will not permit any other Borrower to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if such Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

SECTION 6.12. Material Project Contracts; Project Budgets and Schedules; Plans and Specifications; Change Orders. (a) Each Borrower will not, and will not permit any other Borrower to, (i) enter into any material contracts or agreements (other than this Agreement, the Loan Documents, the Note Documents and the Material Project Contracts or documents incidental or ancillary thereto) that are related to the Eligible Projects or the operations of the Borrowers (or incidental or ancillary thereto); (ii) terminate, or assign, or amend or modify, or waive timely performance by any other party of material covenants under, any Material Project Contract; (iii) amend or modify the Project Budgets or the Project Schedules with respect to the Eligible Projects; or (iv) modify, amend or otherwise change the Plans and Specifications with respect to the Eligible Projects.

(b) Each Borrower will not, and will not permit any other Borrower to, (i) execute any contract, subcontract, change order or purchase order or permit any subcontract, change order or purchase order to be executed by any Person with whom it has contracted in connection with any Eligible Project unless the amounts thereof are within the amounts budgeted therefor as set forth on the Project Budget with respect to such Eligible Project; or (ii) contract for any services, work or materials for an Eligible Project if such are not required by the Plans and Specifications with respect to such Eligible Project or if payment therefor is required to be made regardless of the nondelivery or nonfurnishing of such materials or services or work.

SECTION 6.13. Application of Note Proceeds. Each Borrower will not, and will not permit any other Borrower to, take or omit to take any action, which action or omission will in any way result in the proceeds from the issuance of the Notes being applied in a manner other than as provided in the Notes Agreement and the other Note Documents.

SECTION 6.14. Maintenance of Tax Exempt Status of Notes. Each Borrower will not, and will not permit any other Borrower to, take any action or omit to take any action which, if taken or omitted, would adversely affect the tax exempt status of the Notes.

SECTION 6.15. Bank Accounts. Each Borrower will not, and will not permit any other Borrower to open or acquire any new bank account without the execution and delivery of a Deposit Account Control Agreement relating to such account(s) to the Administrative Agent in proper form within sixty (60) days (or such longer period as agreed to by the Required Lenders in their sole discretion) of the opening or acquisition, as applicable, of such account.

SECTION 6.16. Long Term Hangar Leases. Each Borrower will not enter into any Hangar Lease that generates Upfront Tenant Lease Payments representing more than 34% of the rentable square feet of all Borrowing Base Projects, on a combined and cumulative basis, and for which an initial Borrowing has occurred.

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur:

(a)    the Borrowers, jointly or severally, or any Guarantor shall fail to pay any principal of any Loan or any Note as and when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)    the Borrowers, jointly or severally, or any Guarantor shall fail to pay any interest on any Loan or any Note or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c)    any representation or warranty made or deemed made by or on behalf of any Borrower or any Guarantor in or in connection with this Agreement, any other Loan Document, any Note Agreement, or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any other Loan Document, any Note Agreement or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)    any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the existence of any Borrower), 5.08, 5.12, 5.13, 5.16 or 5.17 or in Article VI;

(e)    any Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document or Note Document, and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof from the Administrative Agent to the Borrower Representative (which notice will be given at the request of any Lender); provided, however, that if such observance or performance requires work to be done, actions to be taken, or conditions to be remedied, which by their nature cannot reasonably be done, taken or remedied within such thirty (30) day period, no Event of Default shall be deemed to have occurred or to exist if the defaulting Borrower shall commence such work, action or other remedy within such thirty (30) day period and shall diligently and continuously prosecute the same and such Event of Default shall occur only when such failure shall continue unremedied for a period of sixty (60) days after the date of the original written notice thereof;

(f)    Any Borrower or any Guarantor shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any grace or cure period contained therein);

(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or any Guarantor or their respective debts, or of a substantial part of their respective assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Guarantor or for a substantial part of the assets of any Borrower or any Guarantor, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)    any Borrower or any Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official or for a substantial part of its respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)    any Borrower or any Guarantor shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)    one or more judgments for the payment of money in an aggregate amount in excess of $750,000 shall be rendered against any Borrower or any Guarantor and the same shall not be discharged, bonded or fully cash collateralized in a manner acceptable to the Administrative Agent, in each case, for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Borrower or any Guarantor to enforce any such judgment;

(l)    an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)    a Change in Control shall occur;

(n)    any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Secured Obligations, ceases to be in full force and effect; or any Borrower, any Guarantor or any other Person contests in writing the validity or enforceability of any provision of any Loan Document; or any Borrower or any Guarantor denies in writing that such Person has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document;

(o)    (i) an “event of default” (as defined therein) under any of the Ground Leases or any of the Construction Contracts shall occur (after giving effect to any grace or cure period contained therein); or (ii) an “event of default” (as defined therein) under any Hangar Lease shall have occurred the which could reasonably be expected to result in a Material Adverse Effect and (ii) such failure shall continue after the applicable grace period contained therein;

(p)    any “event of default” (as defined respectively therein) under any of the Master Indenture, the 2021 PAB Trust Indenture or the 2021 PAB Loan Agreement shall have occurred;

(q)    the Subsidiary Guaranty and/or the Parent Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Obligation, or any Subsidiary Guarantor or the Parent Guarantor, as applicable, shall fail to comply with any of the terms or provisions of the Subsidiary Guaranty or the Parent Guaranty, as applicable, or any Subsidiary Guarantor or the Parent Guarantor shall deny that it has any further liability under the Subsidiary Guaranty or Parent Guaranty, as applicable, or shall give notice to such effect, including, but not limited to notice of termination delivered pursuant to the terms of the Subsidiary Guaranty or the Parent Guaranty, as applicable;

(r)    except as permitted by the terms of any Security Document, (i) any Security Document shall for any reason fail to create a valid security interest in any Collateral purported to be covered thereby, or (ii) any Lien securing any Secured Obligation shall cease to be a perfected, first priority Lien; or

(s)    any Security Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Security Document.

SECTION 7.02. Remedies Upon an Event of Default. If an Event of Default occurs (other than an event with respect to a Borrower or a Guarantor described in Sections 7.01(h) or 7.01(i)), and at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, by written notice to the Borrower Representative, take any or all of the following actions, at the same or different times:

(a)    terminate the Commitments, and thereupon the Commitments shall terminate immediately; and

(b)    declare the Loans and Notes then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans and Notes so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrower accrued hereunder and under any other Loan Document and Note Document, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

If an Event of Default described in Sections 7.01(h) or 7.01(i) occurs with respect to any Borrower or any Guarantor, the Commitments shall automatically terminate and the principal of the Loans and Notes then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder and under any other Loan Document and Note Document, including any break funding payment or prepayment premium, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

In addition to any other rights and remedies granted to the Administrative Agent and the Lenders in the Loan Documents, the Administrative Agent on behalf of the Lenders may exercise all rights and remedies of a secured party under the New York Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by any Borrower of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Borrower, which right or equity is hereby waived and released. Each Borrower further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the premises of such Borrower, another Borrower or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Article VII, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of the Borrowers under the Loan Documents, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York Uniform Commercial Code, need the Administrative Agent account for the surplus, if any, to any Borrower. To the extent permitted by applicable law, each Borrower waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

SECTION 7.03. Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Borrowers or the Required Lenders:

(a)    all payments received on account of the Obligations shall, subject to Section 2.20, be applied by the Administrative Agent as follows:

(i)    first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03 and amounts pursuant to Section 2.12(c) payable to the Administrative Agent in its capacity as such and other amounts the Administrative Agent reasonably determines to be necessary to preserve Collateral);

(ii)    second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts payable to the Lenders (including fees and disbursements and other charges of counsel to the Lenders payable under Section 9.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;

(iii)    third, to payment of the fees, costs and expenses of the Issuer and the Issuer Indemnified Persons (as defined in the Notes Agreement) and any other payments due them in respect of the Unassigned Rights (as defined in the Notes Agreement) (including, without limitation, indemnification payments); provided that, payment of the amounts due to the Issuer or the Issuer Indemnified Persons under this clause shall not absolve the Borrowers from liability therefor under the Notes Agreement except to the extent of the amounts received from the Administrative Agent;

(iv)    fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans;

(v)    fifth, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent, the Lenders based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and

(vi)    finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by law.

ARTICLE VIII

The Administrative Agent

SECTION 8.01. Authorization and Action. (a) Each Lender hereby irrevocably appoints the Administrative Agent and its successors and assigns to serve as the administrative agent under the Loan Documents and each Lender authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Security Document governed by the laws of such jurisdiction on such Lender’s behalf. Without limiting the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b)    As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c)    In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i)    the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby;

(ii)    [reserved];

(iii)    nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;

(d)    The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e)    The Arranger shall have no obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f)    In case of the pendency of any proceeding with respect to any Loan Party under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, the Notes and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and

(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

(g)    The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and, except solely to the extent of the Borrowers’ rights to consent pursuant to and subject to the conditions set forth in this Article, no Borrowers’, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

SECTION 8.02. Administrative Agent’s Reliance, Indemnification, Etc. (a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable to any Lender for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b)    The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower Representative, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower Representative or a Lender. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (vi) the creation, perfection or priority of Liens on the Collateral.

(c)    Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrowers), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance of the making of such Loan and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 8.03. Posting of Communications. (a) Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)    Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrowers hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)    THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE.” THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, THE ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d)    Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)    Each of the Lenders and the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)    Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.04. The Administrative Agent Individually. With respect to its Commitment and Loans, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms “Lenders,” “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrowers or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders.

SECTION 8.05. Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to the Lenders and the Borrower Representative, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower Representative (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement, the other Loan Documents, the Notes and the Note Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents, the Notes and the Note Documents.

(b) Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower Representative, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, the Notes and the Note Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Security Document and Loan Documents, the Notes and the Note Documents, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Documents, the Notes and the Note Documents to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document or Note Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

SECTION 8.06. Acknowledgements of Lenders. (a) Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrowers, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)    Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

(c)    (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.

(ii)    Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)    Each Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party.

(iv)    Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

(d)    The Lenders acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Loan Parties) between the Loan Parties and their Affiliates, on the one hand, and JPMorgan Chase Bank, N.A. and its Affiliates, on the other hand. Without limiting the foregoing, the Loan Parties or their Affiliates may provide information, including updates to previously provided information to JPMorgan Chase Bank, N.A. and/or its Affiliates acting in different capacities, including as Lender, lead bank, arranger or potential securities investor, independent of such entity’s role as administrative agent hereunder. The Lenders acknowledge that neither JPMorgan Chase Bank, N.A. nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and any Loan Party, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of a Loan Party.

SECTION 8.07. Collateral Matters. (a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.

(b)    In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Cash Management Services the obligations under which constitute Secured Cash Management Obligations and no Swap Agreement the obligations under which constitute secured Swap Agreement Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Borrower under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Cash Management Services or Swap Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

(c)    The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(a). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Borrower in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

SECTION 8.08. Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 8.09. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii)   the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)  (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)   such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that none of the Administrative Agent, or the Arranger or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c)    The Administrative Agent and the Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 8.10. Borrower Communications. (a) The Administrative Agent and the Lenders agree that the Borrowers and the Borrower Representative may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).

(b)    Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system), each of the Lenders, the Borrower Representative and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrower Representative and the Borrowers that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Borrower Representative and the Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.

(c)    THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY BORROWER’S OR BORROWER REPRESENTATIVE’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL

“Borrower Communications” means, collectively, any Purchase Request, Interest Election Request, notice of prepayment, notice, demand, communication, information, document or other material provided by or on behalf of the Borrowers or the Borrower Representative pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrowers or the Borrower Representative to the Administrative Agent through an Approved Borrower Portal.

(d)    Each of the Lenders, the Borrower Representative and the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(e)    Nothing herein shall prejudice the right of the Borrowers or the Borrower Representative to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)    if to the Borrowers, to the Borrower Representative at Sky Harbour Capital LLC, Hangar M, 136 Tower Road, Westchester County Airport, White Plains, New York 10604 Attention: Tim Herr, Francisco Gonzalez and Alison Squiccimarro;

(ii)     if to the Administrative Agent, to JPMorgan Chase Bank, N.A. at:

JPMorgan Chase Bank, N.A. 383 Madison Avenue, 3rd Floor New York, New York 10179 Mail Code: NY1-M165 Attention: Allyson Goetschius, Janice Fong or Cameron Compertore
Tel No:	(212) 270-0335, (212) 270-3762, or (212) 270-8445
Fax No:	(917) 849-0272 or (917) 464-0884
Email:	allyson.l.goetschius@jpmorgan.com janice.r.fong@jpmorgan.com cameron.compertore@jpmorgan.com

and

JPMorgan Loan Services JPM-Delaware Loan Operations 500 Stanton Christiana Road, NCC5, Floor 01 Newark, Delaware 19713 Attention: Nate Molloy
Telephone:	(302) 455-3225
Fax No:	(201) 244-3628
Email:	PFG_Servicing@jpmorgan.com

with a copy to: 12012443628@tls.ldsprod.com

(iii)     if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through Approved Electronic Platforms or Approved Borrower Portals, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)    Notices and other communications to the Borrowers, the Borrower Representative, any Loan Party, the Lenders and the Administrative Agent hereunder may be delivered or furnished by using Approved Electronic Platforms or Approved Borrower Portals (as applicable), in each case, pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrowers or the Borrower Representative may, in their respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)    Unless the Administrative Agent otherwise prescribes, (1) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (2) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)    Subject to Section 2.14(b) and (c) and Section 9.02(c) below, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.09(c) or Section 2.18(b) or (c) in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change the payment waterfall provisions of Section 2.20(b) or 7.03 without the written consent of each Lender, or (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent; and provided further that no such agreement shall amend or modify the provisions of Section 2.06 without the prior written consent of the Administrative Agent.

(c)    If the Administrative Agent and the Borrower Representative acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower Representative shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

SECTION 9.03. Expenses; Limitation of Liability; Indemnity, Etc. (a) The Borrowers shall pay, jointly and severally, (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement, collection or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)    To the extent permitted by applicable law (i) the Borrowers shall not assert, and the Borrowers hereby waive, any claim against the Administrative Agent, any Arranger and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet, any Approved Electronic Platform and any Approved Borrower Portal), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this Section 9.03(b) shall relieve the Borrowers of any obligation they may have to indemnify an Indemnitee, as provided in Section 9.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(c)    The Borrowers shall indemnify the Administrative Agent, each Arranger, and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, (ii) the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (iii) any Loan or the use of the proceeds therefrom, (iv) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers, or any Environmental Liability related in any way to the Borrowers, or (v) any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by the Borrowers or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee. This Section 9.03(c) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(d)    Each Lender severally agrees to pay any amount required to be paid by the Borrowers under paragraphs (a), (b) or (c) of this Section 9.03 to the Administrative Agent and each Related Party of the foregoing Person (each, an “Agent-Related Person”) (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(e)    To the extent permitted by applicable law (i) the Borrowers shall not assert, and the Borrowers hereby waive, any claim against any Indemnitee for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions or the use of the proceeds thereof; provided that, nothing in this clause (e)(ii) shall relieve the Borrowers of any obligation they may have to indemnify, jointly and severally, an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(f)    All amounts due under this Section shall be payable not later than ten (10) days after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) none of the Borrowers may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Subject to the conditions set forth in paragraph (b)(i) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender (other than a Defaulting Lender) with a Commitment immediately prior to giving effect to such assignment.

(i)    Assignments shall be subject to the following additional conditions:

(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent; provided that no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing;

(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)    the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500;

(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws; and

(E)    to the extent that JPMorgan Chase Bank, N.A. or an Affiliate thereof holds 100% of the Commitment under this Agreement as of the Closing Date, it will seek the prior written consent of the Borrower Representative if an assignment after the Closing Date would result in an aggregate assignment of more than 51% of the outstanding principal amount of the Loans or Commitments of the Loans, provided that such consent shall not be unreasonably withheld, conditioned or delayed, such consent shall not be required with respect to any assignment between JPMorgan Chase Bank, N.A. and any Affiliate thereof and no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing.

For the purposes of this Section 9.04(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (d) any of the Borrowers or any of their respective Affiliates; provided that, with respect to clause (c), such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.

(ii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iii)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower Representative and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(iv)    Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to 2.07(b), 2.18(d) or 9.03, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)    Any Lender may, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Section 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) and (g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the information and documentation required under 2.17(g) will be delivered to the Borrower Representative and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower Representative’s request and expense, to use reasonable efforts to cooperate with the Borrower Representative to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and

9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (1) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of a Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (2) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower hereby (a) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrowers and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (b) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (c) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (d) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of any of the Borrowers against any and all of the obligations of any of the Borrowers now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of any such Borrower may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their Affiliates may have. Each Lender agrees to notify the Borrower Representative and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b)    Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Lender relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

(c)    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower, any Loan Party or their respective properties in the courts of any jurisdiction.

(d)    Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder or under any other Loan Document, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrowers. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their respective business, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrowers and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. Material Non-Public Information. (a) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWERS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWERS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.15. No Fiduciary Duty, etc. (a) The Borrowers acknowledge and agree that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s-length contractual counterparty to the Borrowers with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrowers or any other person. The Borrowers agree that they will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrowers acknowledge and agree that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrowers shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to the Borrowers with respect thereto.

(b)    The Borrowers further acknowledge and agree that each Credit Party, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrowers and other companies with which the Borrowers may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c)    In addition, the Borrowers acknowledge and agree that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrowers may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrowers by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrowers in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrowers also acknowledge that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrowers, confidential information obtained from other companies.

SECTION 9.16. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act of 2001 (the “Patriot Act”) hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Patriot Act.

SECTION 9.17. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 9.18. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

ARTICLE X

Borrower Representative

SECTION 10.01.    Appointment; Nature of Relationship. SH Capital II LLC is hereby appointed by each Borrower as its contractual representative (herein referred to as the “Borrower Representative”) hereunder, under each other Loan Document and under each other Note Document, and each Borrower irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein, in the other Loan Documents and in the Note Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article X. Additionally, each Borrower hereby appoints the Borrower Representative as its agent to receive all of the proceeds of the Loans, at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower. The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or any Borrower pursuant to this Section 10.01.

SECTION 10.02.    Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents and/or under the Note Documents, in each case, as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to any Borrower, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents and/or the Note Documents, as applicable, to be taken by the Borrower Representative.

SECTION 10.03.    Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document or under any Note Documents by or through authorized officers.

SECTION 10.04.    Notices. Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default or Event of Default hereunder, refer to this Agreement, describe such Default or Event of Default, and state that such notice is a “notice of default.” In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent and the Lenders. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.

SECTION 10.05.    Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent shall give prompt written notice of such resignation to the Lenders.

SECTION 10.06.    Execution of Loan Documents and Note Documents; Borrowing Base Certificate. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents, the Note Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents and the Note Documents, including, without limitation, the Purchase Request, the Borrowing Base Certificate and the Compliance Certificate. Each Borrower agrees that any action taken by the Borrower Representative in accordance with the terms of this Agreement, the other Loan Documents or the Note Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon each Borrower.

ARTICLE XI

Cross-Guaranty

SECTION 11.01.    Cross-Guaranty. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to the Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Secured Obligations and other obligations owed or hereafter owing to the Lenders by each other Borrower under this Agreement or any other Loan Document. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Article XI shall not be discharged until payment and performance, in full, of the Secured Obligations has occurred, and that its obligations under this Article XI shall be absolute and unconditional, irrespective of, and unaffected by:the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

(b)    the absence of any action to enforce this Agreement (including this Article XI) or any other Loan Document or the waiver or consent by the Administrative Agent or the Lenders with respect to any of the provisions thereof;

(c)    the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by the Administrative Agent or the Lenders in respect thereof (including the release of any such security);

(d)    the insolvency of any Borrower or any Guarantor; or

(e)    any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Secured Obligations guaranteed hereunder.

SECTION 11.02.    Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Administrative Agent or the Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower and the Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Article XI and such waivers, the Lenders would decline to enter into this Agreement.

SECTION 11.03.    Benefit of Guaranty. Each Borrower agrees that the provisions of this Article XI are for the benefit of the Agent and the Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and the Lenders, the obligations of such other Borrower under the Loan Documents or the Note Documents.

SECTION 11.04.    Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document or Note Document, each Borrower hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Borrower acknowledges and agrees that this waiver is intended to benefit the Lenders and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Article XI, and that Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 11.04.Liability Cumulative. The liability of the Borrowers under this Article XI is in addition to and shall be cumulative with all liabilities of each Borrower to the Lenders under this Agreement and the other Loan Documents and Note Documents to which such Borrower is a party or in respect of any Obligations or obligations of the other Borrowers, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

SKY HARBOUR CAPITAL JI LLC, as a Borrower and

By: /s/ Tal Keinan
Name: Tal Keinan
Title: Authorized Signatory

[Signature Page to Draw Down Note Purchase

and Continuing Covenant Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By: /s/ Allyson Goetschius
Name: Allyson Goetschius
Title: Executive Director

[Signature Page to Draw Down Note Purchase

and Continuing Covenant Agreement]

DNT ASSET TRUST, as Lender

By: /s/ Allyson Goetschius
Name: Allyson Goetschius
Title: Executive Director

[Signature Page to Draw Down Note Purchase

and Continuing Covenant Agreement]

SCHEDULE 2.01

Commitments

Schedule 2.01

SCHEDULE 3.06

Disclosed Matters

Schedule 3.06

SCHEDULE 3.17(i)

Subsidiaries

Schedule 3.17(i)

SCHEDULE 3.17(ii)

Organizational Chart

Schedule 3.17(ii)

SCHEDULE 4.01

Permits

Schedule 4.01

SCHEDULE 6.01

Existing Indebtedness

Schedule 6.01

SCHEDULE 6.02

Existing Liens

Schedule 6.02

SCHEDULE 6.06

Existing Investments

Schedule 6.06

SCHEDULE 6.09

Existing Restrictions

Schedule 6.09

EXHIBIT A

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of [           ], is entered into between          , a                    (the “New Borrower”) and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”) under that certain Draw Down Note Purchase and Continuing Covenant Agreement dated as of September 4, 2025 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among SKY HARBOUR CAPITAL II LLC, a Delaware limited liability company (“SH Capital II LLC”), and the other borrowers from time to time party thereto pursuant to one or more Joinder Agreements (together with SH Capital II LLC, collectively, the “Borrowers” and, individually, each a “Borrower”), the Lenders party thereto, and the Administrative Agent for the Lenders. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

The New Borrower and the Administrative Agent, for the benefit of the Secured Parties, hereby agree as follows:

1.    The New Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Borrower will be deemed to be a “Borrower” under the Credit Agreement and shall have all of the obligations of a Borrower, jointly and severally, thereunder as if it had executed the Credit Agreement. The New Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of payment terms of a Borrower set forth in Article II of the Credit Agreement, (b) the representations and warranties of a Borrower set forth in Article III of the Credit Agreement, (c) all of the covenants of a Borrower set forth in Articles V and VI of the Credit Agreement, and (d) the consent to jurisdiction, service of process and waiver of jury trial set forth in Section 9.09 and Section 9.10 of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Borrower hereby (i) appoints SH Capital II LLC as its contractual representative under the Credit Agreement and each of the other Loan Documents, as provided in Section 10.01 of the Credit Agreement, and (ii) agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Secured Parties and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Secured Obligations and other obligations owed or hereafter owing to the Secured Parties by each other Borrower under the Credit Agreement or any other Loan Document pursuant to Section 11.01 of the Credit Agreement. The New Borrower has delivered to the Administrative Agent an executed supplement to the Security Agreement.

2.    The New Borrower is, simultaneously with the execution of this Agreement, executing and delivering such Security Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Credit Agreement.

3.    All notices to the New Borrower shall be delivered to the Borrower Representative in accordance with Section 9.01 of the Credit Agreement.

4.    The New Borrower hereby waives acceptance by the Administrative Agent and the Lenders of the joinder by the New Borrower upon the execution of this Agreement by the New Borrower.

Exhibit A-1

5.    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

6.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Borrower has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Secured Parties, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW BORROWER]

By:
Name:
Title:

Acknowledged and accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:
Name:
Title:

Exhibit A-2

EXHIBIT B

FORM OF BORROWING BASE CERTIFICATE

                                         , 20

JPMorgan Chase Bank, N.A.

383 Madison Avenue, 3rd Floor

New York, New York 10179

Mail Code: NY1-M165

Attention: Allyson Goetschius, Janice Fong or Cameron Compertore

Tel No: (212) 270-0335, (212) 270-3762, or (212) 270-8445

Fax No: (917) 849-0272 or (917) 464-0884

Email: allyson.l.goetschius@jpmorgan.com

janice.r.fong@jpmorgan.com

cameron.compertore@jpmorgan.com

and

JPMorgan Chase Bank, N.A.

JPMorgan Loan Services

JPM-Delaware Loan Operations

500 Stanton Christiana Road, NCC5, Floor 01

Newark, Delaware 19713

Attention: Nate Molloy

Telephone: (302) 455-3225

Fax No: (201) 244-3628

Email: PFG_Servicing@jpmorgan.com

Ladies and Gentlemen:

Reference is hereby made to the Draw Down Note Purchase and Continuing Covenant Agreement dated as of September 4, 2025 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among SKY HARBOUR CAPITAL II LLC, a Delaware limited liability company (“SH Capital II LLC”), the other borrowers from time to time party thereto pursuant to one or more Joinder Agreements (together with SH Capital II LLC, collectively, the “Borrowers” and, individually, each a “Borrower”), the Lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Each initially capitalized term used herein, and not otherwise defined herein, has meaning given it in the Credit Agreement.

Pursuant to Section 4.02(c) of the Credit Agreement, the undersigned hereby certifies to the Administrative Agent and the Lenders that:

1.    The undersigned is a Financial Officer.

Exhibit B-1

2.    The undersigned has reviewed the Loan Documents and the books and records of the Borrowers and has conducted such other examinations and investigations as are reasonably necessary to provide reasonable detail of the matters covered in this Borrowing Base Certificate.

3.    As of the date of this Borrowing Base Certificate, no Default and no Event of Default exists and no condition or event which constitutes a mandatory prepayment event has occurred. [if such is not the case, specify the nature of such Default or Event of Default or mandatory prepayment event, when it occurred, whether it is continuing and the steps being taken by the Borrower Group Entities with respect to such Default, Event of Default or mandatory prepayment event].

4.    As of the date of this Borrowing Base Certificate, attached hereto as Schedule 1 (i) is a list of the Borrowing Base Projects, which list identifies, as to each Borrowing Base Project, each Borrower that directly owns such Borrowing Base Project; (ii) with respect to each Borrowing Base Project, (a) is a reasonably detailed list of all Project Costs for each such Borrowing Base Project; provided that with respect to each Borrowing Base Project that is a Brownfield Project, the Net Purchase Price for such Project shall be set forth in such attachment; (b) the amount on deposit in the Debt Service Reserve Fund, and (c) the amount on deposit in the Ramp Up Reserve Fund, and (d) all transaction costs and fees paid by or on behalf of the applicable Borrower in connection with each such Borrowing Base Project, and, in the case of (a), (b), (c) and (d), paid from Loan proceeds; and (iii) with respect to each Borrowing Base Project, is a reasonably detailed list of all Project Costs for each such Borrowing Base Project demonstrating compliance with the Minimum Equity Requirement for such Borrowing Base Project.

5.    Attached hereto as Schedule 2 are reasonably detailed calculations of the Borrowing Base, the Borrowing Base Value and the Leverage Ratio, in each case determined on a pro forma basis for the most recently ended fiscal quarter for which a Compliance Certificate has been delivered, in form and detail reasonably satisfactory to the Administrative Agent.

[signature on the following page]

Exhibit B-2

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

SKY HARBOUR CAPITAL II LLC, as
Borrower Representative

By:
Name:
Title:

Exhibit B-3

Schedule 1

Borrowing Base Projects/Project Costs for each of the Borrowing Base Projects or Net Purchase Price /Debt Service Reserve Fund/Ramp-Up Reserve Funds/Minimum Equity Requirement

Exhibit B-4

Schedule 2

Borrowing Base, the Borrowing Base Value and the Leverage Ratio Calculations

Exhibit B-5

EXHIBIT C

FORM OF PURCHASE REQUEST

[BORROWER REPRESENTATIVE LETTERHEAD]

                                         , 20

JPMorgan Chase Bank, N.A.

383 Madison Avenue, 3rd Floor

New York, New York 10179

Mail Code: NY1-M165

Attention: Allyson Goetschius, Janice Fong or Cameron Compertore

Tel No: (212) 270-0335, (212) 270-3762, or (212) 270-8445

Fax No: (917) 849-0272 or (917) 464-0884

Email: allyson.l.goetschius@jpmorgan.com

janice.r.fong@jpmorgan.com

cameron.compertore@jpmorgan.com

and

JPMorgan Chase Bank, N.A.

JPMorgan Loan Services

JPM-Delaware Loan Operations

500 Stanton Christiana Road, NCC5, Floor 01

Newark, Delaware 19713

Attention: Nate Molloy

Telephone: (302) 455-3225

Fax No: (201) 244-3628

Email: PFG_Servicing@jpmorgan.com

Date:

Ladies and Gentlemen:

This Purchase Request is furnished pursuant to Section 2.03 of that certain Draw Down Note Purchase and Continuing Covenant Agreement dated as of September 4, 2025 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among SKY HARBOUR CAPITAL II LLC, a Delaware limited liability company (“SH Capital II LLC”), the other borrowers from time to time party thereto pursuant to one or more Joinder Agreements (together with SH Capital II LLC, collectively, the “Borrowers” and, individually, each a “Borrower”), the Lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used in this Purchase Request have the meanings ascribed thereto in the Agreement. The Borrower Representative represents that, as of this date, the conditions precedent set forth in Section 4.02 are satisfied.

Exhibit C-1

The Borrower Representative hereby notifies the Administrative Agent of its request for the following Borrowing:

1.	The aggregate amount of the requested Borrowing is: $

2.	The date of the Borrowing (must be a Business Day) is:

3.	The Borrowing shall be a [ABR Borrowing] [Term Benchmark Borrowing].

4.	Location and number of the Borrower Representative’s account to which proceeds of the requested Borrowing are to be disbursed: [JPMorgan Chase Bank, N.A. (Account No.: )].

5.

[If the Borrowing proceeds shall be applied to fund an Eligible Project constituting a Brownfield Project] Attached is a certified copy of the settlement statement or funds flow statement prepared by the title company with respect to the purchase of the leasehold with respect to such Eligible Project constituting a Brownfield Project.

6.

[If the Borrowing requested hereby relates to the purchase of an Eligible Project not yet included in the Borrowing Base, the Borrower Representative hereby certifies that the conditions set forth in Section 2.04(c) of the Credit Agreement and Section 4.01(b) of the Notes Agreement have been satisfied prior to the time such Borrowing is to be advanced in accordance with the Credit Agreement or shall be satisfied concurrently with the advance of such Borrowing in accordance with the Credit Agreement.]

The Borrower Representative hereby certifies that the conditions specified in Section 4.02 of the Credit Agreement have been satisfied or waived and that, after giving effect to the Borrowing requested hereby, the total Credit Exposures shall not exceed the Maximum Loan Amount.

SKY HARBOUR CAPITAL II LLC, as
Borrower Representative

By:
Name:
Title:

Exhibit C-2

EXHIBIT D

FORM OF INTEREST ELECTION REQUEST

[BORROWER REPRESENTATIVE LETTERHEAD]

                                         , 20

JPMorgan Chase Bank, N.A.

383 Madison Avenue, 3rd Floor

New York, New York 10179

Mail Code: NY1-M165

Attention: Allyson Goetschius, Janice Fong or Cameron Compertore

Tel No: (212) 270-0335, (212) 270-3762, or (212) 270-8445

Fax No: (917) 849-0272 or (917) 464-0884

Email: allyson.l.goetschius@jpmorgan.com

janice.r.fong@jpmorgan.com

cameron.compertore@jpmorgan.com

and

JPMorgan Chase Bank, N.A.

JPMorgan Loan Services

JPM-Delaware Loan Operations

500 Stanton Christiana Road, NCC5, Floor 01

Newark, Delaware 19713

Attention: Nate Molloy

Telephone: (302) 455-3225

Fax No: (201) 244-3628

Email: PFG_Servicing@jpmorgan.com

Ladies and Gentlemen:

This Interest Election Request is furnished pursuant to Section 2.08(c) of that certain Draw Down Note Purchase and Continuing Covenant Agreement dated as of September 4, 2025 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among SKY HARBOUR CAPITAL II LLC, a Delaware limited liability company (“SH Capital II LLC”), the other borrowers from time to time party thereto pursuant to one or more Joinder Agreements (together with SH Capital II LLC, collectively, the “Borrowers” and, individually, each a “Borrower”), the Lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used in this Interest Election Request have the meanings ascribed thereto in the Agreement.

The Borrower Representative is hereby requesting to convert or continue certain Borrowings as follows:

1.	Borrowing to which this Interest Election Request applies:

Exhibit D-1

2.	Date of conversion/continuation (must be a Business Day): , 20

3.	Amount of Borrowings being converted/continued: $

4.	Nature of conversion/continuation:

☐	a. Conversion of ABR Borrowings to Term Benchmark Borrowings with a one-month Interest Period

☐	b. Conversion of Term Benchmark Borrowings with a one-month Interest Period to ABR Borrowings

☐	c. Continuation of Term Benchmark Borrowings with a one-month Interest Period as such

5.           The undersigned officer of the Borrower Representative certifies that, both before and after giving effect to the request above, no Default or Event of Default has occurred and is continuing under the Agreement.

SKY HARBOUR CAPITAL II LLC, as
Borrower Representative

By:
Name:
Title:

Exhibit D-2

EXHIBIT E

COMPLIANCE CERTIFICATE

To:         The Lenders party to the Credit Agreement described below

This Compliance Certificate (“Certificate”), for the period ended       202_, is furnished pursuant to that certain Draw Down Note Purchase and Continuing Covenant Agreement dated as of September 4, 2025 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among SKY HARBOUR CAPITAL II LLC, a Delaware limited liability company (“SH Capital II LLC”), the other borrowers from time to time party thereto pursuant to one or more Joinder Agreements (together with SH Capital II LLC, collectively, the “Borrowers” and, individually, each a “Borrower”), the Lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.    I am the [        ] of the Borrower Representative and I am authorized to deliver this Certificate on behalf of the Borrowers;

2.    I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the compliance of each of the Borrowers with the Credit Agreement during the accounting period covered by the attached financial statements (the “Relevant Period”);

3.    The attached financial statements of the Borrowers for the Relevant Period: (a) have been prepared on an accounting basis (the “Accounting Method”) consistent with the requirements of the Credit Agreement and, except as may have been otherwise expressly agreed to in the Credit Agreement, in accordance with GAAP consistently applied, and (b) to the extent that the attached are not the Borrowers’ annual fiscal year end statements, are subject to normal year-end audit adjustments and the absence of footnotes;

4.    The examinations described in paragraph 2 did not disclose and I have no knowledge of, except as set forth below, (a) the existence of any condition or event which constitutes a Default or an Event of Default under the Credit Agreement or any other Loan Document during or at the end of the Relevant Period or as of the date of this Certificate or (b) any change in the Accounting Method or in the application thereof that has occurred since the date of the annual financial statements delivered to the Administrative Agent and the Lenders in connection with the closing of the Credit Agreement or subsequently delivered as required in the Credit Agreement;

5.    [I hereby certify that, except as set forth below, no Borrower has changed (i) its name, (ii) its chief executive office, (iii) its principal place of business, (iv) the type of entity it is or (v) its state of incorporation or organization without having given the Administrative Agent the notice required by Section 4.15 of the Security Agreement];

Exhibit E-1

6.    The representations and warranties of the Borrowers set forth in the Loan Documents are true and correct in all material respects as of the date hereof, except (i) to the extent that any such representation or warranty specifically refers to an earlier date, in which case it is true and correct in all material respects only as of such earlier date, and (ii) that any representation or warranty which is subject to any materiality qualifier is true and correct in all respects;

7.    Schedule I attached hereto sets forth financial data and computations evidencing the Borrowers’ compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct. For certainty, in the event of any conflict or inconsistency between the terms and provisions of this Credit Agreement and the form of Schedule I attached hereto, the Credit Agreement shall control.

Described below are the exceptions, if any, referred to in paragraph 4 hereof by listing, in detail, the (i) nature of the condition or event, the period during which they have existed and the action which the Borrowers have taken, are taking, or propose to take with respect to each such condition or event or (ii) change in the Accounting Method or the application thereof and the effect of such change on the attached financial statements:

The foregoing certifications, together with the computations set forth in Schedule I and the financial statements delivered with this Certificate in support hereof, are made and delivered this day of              , 20    .

SKY HARBOUR CAPITAL II LLC, as
Borrower Representative

By:
Name:
Title:

Exhibit E-2

Schedule I to Compliance Certificate

Compliance as of              ,           with

Provisions of Section 6.10 of the Credit

Agreement

Section 6.10	Financial Covenant.

(a) Debt Service Coverage Ratios. The Borrowers will not permit (i) the Historical Debt Service Coverage Ratio, or (ii) the Projected Debt Service Coverage Ratio, in each case determined on the last day of each fiscal quarter of the Borrowers, to be less than 1.25 to 1.00.

Historical Debt Service Coverage Ratio:

A.

For the Borrowers, on a Consolidated basis, without duplication, for any period, the sum of (a) Net Income for such period, plus (b) to the extent deducted in arriving at Net Income for such period, (i) federal and state income taxes, (ii) Interest Expense, and (iii) depreciation and amortization determined in accordance with GAAP for such period, plus (c) the Facility Cash Flow for such period; provided that, with respect to item (c), (i) such Facility Cash Flow has been, and remains, pledged to, and such pledge is perfected through the deposit of such funds in an account held in the name of, the Administrative Agent for the benefit of the Lenders pursuant to a Deposit Account Control Agreement (in form and substance reasonably satisfactory to the Administrative Agent), and (ii) the Initial Projects (as defined in the Master Indenture) have reached substantial completion and such substantial completion has been evidenced to the reasonable satisfaction of the Administrative Agent); provided further that, neither Upfront Tenant Lease Payments nor any other prepayment of rent under HangarLeases shall be included in the calculation of EBITDA for any period.

B.

Minus the sum of (i) Maintenance Capital Expenditures paid in cash that were not funded with amounts on deposit in or transferred from any cash reserves and (ii) federal and state income taxes, paid in cash, for such period.

$
A- B =C TOTAL (NET OPERATING INCOME)	$
D. TOTAL INTEREST COMPONENT OF DEBT SERVICE	$
C TOTAL / D TOTAL = HISTORICAL DEBT COVERAGE RATIO	:1.00

Exhibit E-3

As of the Compliance Test Date shown above, (i) the Historical Debt Service Coverage Ratio is not less than 1.25: 1.00.

Compliance as of the Compliance Test Date shown above:         [   ] Yes         [   ] No

Projected Debt Service Coverage Ratio:

A. To the extent included in the Borrowers’ Projections for such fiscal period, for the Borrowers, on a Consolidated basis, without duplication, for any period, the sum of (a) Net Income for such period, plus (b) to the extent deducted in arriving at Net Income for such period, (i) federal and state income taxes, (ii) Interest Expense, and (iii) depreciation and amortization determined in accordance with GAAP for such period, plus (c) the Facility Cash Flow for such period; provided that, with respect to item (c), (i) such Facility Cash Flow has been, and remains, pledged to, and such pledge is perfected through the deposit of such funds in an account held in the name of, the Administrative Agent for the benefit of the Lenders pursuant to a Deposit Account Control Agreement (in form and substance reasonably satisfactory to the Administrative Agent), and (ii) the Initial Projects (as defined in the Master Indenture) have reached substantial completion and such substantial completion has been evidenced to the reasonable satisfaction of the Administrative Agent); provided further that, neither Upfront Tenant Lease Payments nor any other prepayment of rent under Hangar Leases shall be included in the calculation of EBITDA for any period.

$

B.   Minus, to the extent included in the Borrowers’ Projections for such fiscal period, (ii) the sum of (x) the Projected Maintenance Capital Expenditures that are not Projected to be funded with amounts on deposit in or transferred from any cash reserves for the same period and (y) Projected federal and state income taxes, for such period.

$
A- B =C TOTAL (PROJECTED NET OPERATING INCOME)	$

D. TOTAL DEBT SERVICE (provided that, for purposes of total Debt Service, with respect to any determination of Debt Service during the calendar year in which the Maturity Date occurs, the principal balance of any Loan may be amortized on a straight-line debt service basis over twenty (20) years)

$
C TOTAL / D TOTAL = PROJECTED DEBT COVERAGE RATIO	:1.00

As of the Compliance Test Date shown above, (i) the Projected Debt Service Coverage Ratio is not less than 1.25: 1.00.

Compliance as of the Compliance Test Date shown above:         [   ] Yes      [   ] No

Exhibit E-4

EXHIBIT F

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Loan Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender][1] ]

3.	Borrower(s):	SKY HARBOUR CAPITAL II LLC, a Delaware limited liability company, the other borrowers from time to time party thereto pursuant to one or more Joinder Agreements

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The $200,000,000 Draw Down Note Purchase and Continuing Covenant Agreement dated as of September 4, 2025 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among SKY HARBOUR CAPITAL II LLC, a Delaware limited liability company, the other borrowers from time to time party thereto pursuant to one or more Joinder Agreements, the Lenders party thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent

1 Select as applicable.

Exhibit F-1

6.	Assigned Loan Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[3]
	$	$	%
	$	$	%
	$	$	%

Effective Date:                                    , 20        [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:
ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

2 Fill in the appropriate terminology for the type of facility under the Credit Agreement that is being assigned under this Assignment (e.g., Loans and Commitement)

3 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit F-2

[Consented to and]4 Accepted:

[NAME OF ADMINISTRATIVE AGENT], as

Administrative Agent

By:
Title:

[Consented to:]5

[NAME OF BORROWER REPRESENTATIVE]

By:
Title:

4 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

5 To be added only if the consent of the Borrower Representative is required by the terms of the Credit Agreement.

Exhibit F-3

$200,000,000 Draw Down Note Purchase and Continuing Covenant Agreement dated as of

September 4, 2025, among SKY HARBOUR CAPITAL II LLC, a Delaware limited liability company, the other borrowers from time to time party thereto pursuant to one or more Joinder

Agreements, the Lenders party thereto, JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.       Representations and Warranties.

1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Loan Interest, (ii) the Assigned Loan Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any collateral thereunder, (iii) the financial condition of the Borrowers or Affiliates or any other Person obligated in respect of the Credit Agreement, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Borrowers or Affiliates or any other Person of any of their respective obligations under the Credit Agreement.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Loan Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Loan Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Loan Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Loan Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Loan Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any Arranger, the Assignor or any other Lender or any of their respective Related Parties, and (vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee;; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Arranger, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. Without limiting the foregoing, the Assignee represents and warrants, and agrees to, each of the matters set forth in Section 8.06 of the Credit Agreement, including that the Loan Documents set out the terms of a commercial lending facility.

Exhibit F-4

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Loan Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit F-5

EXHIBIT G-1

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Draw Down Note Purchase and Continuing Covenant Agreement dated as of September 4, 2025 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among SKY HARBOUR CAPITAL II LLC, a Delaware limited liability company (“SH Capital II LLC”), the other borrowers from time to time party thereto pursuant to one or more Joinder Agreements (together with SH Capital II LLC, collectively, the “Borrowers” and, individually, each a “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Error! Reference source not found. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower Representative with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower Representative and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower Representative and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Date:                       , 20[  ]

Exhibit G-1-1

EXHIBIT G-2

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Draw Down Note Purchase and Continuing Covenant Agreement dated as of September 4, 2025 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among SKY HARBOUR CAPITAL II LLC, a Delaware limited liability company (“SH Capital II LLC”), the other borrowers from time to time party thereto pursuant to one or more Joinder Agreements (together with SH Capital II LLC, collectively, the “Borrowers” and, individually, each a “Borrower”), the Lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Error! Reference source not found. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Date:                      , 20[  ]

Exhibit G-2-1

EXHIBIT G-3

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Draw Down Note Purchase and Continuing Covenant Agreement dated as of September 4, 2025 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among SKY HARBOUR CAPITAL II LLC, a Delaware limited liability company (“SH Capital II LLC”), the other borrowers from time to time party thereto pursuant to one or more Joinder Agreements (together with SH Capital II LLC, collectively, the “Borrowers” and, individually, each a “Borrower”), the Lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Error! Reference source not found. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and

(v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Date:                       , 20[  ]

Exhibit G-3-1

EXHIBIT G-4

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Draw Down Note Purchase and Continuing Covenant Agreement dated as of September 4, 2025 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among SKY HARBOUR CAPITAL II LLC, a Delaware limited liability company (“SH Capital II LLC”), the other borrowers from time to time party thereto pursuant to one or more Joinder Agreements (together with SH Capital II LLC, collectively, the “Borrowers” and, individually, each a “Borrower”), the Lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Error! Reference source not found. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and

(v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower Representative with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower Representative and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower Representative and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Date:                       , 20[  ]

Exhibit G-4-1